AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1998

                                                   REGISTRATION NO. 333 - 61539
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                AMENDMENT No. 2

                                       TO


                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                ---------------
                             SUNTRUST BANKS, INC.
            (Exact name of registrant as specified in its charter)

               GEORGIA                               6711                       58-1575035
    (State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
     incorporation or organization)      Classification Code Number)     Identification Number)

                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                (404) 588-7711
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                ---------------
                               RAYMOND D. FORTIN
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                (404) 588-7711
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  COPIES TO:

       C. WILLIAM BAXLEY         LATHAN M. EWERS, JR.            WILLIAM S. RUBENSTEIN
         KING & SPALDING           HUNTON & WILLIAMS        SKADDEN, ARPS, SLATE, MEAGHER &
      191 PEACHTREE STREET       951 EAST BYRD STREET                   FLOM LLP
    ATLANTA, GEORGIA 30303           P.O. BOX 1535                  919 THIRD AVENUE
         (404) 572-4600        RICHMOND, VIRGINIA 23219         NEW YORK, NEW YORK 10022
                                    (804) 788-8200                   (212) 735-3000

                                ---------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable following the effectiveness of this Registration
                                  Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[GRAPHIC]



[GRAPHIC]




                                MERGER PROPOSED

     Dear Fellow Shareholders,

     The Boards of Directors of SunTrust Banks, Inc. and Crestar Financial Corporation have agreed on a merger transaction which will result in the acquisition of Crestar by SunTrust. This merger will create the tenth largest bank holding company, measured by total assets, in the United States. The combined company will have expanded geographic operations in six states and Washington, D.C. and will be better positioned to be a strong competitor in the rapidly changing and consolidating financial services industry.


     If you approve the merger, Crestar will become a wholly owned subsidiary of SunTrust and Crestar shareholders will receive 0.96 shares of SunTrust common stock for each share of Crestar common stock they own. SunTrust shareholders will continue to hold their existing shares of SunTrust common stock after the merger. We estimate that, upon completion of the merger, approximately 34% of the outstanding SunTrust common stock will be owned by current Crestar shareholders and approximately 66% will be owned by persons who are SunTrust shareholders just before the merger is completed. After the merger, SunTrust senior management intends to recommend to the SunTrust board, which will include four current Crestar directors, that the annual dividend on SunTrust common stock be increased to $1.38 per share, effective as of the first quarterly dividend date to occur after the merger.


     AFTER CAREFUL CONSIDERATION THE BOARDS OF DIRECTORS OF SUNTRUST AND CRESTAR HAVE DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THEIR RESPECTIVE SHAREHOLDERS, AND EACH BOARD UNANIMOUSLY RECOMMENDS VOTING FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS PROVIDED FOR IN THE MERGER AGREEMENT.

     YOUR VOTE IS VERY IMPORTANT. We cannot complete the merger unless the shareholders of both companies approve the merger agreement and, in the case of SunTrust, the issuance of SunTrust common stock in the merger.

     We have each scheduled special meetings for our shareholders to vote on the merger agreement. Whether or not you plan to attend your shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. Crestar shareholders also may vote by telephone by calling 1-800-840-1208 (complete instructions are on your proxy card). If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the transaction. If you do not return your card (or, in the case of Crestar shareholders, you do not return your card or vote by telephone), the effect will be a vote against the merger. If your shares are held in "street name," you must instruct your broker in order to vote.

     The dates, times and places of the special meetings are as follows:



                      For SunTrust shareholders:

                      December 23, 1998, 3:00 p.m.

                      Room 10
                      SunTrust Bank, Atlanta Tower
                      25 Park Place, N.E.
                      Atlanta, Georgia


                   For Crestar shareholders:
                   December 23, 1998, 9:30 a.m.

                   Crestar Center
                   4th Floor Auditorium
                   919 East Main Street
                   Richmond, Virginia


     The document accompanying this letter contains additional information regarding the merger agreement, the proposed merger and the two companies. We encourage you to read this entire document carefully. You can also obtain more information about SunTrust and Crestar in documents we have filed with the Securities and Exchange Commission.

     We strongly support this strategic combination between SunTrust and Crestar and appreciate your prompt attention to this very important matter.


/s/ L. Phillip Humann         /s/ Richard G. Tilghman
---------------------         -----------------------
    L. Phillip Humann             Richard G. Tilghman
    Chairman of the Board and     Chairman of the Board and
    Chief Executive Officer       Chief Executive Officer
    SunTrust Banks, Inc.          Crestar Financial Corporation


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



     THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOVEMBER , 1998 AND IT IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT NOVEMBER , 1998.

                             SUNTRUST BANKS, INC.
                              303 PEACHTREE STREET
                             ATLANTA, GEORGIA 30308
                                ---------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        To Be Held On December 23, 1998




     A Special Meeting of Shareholders of SunTrust Banks, Inc. ("SunTrust") will be held on December 23, 1998, at 3:00 p.m., at Room 10, SunTrust Bank, Atlanta Tower, 25 Park Place, N.E., Atlanta, Georgia, for the following purposes:

   (1) To consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 20, 1998, by and among SunTrust, Crestar Financial Corporation ("Crestar") and SMR Corporation (Va.), a wholly owned subsidiary of SunTrust ("Sub"), and the transactions contemplated thereby, including the merger of Sub with and into Crestar (the "Merger") and the issuance of shares of common stock, par value $1.00 per share, of SunTrust pursuant to the Merger (the "Stock Issuance"); and
   (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the meeting.

     THE SUNTRUST BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SUNTRUST SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE STOCK ISSUANCE. PLEASE READ THE ACCOMPANYING JOINT PROXY
STATEMENT/PROSPECTUS FOR A DETAILED DESCRIPTION OF THE PROPOSAL.


     Only holders of record of SunTrust common stock as of the close of business on October 30, 1998, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements of the meeting. SunTrust will make available at the Special Meeting a list of shareholders entitled to vote at the meeting for examination by any shareholder, his agent or his attorney.


   We direct your attention to the documents submitted with this Notice.


                                           By Order of the Board of Directors


                                           /s/ Raymond D. Fortin
                                              ---------------------
                                               Raymond D. Fortin
                                               Corporate Secretary


Atlanta, Georgia
        , 1998
--------


     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING DOCUMENT.

CRESTAR FINANCIAL CORPORATION
919 EAST MAIN STREET
P.O. BOX 26665
RICHMOND, VA 23261-6665

RICHARD G. TILGHMAN                                                      CRESTAR
CHAIRMAN AND CHIEF EXECUTIVE OFFICER



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 23, 1998


     A Special Meeting of shareholders of Crestar Financial Corporation ("Crestar") will be held at 9:30 a.m. on December 23, 1998 at Crestar Center, 4th Floor Auditorium, 919 East Main Street, Richmond, Virginia to consider the following matters:

   (1) The proposal to approve the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of July 20, 1998, by and among Crestar, SunTrust Banks, Inc. and SMR Corporation (Va.), a wholly owned subsidiary of SunTrust ("Sub"), which agreement provides for Sub to merge with and into Crestar; and

   (2) Any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT.

     Only Crestar shareholders of record at the close of business on October 30, 1998 are entitled to notice of, and to vote at, this Special Meeting and any adjournments or postponements thereof. A list of shareholders entitled to vote will be available at Crestar's offices for a period of ten days prior to the Special Meeting, as well as at the Special Meeting, for examination by any shareholder, his agent or his attorney.

   Your attention is directed to the Joint Proxy Statement/Prospectus delivered with this Notice.


                                       By Order of the Board of Directors


                                   /s/ Linda F. Rigsby
                                       -------------------
                                       Linda F. Rigsby
                                       Corporate Secretary

Richmond, Virginia
           , 1998
-----------


     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO VOTE PROMPTLY BY CALLING 1-800-840-1208 OR BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER



Q:   WHY IS CRESTAR BEING ACQUIRED BY SUNTRUST?


A: Both the Crestar Board and the SunTrust Board believe the Merger is in the best interests of their respective companies and will provide significant benefits to their respective shareholders, customers and employees. The Boards believe the Merger will create a company with enhanced financial performance which will be better positioned to be a strong competitor in the rapidly changing and consolidating financial services industry. To review the background and reasons for the Merger in greater detail, see pages 17 through 23.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A:   CRESTAR SHAREHOLDERS. Crestar Shareholders will receive 0.96 shares of
SunTrust Common Stock in exchange for each share of Crestar Common Stock they hold. This is the "Exchange Ratio."

      SunTrust will not issue fractional shares in the Merger. Instead, Crestar Shareholders will receive a cash payment, without interest, for the value of any fraction of a share of SunTrust Common Stock that they would otherwise be entitled to receive based upon the market value (as determined in the Merger Agreement) of a share of SunTrust Common Stock at the time of the Merger.

      The SunTrust Common Stock and cash in lieu of fractional shares that Crestar Shareholders are entitled to receive in the Merger are referred to as the "Merger Consideration."


      SUNTRUST SHAREHOLDERS. Each share of SunTrust Common Stock held by SunTrust Shareholders will continue to represent one share of SunTrust Common Stock following the Merger. After the Merger, Crestar's former shareholders will own approximately 34% of SunTrust's outstanding shares of common stock and current SunTrust Shareholders will own approximately 66% of SunTrust's outstanding shares of common stock.

FOR EXAMPLE:

             o IF YOU OWN 100 SHARES OF CRESTAR COMMON STOCK, THEN AFTER THE MERGER YOU WILL RECEIVE 96 SHARES OF SUNTRUST COMMON STOCK.

             o IF YOU OWN 10 SHARES OF CRESTAR COMMON STOCK, THEN AFTER THE MERGER YOU WILL RECEIVE 9 SHARES OF SUNTRUST COMMON STOCK AND A CHECK FOR THE MARKET VALUE OF 0.6 TIMES THE MARKET VALUE OF ONE SHARE OF SUNTRUST COMMON STOCK.

             o IF YOU OWN 100 SHARES OF SUNTRUST COMMON STOCK, THEN AFTER THE MERGER THOSE SHARES WILL CONTINUE TO REPRESENT 100 SHARES OF SUNTRUST COMMON STOCK.

Q:   WHAT WILL MY DIVIDENDS BE AFTER THE MERGER?


A: After the Merger, SunTrust senior management intends to recommend to the SunTrust Board, which will include four current Crestar directors, that the annual dividend on SunTrust Common Stock be increased to $1.38 per share, effective as of the first quarterly dividend date to occur after the Merger. $1.32 is the amount that Crestar has recently paid as a regular annual dividend to its shareholders. This amounts to a pro forma equivalent dividend per share for current Crestar Shareholders of $1.3248. SunTrust cannot, however, assure these payments. The SunTrust Board will use its discretion to decide whether and when to declare dividends and in what amount, and it will consider all relevant factors in doing so.


Q:   WHAT RISKS SHOULD I CONSIDER?

A:   You should review "Risk Factors" on page 12.

      You should also review the factors considered by each company's Board of Directors. See "The Merger -- Background of and Reasons for the Merger" (page
17).

Q:   WHAT HAPPENS AS THE MARKET PRICE OF SUNTRUST COMMON STOCK FLUCTUATES?

A: The Exchange Ratio is fixed at 0.96. Since the market value of SunTrust Common Stock will fluctuate before and after the closing of the Merger, the value of the SunTrust Common Stock that Crestar Shareholders will receive in the Merger will fluctuate as well and could increase or decrease. You should obtain current market prices for shares of SunTrust Common Stock and shares of Crestar Common Stock.

Q:   WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A:   We are working to complete the Merger during the fourth quarter of 1998.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?


A:   CRESTAR SHAREHOLDERS. We expect that the exchange of shares by Crestar
Shareholders generally will be tax-free to Crestar Shareholders for U.S. federal income tax purposes. Crestar Shareholders will, however, have to pay taxes on cash received for fractional shares. To review the tax consequences to Crestar Shareholders in greater detail, see pages 40 and 41.


      YOUR TAX CONSEQUENCES WILL DEPEND ON YOUR PERSONAL SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.


                                     ( i )

      SUNTRUST SHAREHOLDERS. The Merger will have no tax consequences to SunTrust Shareholders.

Q:   WHAT AM I BEING ASKED TO VOTE UPON?

A: CRESTAR SHAREHOLDERS: You are being asked to approve the Merger Agreement which provides for the acquisition of Crestar through a merger of a SunTrust subsidiary into Crestar, following which Crestar will become a wholly owned subsidiary of SunTrust. Approval of the proposal requires the affirmative vote of more than two-thirds of the outstanding shares of Crestar Common Stock.

      THE CRESTAR BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS VOTING FOR THE APPROVAL OF THE MERGER AGREEMENT.

      SUNTRUST SHAREHOLDERS: You are being asked to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the issuance of SunTrust Common Stock to Crestar Shareholders. Approval of the proposal requires the affirmative vote of a majority of the shares voted, so long as the shares voted represent over 50% of the shares entitled to vote.

      THE SUNTRUST BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE STOCK ISSUANCE AND RECOMMENDS VOTING FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE STOCK ISSUANCE.

Q:   WHAT SHOULD I DO NOW?


A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at your meeting. If you are a Crestar Shareholder, you also may vote by telephone by calling 1-800-840-1208. We have included on your proxy card instructions for voting by telephone.

      If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the Merger Agreement and, in the case of SunTrust Shareholders, the issuance of SunTrust Common Stock in the Merger. If you are a Crestar Shareholder and you do not sign and send in your proxy (or vote by telephone) or you abstain, it will have the effect of a vote against the Merger. If you are a SunTrust Shareholder and you do not sign and send in your proxy or you abstain, your shares will not be counted as having voted at the SunTrust Meeting.

      The Crestar Meeting will take place at 9:30 a.m. on December 23, 1998, and the SunTrust Meeting will take place at 3:00 p.m. on December 23, 1998. You may attend your shareholders' meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of your shareholders' meeting by following the directions on pages 13 through 16 and either change your vote or attend your shareholders' meeting and vote in person.


Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE
MY SHARES FOR ME?

A: Your broker will vote your shares of Crestar Common Stock or SunTrust Common Stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted. If you are a Crestar Shareholder and do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the Merger.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If you are a Crestar Shareholder, after the Merger is completed we will send you written instructions for exchanging your Crestar Common Stock certificates for SunTrust Common Stock certificates. If you are a SunTrust Shareholder, the Merger will not require you to take any action regarding your SunTrust Common Stock certificates.


                      WHO CAN HELP ANSWER YOUR QUESTIONS

      If you want additional copies of this document, or if you want to ask any questions about the Merger, you should contact:


                            SUNTRUST SHAREHOLDERS:
                               James C. Armstrong
                              Investor Relations
                              SunTrust Banks, Inc.
                             303 Peachtree Street
                            Atlanta, Georgia 30308
                           Telephone: (404) 588-7425


                             CRESTAR SHAREHOLDERS:
                                Jeanne E. Napier
                Assistant Vice President -- Investor Relations
                         Crestar Financial Corporation
                             919 East Main Street
                            Richmond, Virginia 23219
                           Telephone: (804) 782-7933

                                     ( ii )

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

     SunTrust and Crestar have each made forward-looking statements in this document (and in certain documents that we refer to in this document) that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of SunTrust and/or Crestar set forth under "Questions and Answers About the Merger," "Summary," "The Merger -- Background of and Reasons for the Merger," "Management and Operations After the Merger" and "Unaudited Pro Forma Condensed Combined Financial Statements," and statements preceded by, followed by or that include the words "believes, "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     In particular, we have made statements in this document regarding expected cost savings from the Merger, estimated restructuring charges relating to the Merger, the anticipated accretive effect of the Merger and SunTrust's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, SunTrust has made certain assumptions regarding, among other things, the extent of operational overlap between SunTrust and Crestar, the amount of general and administrative expense consolidation, costs relating to converting Crestar bank operations and data processing to SunTrust's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies and the costs related to the Merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

     Moreover, any statements in this document regarding the anticipated accretive effect of the Merger and SunTrust's anticipated performance in future periods are subject to risks relating to, among other things, the following:

   1. expected cost savings from the Merger may not be fully realized or realized within the expected time-frame;

   2. revenues following the Merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger may be greater than expected;

   3. competitive pressures among depository and other financial institutions may increase significantly;

   4. costs of difficulties related to the integration of the businesses of SunTrust and Crestar may be greater than expected;

   5. changes in the interest rate environment may reduce margins;

   6. general economic or business conditions, either nationally or in the states or regions in which SunTrust and Crestar do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

   7. legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which SunTrust and Crestar are engaged;

   8. changes may occur in the securities markets; and

   9. competitors of SunTrust and Crestar may have greater financial resources and develop products that enable such competitors to compete more successfully than SunTrust and Crestar.

     Management of SunTrust believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations.


     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of SunTrust following completion of the Merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond SunTrust's and Crestar's ability to control or predict. For those statements, SunTrust and Crestar claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.



                                    ( iii )

                               TABLE OF CONTENTS






                                                             PAGE
                                                             ----
QUESTIONS AND ANSWERS ABOUT THE
   MERGER .............................................       i
A WARNING ABOUT FORWARD-LOOKING
   INFORMATION ........................................      iii
SUMMARY ...............................................        1
   The Companies ......................................        1
   The Meetings .......................................        1
   Record Date; Voting Power ..........................        1
   Votes Required .....................................        1
   Share Ownership of Management ......................        1
   Recommendations ....................................        2
   Opinions of Financial Advisors .....................        2
   Terms of the Merger Agreement ......................        2
   Stock Option Agreements ............................        3
   Interests of Certain Persons in the Merger .........        3
   Directors of SunTrust Following the Merger .........        4
   Accounting Treatment ...............................        4
   Resales of SunTrust Common Stock ...................        4
   Regulatory Approvals ...............................        4
   Appraisal Rights ...................................        4
   Differences in the Rights of Shareholders ..........        4
   Recent Developments ................................        5
   Market Price and Dividend Information ..............        5
   Selected Financial Data ............................        7
RISK FACTORS ..........................................       12
   Fixed Merger Consideration Despite Potential
     Change in Relative Stock Prices ..................       12
   Uncertainties in Integrating Business Operations
     and Realizing Enhanced Earnings ..................       12
THE MEETINGS ..........................................       13
   General ............................................       13
   SunTrust Meeting ...................................       13
   Crestar Meeting ....................................       15
THE MERGER ............................................       17
   Structure of the Merger ............................       17
   Background of and Reasons for the Merger ...........       17
   Opinions of Financial Advisors .....................       23
   Exchange of Crestar Common Stock for SunTrust
     Common Stock .....................................       30
   Terms of the Merger Agreement ......................       31
   Interests of Certain Persons in the Merger .........       35
   Accounting Treatment ...............................       37
   Resales of SunTrust Common Stock ...................       38
   Regulatory Approvals ...............................       38
   Appraisal Rights ...................................       40
   Material Federal Income Tax Consequences ...........       40
   The Stock Option Agreements ........................       41
   Crestar Rights Agreement ...........................       45
MANAGEMENT AND OPERATIONS AFTER
THE MERGER ............................................       46
COMPARATIVE RIGHTS OF
SHAREHOLDERS ..........................................       47
EXPERTS ...............................................       55
LEGAL MATTERS .........................................       55
SHAREHOLDER PROPOSALS .................................       55
WHERE YOU CAN FIND MORE
INFORMATION ...........................................       56
UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION ........................       58
ANNEXES
Annex A -- Merger Agreement ...........................      A-1
Annex B -- Opinion of Lehman Brothers Inc. ............      B-1
Annex C -- Opinion of Morgan Stanley & Co.
        Incorporated ..................................      C-1


                                      ( iv )

                                    SUMMARY


     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS TO WHICH WE REFER YOU, INCLUDING THE MERGER AGREEMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 56).




THE COMPANIES

SUNTRUST BANKS, INC.
303 Peachtree Street
Atlanta, Georgia 30308
(404) 588-7711

      SunTrust is a bank holding company based in Atlanta, Georgia. SunTrust offers traditional deposit and credit services as well as trust and investment services through 697 full-service banking offices in Florida, Georgia, Tennessee and Alabama. SunTrust also provides, through various subsidiaries, credit cards, mortgage banking, credit-related insurance, data processing and information services, discount brokerage and investment banking services.

CRESTAR FINANCIAL CORPORATION
919 East Main Street
Richmond, Virginia 23261
(804) 782-5000

      Crestar is the holding company for Crestar Bank with 396 banking offices in Virginia, Maryland and the District of Columbia. Crestar also provides, through various subsidiaries, insurance, equipment and automobile leasing, mortgage banking and full-service securities and investment advisory services.


THE MEETINGS (PAGES 13 AND 15)

      SUNTRUST. The SunTrust Meeting will be held at Room 10 SunTrust Bank, Atlanta Tower, 25 Park Place, N.E., Atlanta, Georgia, at 3:00 p.m., local time, on December 23, 1998. At the SunTrust Meeting, SunTrust Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and approve the issuance of SunTrust Common Stock in connection with the Merger.

      CRESTAR. The Crestar Meeting will be held at Crestar Center, 4th Floor Auditorium, 919 East Main Street, Richmond, Virginia, at 9:30 a.m., local time, on December 23, 1998. At the Crestar Meeting, Crestar Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.



RECORD DATE; VOTING POWER (PAGES 13 AND 15)


      SUNTRUST. You are entitled to vote at the SunTrust Meeting if you owned shares on October 30, 1998, the SunTrust Record Date. As of such date, there were 209,568,155 shares of SunTrust Common Stock issued and outstanding held by approximately 30,221 holders of record. SunTrust Shareholders are entitled to one vote per share on any matter that may properly come before the SunTrust Meeting.

      CRESTAR. You are entitled to vote at the Crestar Meeting if you owned shares on October 30, 1998, the Crestar Record Date. On such date, there were 114,144,118 shares of Crestar Common Stock issued and outstanding held by approximately 20,807 holders of record. Crestar Shareholders are entitled to one vote per share on any matter that may properly come before the Crestar Meeting.



VOTES REQUIRED (PAGES 13 AND 15)

      SUNTRUST. Approval by the SunTrust Shareholders of the proposal to approve and adopt the Merger Agreement and the issuance of SunTrust Common Stock will require a greater number of votes cast in favor of the proposal than the number of votes cast opposing such proposal, so long as the total number of votes cast on the proposal represents over 50% of the shares entitled to vote.

      CRESTAR. Approval by the Crestar Shareholders of the proposal to approve and adopt the Merger Agreement will require the affirmative vote of more than two-thirds of the shares of Crestar Common Stock outstanding on the Crestar Record Date.

SHARE OWNERSHIP OF MANAGEMENT (PAGES 14 AND 15)


      On the SunTrust Record Date, the executive officers and directors of SunTrust, including their affiliates, had voting power with respect to an aggregate of 5,268,754 shares of SunTrust Common Stock, or approximately 2.5% of the shares of SunTrust Common Stock then outstanding. On the SunTrust Record Date, directors and executive officers of Crestar did not beneficially own any shares of SunTrust Common Stock.

      On the Crestar Record Date, the executive officers and directors of Crestar, including their affiliates, had voting power with respect to an aggregate of 1,944,189 shares of Crestar Common Stock, or approximately 1.7% of the shares of Crestar Common Stock then outstanding. On the Crestar Record Date, directors and executive officers of SunTrust did not beneficially own any shares of Crestar Common Stock.

      We currently expect that such directors and executive officers of SunTrust and Crestar will vote the shares of SunTrust Common Stock and Crestar Common Stock, respectively, owned by them FOR the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including, in the case of SunTrust, the issuance of SunTrust Common Stock pursuant to the Merger.

RECOMMENDATIONS (PAGES 14 AND 15)


      The SunTrust Board and the Crestar Board have each unanimously approved and adopted the Merger Agreement, and each Board recommends a vote FOR approval of the Merger Agreement and the transactions contemplated thereby. You also should refer to the reasons that each of the SunTrust Board and the Crestar Board considered in determining whether to approve and adopt the Merger Agreement on pages 19 through 23.


OPINIONS OF FINANCIAL ADVISORS (PAGE 23)


      SUNTRUST. Lehman Brothers Inc., financial advisor to SunTrust, rendered an opinion dated as of July 20, 1998 to the SunTrust Board that as of such date the Exchange Ratio was fair to SunTrust from a financial point of view. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered, is attached to this document as Annex B. SunTrust Shareholders should read the fairness opinion of Lehman Brothers in its entirety.


      CRESTAR. Morgan Stanley & Co. Incorporated, financial advisor to Crestar, rendered an opinion dated as of July 19, 1998 to the Crestar Board that as of such date, the Exchange Ratio was fair to the Crestar Shareholders from a financial point of view. Morgan Stanley subsequently confirmed its July 19, 1998 opinion by delivery to the Crestar Board of a written opinion dated as of the date of this document. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered, is attached to this document as Annex C. Crestar Shareholders should read the fairness opinion of Morgan Stanley in its entirety.


TERMS OF THE MERGER AGREEMENT (PAGE 31)


      THE MERGER AGREEMENT IS ATTACHED TO THIS DOCUMENT AS ANNEX A. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

      GENERAL. The Merger Agreement provides that Sub will be merged with and into Crestar, with Crestar becoming a wholly owned subsidiary of SunTrust.

      EXCHANGE RATIO. As a result of the Merger, Crestar Shareholders will receive 0.96 shares of SunTrust Common Stock for each share of Crestar Common Stock they own. SunTrust will not issue fractional shares. Instead, Crestar Shareholders will receive a check equal to the amount of any fractional share they would otherwise receive.

      EFFECTIVE TIME. The Merger will become effective upon the filing of articles of merger with the State Corporation Commission of Virginia. The Merger Agreement provides that the parties will file such articles of merger as soon as practicable following the satisfaction or waiver of the conditions to the Merger.

      CONDITIONS TO THE MERGER. The completion of the Merger depends upon the satisfaction of a number of conditions, including:

      o approval of the Merger Agreement by the Crestar Shareholders and the SunTrust Shareholders;

      o receipt of listing approval from the New York Stock Exchange for the SunTrust Common Stock to be issued in the Merger;

      o receipt of all necessary authorizations, orders and consents of governmental authorities and the expiration of any regulatory waiting periods;

      o effectiveness of the registration statement of SunTrust relating to the shares of SunTrust Common Stock to be issued to Crestar Shareholders in the Merger, of which this document forms a part;

      o receipt from Arthur Andersen LLP and KPMG Peat Marwick LLP of letters confirming that the Merger qualifies for pooling of interests accounting treatment; and

      o receipt of opinions of Crestar's and SunTrust's counsel that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.


      Unless prohibited by law, either SunTrust or Crestar could elect to waive a condition that has not been satisfied and complete the Merger anyway. If either SunTrust or Crestar fails to obtain the opinion of its counsel that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and either SunTrust or Crestar, respectively, decides to waive the receipt of such opinion as a condition to the completion of the Merger, then SunTrust or Crestar, as applicable, will resolicit the vote of its shareholders to approve the Merger Agreement. See "The Merger -- Material Federal Income Tax Consequences."


      TERMINATION. Either Crestar or SunTrust may call off the Merger under certain circumstances, including if:

      o both parties consent in writing;

      o the Merger is not completed before March 31, 1999;

      o legal restraints prevent the Merger;

      o the Crestar Shareholders or the SunTrust Shareholders do not approve the Merger Agreement;

      o the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the Merger Agreement and such breach is not cured within 30 days of notice to such party; or

      o any condition to such party's obligations under the Merger Agreement has not been met or waived at a time when such condition could no longer be satisfied.

      In addition, SunTrust may call off the Merger if the Crestar Board (i) withdraws, or modifies in a manner adverse to SunTrust, its approval or recommendation of the Merger Agreement or the Merger or (ii) approves, recommends or causes Crestar to enter into any agreement with respect to any merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Crestar or any subsidiary of Crestar, or any purchase of all or any material portion of the assets of Crestar or any subsidiary of Crestar.

      FEES AND EXPENSES. SunTrust and Crestar will pay their own fees, costs and expenses incurred in connection with the Merger Agreement except that they will equally divide printing and mailing costs associated with this document and all filing and registration fees. In addition, each of Crestar and SunTrust have agreed that if the Merger Agreement is terminated under certain circumstances, including the withdrawal by the Crestar Board of its recommendation to the Crestar Shareholders with respect to the Merger or the failure of the SunTrust Shareholders or Crestar Shareholders, respectively, to approve the Merger Agreement at their respective special meetings, then, depending upon the reason for termination, either Crestar or SunTrust, as applicable, will reimburse all out-of-pocket expenses and fees of the other party relating to the transactions contemplated by the Merger Agreement.



STOCK OPTION AGREEMENTS (PAGE 41)


      As an inducement to SunTrust to enter into the Merger Agreement, Crestar granted SunTrust an irrevocable option to purchase from Crestar up to 22,338,161 shares of Crestar Common Stock at a price of $62.875 per share.

      As an inducement to Crestar to enter into the Merger Agreement, SunTrust granted Crestar an irrevocable option to purchase from SunTrust up to 21,097,697 shares of SunTrust Common Stock at a price of $87.00 per share.

      The grantee of each of the options discussed above may exercise such option only under certain limited and specifically defined circumstances (none of which, to the best knowledge of SunTrust and Crestar, has occurred as of the date of this document). At the request of the holder of each option, under certain circumstances, the issuer of that option will repurchase for a formula price such option and any shares of the issuer's common stock purchased upon the exercise of the option and beneficially owned by such holder at that time.

      The purchase of any shares of Crestar Common Stock or SunTrust Common Stock, as the case may be, pursuant to the options is subject to compliance with applicable law, including receipt of any approvals under the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder.


      Certain aspects of the options may have the effect of discouraging parties who might be interested in acquiring all of or a significant interest in Crestar or SunTrust, as the case may be, from considering or proposing such an acquisition, even if such persons, in the case of an acquisition with respect to Crestar, were prepared to offer to pay consideration to the Crestar Shareholders that had a higher value than the shares of SunTrust Common Stock to be received for each share of Crestar Common Stock in the Merger.


INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 35)


      A number of directors and executive officers of Crestar have interests in the Merger as employees and/or directors that are different from, or in addition to, yours as a Crestar Shareholder. The Crestar Board recognized these interests and determined that they did not affect the benefits of the Merger to the Crestar Shareholders.

      If the Merger takes place, Mr. Richard G. Tilghman, currently the Chairman of the Board and Chief Executive Officer of Crestar, will be named Vice-Chairman of the SunTrust Board, and three additional non-employee members of the Crestar Board will become members of the SunTrust Board. Certain members of the senior management of Crestar also will remain as senior management of Crestar and/or become members of senior management of SunTrust. SunTrust has entered into employment agreements with Mr. Tilghman and Mr. James M. Wells III, currently the President and Chief Operating Officer of Crestar, which would become effective if the Merger takes place. Also, certain indemnification arrangements and directors' and officers' liability insurance for existing directors and officers of Crestar will be continued by SunTrust and by Crestar after the Merger.

      In addition, if the Merger takes place, (i) options to purchase Crestar Common Stock held by Crestar's directors and officers will be automatically converted into options to acquire shares of SunTrust Common Stock adjusted to account for the Exchange Ratio and (ii) an aggregate of 202,824 performance shares previously awarded under Crestar's stock option plans to certain Crestar executives will be paid out in shares of Crestar

Common Stock immediately prior to the Merger. Further, if the Merger is completed and 22 Crestar executives with whom Crestar has severance agreements are terminated under certain circumstances, then such persons would be entitled to aggregate benefits (if all of such persons are terminated following completion of the Merger) of approximately $20 million under such agreements. Upon the signing of the Merger Agreement, outstanding unvested options to purchase an aggregate of 510,450 shares of Crestar Common Stock became exercisable in full. Of these, Messrs. Tilghman, Wells and the 22 other Crestar executives held options to purchase 295,400 shares of Crestar Common Stock at a per share weighted average exercise price of $51.42.



DIRECTORS OF SUNTRUST FOLLOWING THE MERGER (PAGES 35 AND 46)


      The Merger Agreement provides that Mr. Tilghman will become a member of the SunTrust Board, and SunTrust has agreed that he will be named as Vice Chairman of the SunTrust Board. In addition, SunTrust has agreed to appoint three additional persons who are currently members of the Crestar Board to the SunTrust Board.



ACCOUNTING TREATMENT (PAGE 37)


      We expect the Merger to be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. In order to comply with certain accounting requirements for pooling of interests transactions, SunTrust has ceased its share repurchase program and will need to reissue certain shares of SunTrust Common Stock.



RESALES OF SUNTRUST COMMON STOCK (PAGE 38)


      Shares of SunTrust Common Stock received by Crestar Shareholders in the Merger will be freely transferable by the holders, except for those shares held by holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and holders of ten percent or more of SunTrust Common Stock) of Crestar or SunTrust under applicable federal securities laws. Both Crestar and SunTrust have agreed to provide to the other the written agreements of certain "affiliates" of each of them that such "affiliates" will not dispose of their shares of Crestar Common Stock and SunTrust Common Stock, except in compliance with the Securities Act of 1933 and applicable accounting rules governing pooling of interests.



REGULATORY APPROVALS (PAGE 38)


      SunTrust and Crestar are both required to make certain filings with or obtain approvals from certain regulatory authorities to effect the Merger. These consents and approvals include the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as well as approvals of or notices to certain other state agencies and other authorities.


      The application and notice filed with the Federal Reserve Board was approved on October 28, 1998. The State Corporation Commission of Virginia approved the Merger on October 26, 1998. All other necessary applications and notices have been filed.

      We cannot predict whether or when we will obtain all required regulatory approvals that have not already been obtained.


APPRAISAL RIGHTS (PAGE 40)


      Neither SunTrust nor Crestar Shareholders will have the right to an appraisal of the value of their shares of SunTrust Common Stock or Crestar Common Stock, respectively, in the Merger.



DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS (PAGE 47)


      SunTrust is incorporated under the laws of the State of Georgia and Crestar is incorporated under the laws of the Commonwealth of Virginia. Crestar Shareholders, upon completion of the Merger, will become SunTrust Shareholders, and their rights as such will be governed by Georgia law and SunTrust's articles of incorporation and bylaws.

                              RECENT DEVELOPMENTS

     In connection with the review by the Staff of the Securities and Exchange Commission of documents related to the Merger, and the Staff's comments thereon, SunTrust has lowered its provision for loan losses in 1996, 1995 and 1994 by $40 million, $35 million and $25 million, respectively. The effect of this action was to increase SunTrust's net income in those years by $24.4 million, $21.4 million and $15.3 million, respectively. Further, as of December 31, 1997 and 1996, the reserve for loan losses has been decreased by a total of $100 million and shareholders' equity has been increased by a total of $61 million. All amounts included herein have been restated to give effect to the above adjustments. SunTrust has amended certain of its reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, to reflect, among other things, the adjustments to its historical financial statements resulting from the foregoing. See "Where You Can Find More Information." All historical financial information for SunTrust and all pro forma financial information for SunTrust and Crestar combined included in this document has been adjusted to reflect the adjustments to SunTrust's loan loss provision discussed above. See " -- Selected Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."



                     MARKET PRICE AND DIVIDEND INFORMATION

COMPARATIVE MARKET PRICE DATA


     The following table presents trading information for SunTrust Common Stock and Crestar Common Stock on the New York Stock Exchange on July 17, 1998 and November 11, 1998. July 17, 1998 was the last full trading day prior to our announcement of the signing of the Merger Agreement. November 11, 1998 was the last practicable trading day for which information was available prior to the date of this document.





                                          SUNTRUST                            CRESTAR COMMON
                                        COMMON STOCK                              STOCK
                                     (DOLLARS PER SHARE)                   (DOLLARS PER SHARE)
                            ------------------------------------- --------------------------------------
                                HIGH        LOW         CLOSE         HIGH          LOW         CLOSE
                            ----------- ----------- ------------- ------------ ------------- -----------
July 17, 1998 .............  $  87.75    $  86.50    $  87.4375    $  64.875    $  61.4375    $  64.00
November 11, 1998 .........     71.125      68.8125     68.875        67.125       64.625        65.00



                                      SUNTRUST COMMON
                                    STOCK PRICE X 0.96
                                    (DOLLARS PER SHARE)
                            -----------------------------------
                                HIGH        LOW        CLOSE
                            ----------- ----------- -----------
July 17, 1998 .............  $  84.24    $  83.04    $  83.94
November 11, 1998 .........     68.28       66.06       66.12


     We urge you to obtain current market quotations for SunTrust Common Stock and Crestar Common Stock. We expect that the market price of SunTrust Common Stock will fluctuate between the date of this document and the date on which the Merger is completed and thereafter. Because the number of shares of SunTrust Common Stock to be received by Crestar Shareholders in the Merger is fixed and the market price of SunTrust Common Stock is subject to fluctuation, the value of the shares of SunTrust Common Stock that Crestar Shareholders will receive in the Merger may increase or decrease prior to and after the Merger. See "Risk Factors -- Fixed Merger Consideration Despite Potential Change in Relative Stock Prices."

HISTORICAL MARKET PRICES AND DIVIDENDS

     SUNTRUST. SunTrust Common Stock is listed on the New York Stock Exchange under the symbol "STI." On the SunTrust Record Date, there were approximately 30,221 holders of record of SunTrust Common Stock. The following table sets forth for the calendar quarter indicated the high and low sales prices per share of SunTrust Common Stock as reported on the New York Stock Exchange, and the dividends per share of SunTrust Common Stock, through November 11, 1998. The prices per share of SunTrust Common Stock set forth below have been adjusted to reflect a two-for-one stock split completed in May 1996.



                                                                                    DIVIDENDS
QUARTER ENDED                                              HIGH          LOW        DECLARED
----------------------------------------------------   -----------   -----------   ----------
1996:
First quarter ......................................    $  38.38      $  32.00       $ .20
Second quarter .....................................       38.00         33.25         .20
Third quarter ......................................       41.50         34.88         .20
Fourth quarter .....................................       52.50         40.88         .225
1997:
First quarter ......................................    $  54.75      $  46.13       $ .225
Second quarter .....................................       59.00         44.13         .225
Third quarter ......................................       70.44         54.75         .225
Fourth quarter .....................................       75.25         61.13         .25
1998:
First quarter ......................................    $  77.44      $  65.25         .25
Second quarter .....................................       83.44         73.38         .25
Third quarter ......................................       87.75         54.00         .25
Fourth quarter (through November 11, 1998) .........       74.125        55.06         .25



     CRESTAR. Crestar Common Stock is listed on the New York Stock Exchange under the symbol "CF." On the Crestar Record Date, there were approximately 20,807 holders of record of Crestar Common Stock. The following table sets forth for the calendar quarter indicated the high and low sales prices per share of Crestar Common Stock as reported on the New York Stock Exchange, and the dividends per share of Crestar Common Stock, through November 11, 1998. The prices per share of Crestar Common Stock set forth below have been adjusted to reflect a two-for-one stock split completed in January 1997.



                                                                                    DIVIDENDS
QUARTER ENDED                                              HIGH          LOW        DECLARED
----------------------------------------------------   -----------   -----------   ----------
1996:
First quarter ......................................    $  29.81      $  26.50      $  .225
Second quarter .....................................       29.19         26.63         .26
Third quarter ......................................       30.69         26.19         .26
Fourth quarter .....................................       37.75         29.00         .53
1997:
First quarter ......................................    $  38.75      $  34.38         .00
Second quarter .....................................       42.63         33.63         .29
Third quarter ......................................       49.19         39.25         .29
Fourth quarter .....................................       57.25         43.00         .29
1998:
First quarter ......................................    $  60.81      $  49.00         .29
Second quarter .....................................       63.13         52.38         .33
Third quarter ......................................       75.13         48.94         .33
Fourth quarter (through November 11, 1998) .........       69.75         51.44        N/A


DIVIDEND POLICY OF SUNTRUST


     The SunTrust Board and senior management of SunTrust are aware that a difference exists in the annual dividends per share paid by SunTrust and Crestar. After the Merger, SunTrust senior management intends to recommend to the SunTrust Board, which will include four current Crestar directors, that the annual dividend on SunTrust Common Stock be increased to $1.38 per share, effective as of the first quarterly dividend date to occur after the Merger. Crestar's current annual dividend rate is $1.32 per share. At the dividend rate of $1.38 per share, the pro forma equivalent dividend per share for current Crestar Shareholders would be $1.3248 annually. SunTrust cannot, however, assure these payments. The SunTrust Board will use its discretion to decide whether and when to declare dividends and in what amount, and it will consider all relevant factors in doing so.

                            SELECTED FINANCIAL DATA


     The following tables show financial results actually achieved by each of SunTrust and Crestar (the "historical" figures). The tables also show results as if the companies had been combined for the periods presented (the "pro forma combined" figures). Pro forma combined figures are simply arithmetical combinations of SunTrust's and Crestar's separate financial results; you should not assume that SunTrust and Crestar would have achieved the pro forma combined results if they had actually been combined during the periods presented. See "Unaudited Pro Forma Condensed Combined Financial Information" (page 58).

     SunTrust's annual historical figures are derived from financial statements audited by Arthur Andersen LLP, independent public accountants of SunTrust. Crestar's annual historical figures are derived from financial statements audited by KPMG Peat Marwick LLP, independent auditors of Crestar, whose report refers to their reliance on another auditor's report with respect to amounts related to Citizens Bancorp for 1996 and 1995 included in Crestar's consolidated financial statements (Crestar acquired Citizens Bancorp on December 31, 1996). The annual historical information presented below should be read together with the consolidated audited financial statements of SunTrust and Crestar incorporated in this document by reference. See "Where You Can Find More Information" (page 56). Figures for the nine months ended September 30, 1998 and 1997 are unaudited, but SunTrust and Crestar each believes that its own nine-month figures reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for those periods. You should not assume that the results for the first nine months of 1998 are indicative of results for any future period.


     We expect to incur restructuring and merger-related expenses as a result of combining our companies. We also anticipate that the Merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

                     COMPARATIVE UNAUDITED PER SHARE DATA




                                                                               AS OF OR FOR THE YEAR ENDED
                                                       AS OF OR FOR THE                DECEMBER 31,
                                                      NINE MONTHS ENDED    ------------------------------------
                                                      SEPTEMBER 30, 1998      1997         1996         1995
                                                     -------------------   ----------   ----------   ----------
EARNINGS PER SHARE OF COMMON STOCK:
SunTrust
 Historical
   Diluted .......................................         $  2.64          $  3.13      $  2.87      $  2.56
   Basic .........................................            2.68             3.17         2.91         2.59
 Pro forma combined ..............................
   Diluted .......................................            2.56             3.04         2.60         2.38
   Basic .........................................            2.59             3.09         2.63         2.41
Crestar
 Historical
   Diluted .......................................            2.30             2.77         1.95         1.92
   Basic .........................................            2.33             2.80         1.97         1.95
 Pro forma equivalent (1)
   Diluted .......................................            2.45             2.92         2.49         2.28
   Basic .........................................            2.49             2.97         2.53         2.31
CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK:
SunTrust
 Historical ......................................        $   .750         $   .925     $   .825     $   .740
 Pro forma combined (2) ..........................            .750             .925         .825         .740
Crestar
 Historical (3) ..................................            .950             .870        1.275         .875
 Pro forma equivalent (1) ........................            .720             .888         .792         .710
BOOK VALUE PER SHARE AT PERIOD END:
SunTrust
 Historical ......................................        $  25.29          $ 25.06      $ 22.41      $ 19.08
 Pro forma combined ..............................           23.95            23.10        20.62        18.35
Crestar
 Historical ......................................           20.51            18.49        16.20        16.12
 Pro forma equivalent (1) ........................           23.00            22.18        19.79        17.61


---------
(1) Pro forma equivalent amounts for the Merger are calculated by multiplying the pro forma combined amounts of SunTrust by the Exchange Ratio of 0.96.

(2) Pro forma combined dividends per share represent historical dividends per share paid by SunTrust.

(3) Crestar declared five quarterly dividends in 1996 and three quarterly dividends in 1997. Crestar, however, paid four quarterly dividends in each year.

                SUNTRUST HISTORICAL CONSOLIDATED FINANCIAL DATA





                                                          AS OF OR FOR THE
                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                             (UNAUDITED)
                                              -----------------------------------------
                                                      1998                 1997
                                              -------------------- --------------------
SUMMARY OF OPERATIONS                         (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
Interest and dividend income ................    $    2,920.1         $    2,696.4
Interest expense ............................         1,437.0              1,287.5
                                                 ------------         ------------
Net interest income .........................         1,483.1              1,408.9
Provision for loan losses ...................            93.5                 84.4
                                                 ------------         ------------
Net interest income after provision for
 loan losses ................................         1,389.6              1,324.5
Noninterest income ..........................           876.4                686.9
Noninterest expense .........................         1,441.5              1,251.7
                                                 ------------         ------------
Income before provision for income tax                  824.5                759.7
Provision for income taxes ..................           269.8                264.6
                                                 ------------         ------------
Net income ..................................    $      554.7         $      495.1
                                                 ============         ============
Net interest income (taxable-equivalent)         $    1,506.6         $    1,436.9
PER COMMON SHARE (1)
Net income-diluted ..........................    $       2.64        $        2.31
Net income-basic ............................            2.68                 2.34
Dividends paid ..............................           0.750                0.675
SELECTED AVERAGE BALANCES
Total assets (2) ............................    $   59,668.5         $   53,600.0
Earnings assets (2) .........................        54,662.3             49,338.4
Loans (5) ...................................        41,370.6             36,938.7
Deposits ....................................        36,456.7             35,906.9
Realized shareholders' equity ...............         3,418.9              3,222.3
Total shareholders' equity (2) ..............         5,681.7              5,083.1
AT PERIOD END
Total assets (2) ............................    $   60,841.3         $   55,554.2
Earning assets (2) ..........................        55,878.9             50,892.6
Loans (5) ...................................        42,889.5             38,475.5
Reserve for loan losses .....................           666.1                647.1
Deposits ....................................        36,483.0             36,217.1
Long-term debt ..............................         4,605.3              3,026.2
Realized shareholders' equity ...............         3,496.0              3,172.2
Total shareholders' equity (2) ..............         5,284.4              5,050.1
RATIOS AND OTHER DATA
ROA (2) .....................................             1.33%(3)             1.32%(3)
ROE (2) .....................................            21.69 (3)            20.54 (3)
Net interest margin (2) .....................             3.95 (3)             4.15 (3)
Efficiency ratio ............................            60.5                 58.9
Tier 1 capital ratio (4) ....................             7.49                 7.71
Total capital ratio (4) .....................            12.83                11.29
Tier 1 leverage ratio (4) ...................             7.10                 6.74
Total shareholders' equity to assets ........             8.69                 9.09
Nonperforming assets to total loans plus
 other real estate owned ....................             0.37 (3)             0.50 (3)
Common dividend payout ratio ................             28.3                 29.0
Full-time equivalent employees ..............           21,870               21,060
Average common shares-diluted (in
 thousands) .................................          210,297              214,466
Average common shares-basic (in
 thousands) .................................          207,110              211,289



                                                                           AS OF OR FOR THE
                                                                       YEAR ENDED DECEMBER 31,
                                              --------------------------------------------------------------------------
                                                   1997           1996           1995           1994           1993
                                              -------------- -------------- -------------- -------------- --------------
SUMMARY OF OPERATIONS                                        (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
Interest and dividend income ................  $   3,650.8    $   3,246.0    $   3,027.2    $   2,552.3    $   2,362.3
Interest expense ............................      1,756.4        1,461.8        1,350.8          932.5          790.7
                                               -----------    -----------    -----------    -----------    -----------
Net interest income .........................      1,894.4        1,784.2        1,676.4        1,619.8        1,571.6
Provision for loan losses ...................        117.0           75.9           77.1          112.8          189.1
                                               -----------    -----------    -----------    -----------    -----------
Net interest income after provision for
 loan losses ................................      1,777.4        1,708.3        1,599.3        1,507.0        1,382.5
Noninterest income ..........................        934.2          818.0          713.1          700.0          726.5
Noninterest expense .........................      1,685.6        1,583.1        1,451.5        1,400.0        1,408.4
                                               -----------    -----------    -----------    -----------    -----------
Income before provision for income tax             1,026.0          943.2          860.9          807.0          700.6
Provision for income taxes ..................        358.7          302.2          274.1          269.0          226.9
                                               -----------    -----------    -----------    -----------    -----------
Net income ..................................  $     667.3    $     641.0    $     586.8    $     538.0    $     473.7
                                               ===========    ===========    ===========    ===========    ===========
Net interest income (taxable-equivalent)       $   1,931.0    $   1,824.3    $   1,726.0    $   1,675.6    $   1,634.4
PER COMMON SHARE (1)
Net income-diluted ..........................  $      3.13    $      2.87    $      2.56    $      2.32    $      1.99
Net income-basic ............................         3.17           2.91           2.59           2.35           2.01
Dividends paid ..............................        0.925          0.825          0.740          0.660          0.580
SELECTED AVERAGE BALANCES
Total assets (2) ............................  $  54,372.0     $ 47,788.9     $ 43,106.4     $ 40,495.6     $ 37,524.9
Earnings assets (2) .........................     46,996.3       41,831.0       38,401.4       36,111.0       34,047.3
Loans (5) ...................................     37,516.2       32,792.5       29,709.3       26,412.6       24,162.8
Deposits ....................................     35,915.3       34,241.3       31,808.7       30,877.8       29,683.3
Realized shareholders' equity ...............      3,219.4        3,306.6        3,072.9        2,964.0        2,875.1
Total shareholders' equity (2) ..............      5,079.0        4,664.2        3,925.9        3,575.4        2,877.2
AT PERIOD END
Total assets (2) ............................  $  58,082.7     $ 52,568.2     $ 46,531.5     $ 42,734.1     $ 40,728.4
Earning assets (2) ..........................     49,743.3       45,182.1       40,530.0       38,045.6       35,904.5
Loans (5) ...................................     40,135.5       35,404.2       31,301.4       28,548.9       25,292.1
Reserve for loan losses .....................        651.8          625.8          638.9          622.0          561.2
Deposits ....................................     38,197.5       36,890.4       33,183.2       32,218.4       30,485.8
Long-term debt ..............................      3,171.8        1,565.3        1,002.4          930.4          630.4
Realized shareholders' equity ...............      3,211.5        3,339.2        3,147.6        2,898.5        2,845.8
Total shareholders' equity (2) ..............      5,260.4        4,941.0        4,306.2        3,468.6        3,609.6
RATIOS AND OTHER DATA
ROA (2) .....................................         1.30%          1.41%          1.41%          1.36%          1.26%
ROE (2) .....................................        20.73          19.39          19.10          18.15          16.48
Net interest margin (2) .....................         4.11           4.36           4.49           4.64           4.80
Efficiency ratio ............................         58.8           59.9           59.5           58.9           59.7
Tier 1 capital ratio (4) ....................         7.19           7.59           7.86           7.99           8.88
Total capital ratio (4) .....................        12.33          10.99           9.79          10.09          10.55
Tier 1 leverage ratio (4) ...................         6.59           6.51           6.78           6.71           6.82
Total shareholders' equity to assets ........         9.06           9.40           9.25           8.12           8.86
Nonperforming assets to total loans plus
 other real estate owned ....................         0.37           0.72           0.80           0.96           1.61
Common dividend payout ratio ................         29.3           29.8           29.8           30.1           30.6
Full-time equivalent employees ..............       21,227         20,863         19,415         19,408         19,532
Average common shares-diluted (in
 thousands) .................................      213,480        223,486        229,544        232,078        237,805
Average common shares-basic (in
 thousands) .................................      210,243        220,364        226,665        229,317        235,189



---------
(1) Per common share data has been restated to reflect SunTrust's two-for-one stock split, which was effected by means of a stock dividend in May 1996.

(2) Total assets, earning assets and total shareholders' equity include net unrealized securities gains. The calculations of ROA, ROE and net interest margin exclude this gain due to the fact that the net unrealized gain is not included in income.

(3) These amounts have been annualized.

(4) These ratios are calculated in accordance with the rules of the Federal Reserve Board.

(5) Includes loan balances classified as loans held for sale.

                CRESTAR HISTORICAL CONSOLIDATED FINANCIAL DATA





                                                             AS OF OR FOR THE
                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                                (UNAUDITED)
                                                 -----------------------------------------
                                                         1998                 1997
                                                 -------------------- --------------------
SUMMARY OF OPERATIONS                            (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
Interest and dividend income ...................    $    1,301.1         $  1,166.1
Interest expense ...............................           621.7              511.0
                                                    ------------         ------------
Net interest income ............................           679.4              655.1
Provision for loan losses ......................            54.0               84.8
                                                    ------------         ------------
Net interest income after provision for loan
 losses ........................................           625.4              570.3
Noninterest income .............................           384.1              310.6
Noninterest expense ............................           602.9              532.2
                                                    ------------         ------------
Income before provision for income tax .........           406.6              348.7
Provision for income taxes .....................           145.4              121.6
                                                    ------------         ------------
Net income .....................................    $      261.2         $    227.1
                                                    ============         ============
Net interest income (taxable-equivalent) .......    $      689.0         $    663.4
PER COMMON SHARE (1)
Net income-diluted .............................    $       2.30        $      2.03
Net income-basic ...............................            2.33               2.05
Dividends paid .................................           0.950              0.850
SELECTED AVERAGE BALANCES
Total assets (2) ...............................    $   24,769.3         $ 21,519.9
Earnings assets (2) ............................        22,682.8           19,601.5
Loans (3) ......................................        17,495.6           14,742.1
Deposits .......................................        16,874.0           15,633.0
Realized shareholders' equity ..................         2,145.5            1,877.2
Total shareholders' equity (2) .................         2,149.9            1,848.7
AT PERIOD END
Total assets (2) ...............................    $   25,772.4         $ 23,188.4
Earning assets (2) .............................        23,526.1           20,693.9
Loans (3) ......................................        18,386.5           15,530.2
Reserve for loan losses ........................           246.0              278.3
Deposits .......................................        17,043.1           16,109.7
Long-term debt .................................         1,127.3              799.4
Realized shareholders' equity ..................         2,274.9            1,951.4
Total shareholders' equity (2) .................         2,310.8            1,939.6
RATIOS AND OTHER DATA
ROA (as reported) (2) ..........................            1.41%(4)           1.41%(4)
ROA (conformed) (5) ............................            1.41 (4)           1.40 (4)
ROE (as reported) (2) ..........................           16.20 (4)          16.38 (4)
ROE (conformed) (5) ............................           16.23 (4)          16.13 (4)
Net interest margin (as reported) (2) ..........            4.04 (4)           4.51 (4)
Net interest margin (conformed) (5) ............            4.05 (4)           4.50 (4)
Efficiency ratio ...............................            56.2               54.6
Tier 1 capital ratio (6) .......................           10.43              10.45
Total capital ratio (6) ........................           13.38              13.00
Tier 1 leverage ratio (6) ......................            9.12               9.27
Total shareholders' equity to assets ...........            8.97               8.36
Nonperforming assets to total loans plus
 other real estate owned .......................            0.44 (4)           0.60 (4)
Common dividend payout ratio ...................            40.7               41.4
Full-time equivalent employees .................           8,209              7,934
Average common shares-diluted (in
 thousands) ....................................         113,542            111,754
Average common shares-basic (in thousands)               112,117            110,518



                                                                              AS OF OR FOR THE
                                                                          YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------------
                                                      1997           1996           1995           1994           1993
                                                 -------------- -------------- -------------- -------------- --------------
SUMMARY OF OPERATIONS                                           (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
Interest and dividend income ...................  $   1,575.6    $   1,563.4    $   1,491.9    $   1,300.8    $   1,175.9
Interest expense ...............................        699.3          697.1          677.0          522.9          468.6
                                                  -----------    -----------    -----------    -----------    -----------
Net interest income ............................        876.3          866.3          814.9          777.9          707.3
Provision for loan losses ......................        108.1           95.9           66.3           36.5           63.3
                                                  -----------    -----------    -----------    -----------    -----------
Net interest income after provision for loan
 losses ........................................        768.2          770.4          748.6          741.4          644.0
Noninterest income .............................        421.4          333.2          320.1          286.0          271.2
Noninterest expense ............................        714.2          780.3          718.2          697.9          650.4
                                                  -----------    -----------    -----------    -----------    -----------
Income before provision for income tax .........        475.4          323.3          350.5          329.5          264.8
Provision for income taxes .....................        165.6          105.0          134.6          114.3           85.2
                                                  -----------    -----------    -----------    -----------    -----------
Net income .....................................  $     309.8    $     218.3    $     215.9    $     215.2    $     179.6
                                                  ===========    ===========    ===========    ===========    ===========
Net interest income (taxable-equivalent) .......  $     887.5    $     876.3    $     826.1    $     790.1    $     722.1
PER COMMON SHARE (1)
Net income-diluted .............................  $      2.77    $      1.95    $      1.92    $      1.93    $      1.60
Net income-basic ...............................         2.80           1.97           1.95           1.95           1.62
Dividends paid .................................        1.140          1.005          0.875          0.765          0.570
SELECTED AVERAGE BALANCES
Total assets (2) ...............................  $  21,809.7     $ 21,588.0     $ 20,435.8     $ 19,380.1     $ 17,824.2
Earnings assets (2) ............................     19,863.1       19,719.3       18,603.1       17,674.9       16,153.5
Loans (3) ......................................     15,074.7       14,465.3       14,049.6       12,219.1       10,380.0
Deposits .......................................     15,738.9       16,048.2       15,431.5       15,145.8       13,983.9
Realized shareholders' equity ..................      1,904.8        1,801.4        1,725.3        1,575.4        1,475.0
Total shareholders' equity (2) .................      1,881.9        1,776.7        1,716.7        1,561.3        1,475.0
AT PERIOD END
Total assets (2) ...............................  $  24,928.5     $ 22,861.9     $ 22,332.6     $ 20,167.7     $ 18,924.1
Earning assets (2) .............................     22,539.2       20,740.1       20,045.8       18,226.4       17,304.1
Loans (3) ......................................     16,641.7       14,708.5       14,721.0       13,435.3       11,392.1
Reserve for loan losses ........................        281.4          268.9          274.4          265.2          254.7
Deposits .......................................     16,369.3       15,671.2       16,297.0       15,200.0       14,432.2
Long-term debt .................................        831.4          859.3          671.3          715.1          604.0
Realized shareholders' equity ..................      2,060.6        1,800.8        1,772.4        1,640.9        1,510.1
Total shareholders' equity (2) .................      2,059.8        1,779.5        1,785.6        1,601.5        1,510.1
RATIOS AND OTHER DATA
ROA (as reported) (2) ..........................         1.42%          1.01%          1.06%          1.11%          1.01%
ROA (conformed) (5) ............................         1.42           1.01           1.06           1.11           1.01
ROE (as reported) (2) ..........................        16.46          12.28          12.58          13.78          12.18
ROE (conformed) (5) ............................        16.26          12.12          12.51          13.66          12.18
Net interest margin (as reported) (2) ..........         4.47           4.44           4.44           4.47           4.47
Net interest margin (conformed) (5) ............         4.46           4.44           4.43           4.47           4.47
Efficiency ratio ...............................         54.6           64.5           62.7           64.9           65.5
Tier 1 capital ratio (6) .......................        10.05          10.52           9.31           9.95          10.88
Total capital ratio (6) ........................        12.50          13.40          12.26          13.13          13.33
Tier 1 leverage ratio (6) ......................         9.20           8.42           7.70           7.75           7.76
Total shareholders' equity to assets ...........         8.26           7.78           8.00           7.94           8.03
Nonperforming assets to total loans plus
 other real estate owned .......................         0.55           0.77           0.92           1.13           1.55
Common dividend payout ratio ...................         42.2           45.2           40.3           35.7           33.9
Full-time equivalent employees .................        8,215          8,720          8,487          9,212          8,803
Average common shares-diluted (in
 thousands) ....................................      111,929        112,037        112,432        111,643        110,836
Average common shares-basic (in thousands)            110,618        110,560        110,986        110,216        109,365


---------
(1) Per common share data has been restated to reflect Crestar's two-for-one stock split, which was effected by means of a stock dividend in January 1997.
(2) Total assets, earning assets and total shareholders' equity include net unrealized securities gains or losses. Calculations of ROA, ROE and net interest margin also include the impact of such net unrealized securities gains or losses.
(3) Includes loan balances classified as loans held for sale.
(4) These amounts have been annualized.
(5) Excludes net unrealized securities gains or losses in order to conform such calculation to the calculation of ROA, ROE and net interest margin for SunTrust.
(6) These ratios are calculated in accordance with the rules of the Federal Reserve Board.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA




                                                                             AS OF OR FOR THE
                                                                            NINE MONTHS ENDED
                                                                            SEPTEMBER 30, 1998
                                                                           -------------------
                                                                           (DOLLARS IN MILLIONS
                                                                            EXCEPT PER SHARE
SUMMARY OF OPERATIONS                                                             DATA)
Interest and dividend income .............................................   $    4,221.2
Interest expense .........................................................        2,058.7
                                                                             ------------
Net interest income ......................................................        2,162.5
Provision for loan losses ................................................          147.5
                                                                             ------------
Net interest income after provision for loan losses ......................        2,015.0
Noninterest income .......................................................        1,260.5
Noninterest expense ......................................................        2,044.4
                                                                             ------------
Income before provision for income tax ...................................        1,231.1
Provision for income taxes ...............................................          415.2
                                                                             ------------
Net income ...............................................................   $      815.9
                                                                             ============
Net interest income (taxable-equivalent) .................................   $    2,195.6
PER COMMON SHARE
Net income-diluted .......................................................   $       2.56
Net income-basic .........................................................           2.59
Dividends paid (4) .......................................................          0.750
SELECTED AVERAGE BALANCES
Total assets (1) .........................................................   $   84,437.8
Earnings assets (1) ......................................................       77,345.1
Loans ....................................................................       58,866.2
Deposits .................................................................       53,330.7
Realized shareholders' equity ............................................        5,564.4
Total shareholders' equity (1) ...........................................        7,831.6
AT PERIOD END
Total assets (1) .........................................................   $   86,613.7
Earning assets (1) .......................................................       79,405.0
Loans (5) ................................................................       61,276.0
Reserve for loan losses ..................................................          912.1
Deposits .................................................................       53,526.1
Long-term debt ...........................................................        5,732.6
Realized shareholders' equity ............................................        5,770.9
Total shareholders' equity (1) ...........................................        7,595.2
RATIOS AND OTHER DATA
ROA (1) ..................................................................           1.35%(2)
ROE (1) ..................................................................          19.60 (2)
Net interest margin (1) ..................................................           3.98 (2)
Efficiency ratio .........................................................           59.2
Tier 1 capital ratio (3) .................................................           8.34
Total capital ratio (3) ..................................................          12.99
Tier 1 leverage ratio (3) ................................................           7.72
Total shareholders' equity to assets .....................................           8.77
Nonperforming assets to total loans plus other real estate owned .........            .38 (2)
Common dividend payout ratio .............................................           32.3
Full-time equivalent employees ...........................................         30,079
Average common shares-diluted (in thousands) .............................        319,297
Average common shares-basic (in thousands) ...............................        314,742



                                                                                         AS OF OR FOR THE
                                                                                     YEAR ENDED DECEMBER 31,
                                                                           --------------------------------------------
                                                                                1997           1996           1995
                                                                           -------------- -------------- --------------
SUMMARY OF OPERATIONS                                                      (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
Interest and dividend income .............................................  $   5,226.4    $   4,809.4    $   4,519.1
Interest expense .........................................................      2,455.7        2,158.9        2,027.8
                                                                            -----------    -----------    -----------
Net interest income ......................................................      2,770.7        2,650.5        2,491.3
Provision for loan losses ................................................        225.1          171.8          143.4
                                                                            -----------    -----------    -----------
Net interest income after provision for loan losses ......................      2,545.6        2,478.7        2,347.9
Noninterest income .......................................................      1,355.6        1,151.2        1,033.2
Noninterest expense ......................................................      2,399.8        2,363.4        2,169.7
                                                                            -----------    -----------    -----------
Income before provision for income tax ...................................      1,501.4        1,266.5        1,211.4
Provision for income taxes ...............................................        524.3          407.2          408.7
                                                                            -----------    -----------    -----------
Net income ...............................................................  $     977.1    $     859.3    $     802.7
                                                                            ===========    ===========    ===========
Net interest income (taxable-equivalent) .................................  $   2,818.5    $   2,700.6    $   2,552.1
PER COMMON SHARE
Net income-diluted .......................................................  $      3.04    $      2.60    $      2.38
Net income-basic .........................................................         3.09           2.63           2.41
Dividends paid (4) .......................................................        0.925          0.825          0.740
SELECTED AVERAGE BALANCES
Total assets (1) .........................................................  $  76,181.7     $ 69,376.9     $ 63,542.2
Earnings assets (1) ......................................................     66,859.4       61,550.3       57,004.5
Loans ....................................................................     52,590.9       47,257.8       43,758.9
Deposits .................................................................     51,654.2       50,289.5       47,240.2
Realized shareholders' equity ............................................      5,124.2        5,108.0        4,798.2
Total shareholders' equity (1) ...........................................      6,960.9        6,440.9        5,542.6
AT PERIOD END
Total assets (1) .........................................................  $  83,011.2     $ 75,430.1     $ 68,864.1
Earning assets (1) .......................................................     72,282.5       65,922.2       60,575.8
Loans (5) ................................................................     56,777.2       50,112.7       46,022.4
Reserve for loan losses ..................................................        933.2          894.7          913.3
Deposits .................................................................     54,566.8       52,561.6       49,480.2
Long-term debt ...........................................................      4,003.2        2,424.6        1,673.7
Realized shareholders' equity ............................................      5,272.1        5,140.0        4,920.0
Total shareholders' equity (1) ...........................................      7,320.2        6,720.5        6,091.8
RATIOS AND OTHER DATA
ROA (1) ..................................................................         1.34%          1.28%          1.29%
ROE (1) ..................................................................        19.07          16.82          16.73
Net interest margin (1) ..................................................         4.22           4.39           4.48
Efficiency ratio .........................................................         57.5           61.4           60.5
Tier 1 capital ratio (3) .................................................         8.04           8.47           8.33
Total capital ratio (3) ..................................................        12.39          11.71          10.58
Tier 1 leverage ratio (3) ................................................         7.70           7.12           7.09
Total shareholders' equity to assets .....................................         8.82           8.91           8.85
Nonperforming assets to total loans plus other real estate owned .........         0.42            .73            .83
Common dividend payout ratio .............................................         33.4           32.9           31.9
Full-time equivalent employees ...........................................       29,442         29,583         27,902
Average common shares-diluted (in thousands) .............................      320,932        331,041        337,479
Average common shares-basic (in thousands) ...............................      316,436        326,501        333,212


---------
(1) Total assets, earning assets and total shareholders' equity include net unrealized securities gains or losses. Calculations of ROA, ROE and net interest margin exclude this gain due to the fact that the unrealized gain is not included in income.

(2) These amounts have been annualized.

(3) These ratios are calculated in accordance with the rules of the Federal Reserve Board.

(4) Pro forma combined dividends per share represent historical dividends per share paid by SunTrust.

(5) Includes loans classified as held for sale.

                                 RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS DOCUMENT (INCLUDING THE MATTERS ADDRESSED IN "A WARNING ABOUT FORWARD-LOOKING INFORMATION"), CRESTAR SHAREHOLDERS AND SUNTRUST SHAREHOLDERS SHOULD CONSIDER THE MATTERS DESCRIBED BELOW CAREFULLY IN DETERMINING WHETHER TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


FIXED MERGER CONSIDERATION DESPITE POTENTIAL CHANGE IN RELATIVE STOCK PRICES


     Upon completion of the Merger, each share of Crestar Common Stock will be converted into the right to receive 0.96 shares of SunTrust Common Stock. This exchange ratio will not be adjusted for any increase or decrease in the market prices of Crestar Common Stock or SunTrust Common Stock. The market prices of Crestar Common Stock and SunTrust Common Stock when the Merger takes place may vary from their prices at the date of this document and at the date of the special meetings. Such variations in the market prices of SunTrust Common Stock and Crestar Common Stock may result from changes in the business, operations or prospects of Crestar, SunTrust or the combined company, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. At the time of the special meetings the holders of Crestar Common Stock and SunTrust Common Stock will not know the exact value of the SunTrust Common Stock that Crestar Shareholders will receive when the Merger is completed. We urge you to obtain current market quotations for SunTrust Common Stock and Crestar Common Stock.



UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS AND REALIZING ENHANCED
EARNINGS

     The Merger involves the integration of two companies that have previously operated independently. Successful integration of Crestar's operations will depend primarily on SunTrust's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that SunTrust and Crestar will be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Additionally, in determining that the Merger is in the best interests of SunTrust and Crestar, as the case may be, each of the SunTrust Board and the Crestar Board considered that enhanced earnings may result from the Merger, primarily through the realization of an estimated $130 million per year on a pre-tax basis in 1999 and 2000, respectively, in cost savings from business line consolidation, infrastructure reduction and general and administrative expense savings, and an estimated $20 million and $28 million, on a pre-tax basis, in 1999 and 2000, respectively, in incremental income. SunTrust expects to achieve 75% of such $130 million annual cost savings by the end of 1999 and a full 100% of such $130 million annual cost savings by the end of 2000. See "Management and Operations After the Merger." The realization and timing of such operating efficiencies and cost savings could be affected by a number of factors beyond SunTrust's control (see "A Warning About Forward-Looking Information"). Therefore, there can be no assurance that any enhanced earnings will result from the Merger.

                                 THE MEETINGS
GENERAL


     We are furnishing this document to shareholders (the "SunTrust Shareholders") of SunTrust Banks, Inc., a Georgia corporation (together, where the context requires, with its subsidiaries, "SunTrust"), and shareholders (the "Crestar Shareholders") of Crestar Financial Corporation, a Virginia corporation (together, where the context requires, with its subsidiaries, "Crestar"), in connection with the solicitation of proxies by the Board of Directors of SunTrust (the "SunTrust Board") for use at the Special Meeting of SunTrust Shareholders (including any adjournments or postponements thereof, the "SunTrust Meeting") and by the Board of Directors of Crestar (the "Crestar Board") for use at the Special Meeting of Crestar Shareholders (including any adjournments or postponements thereof, the "Crestar Meeting" and, together with the SunTrust Meeting, the "Meetings"), each to be held on December 23, 1998 at the times and places set forth in the accompanying notice.


     The purpose of the Meetings is to consider and vote upon the Amended and Restated Agreement and Plan of Merger, dated as of July 20, 1998 (the "Merger Agreement"), among SunTrust, Crestar and SMR Corporation (Va.), a Virginia corporation and a wholly owned subsidiary of SunTrust ("Sub"). The Merger Agreement is attached to this document as Annex A and is incorporated in this document by this reference. For a description of the Merger Agreement, see "The Merger -- Terms of the Merger Agreement."

     The Merger Agreement provides that Sub will merge with and into Crestar (the "Merger," which term includes, where the context so indicates, the other transactions contemplated by the Merger Agreement). In the Merger, each share of common stock, par value $5.00 per share, of Crestar ("Crestar Common Stock") then outstanding will be converted into the right to receive 0.96 shares (the "Exchange Ratio") of common stock, par value $1.00 per share, of SunTrust ("SunTrust Common Stock"). SunTrust will pay cash in lieu of fractional shares.


     Concurrently with the execution of the Merger Agreement, SunTrust (as grantee) and Crestar (as issuer) entered into a Stock Option Agreement, dated as of July 20, 1998 (the "Crestar Stock Option Agreement"), pursuant to which Crestar granted SunTrust an irrevocable option to purchase up to 22,338,161 shares of Crestar Common Stock at an exercise price of $62.875 per share. At the same time, SunTrust (as issuer) and Crestar (as grantee) entered into a Stock Option Agreement, dated as of July 20, 1998 (the "SunTrust Stock Option Agreement" and, together with the Crestar Stock Option Agreement, the "Stock Option Agreements"), pursuant to which SunTrust granted Crestar an irrevocable option to purchase up to 21,097,697 shares of SunTrust Common Stock at an exercise price of $87.00 per share.


SUNTRUST MEETING

     GENERAL. The SunTrust Meeting will be held on December 23, 1998 at 3:00 p.m., local time, at Room 10, SunTrust Bank, Atlanta Tower, 25 Park Place, N.E., Atlanta, Georgia 30303. At the SunTrust Meeting, holders of SunTrust Common Stock will be asked, in accordance with the rules of the New York Stock Exchange, Inc. (the "NYSE"), to consider and vote upon a proposal to approve (i) the Merger Agreement and (ii) the issuance of SunTrust Common Stock in connection with the Merger (the "Stock Issuance"). The NYSE requires shareholder approval of the Merger Agreement and the Stock Issuance because the number of shares of SunTrust Common Stock to be issued in the Merger is expected to exceed 20% of the shares of SunTrust Common Stock outstanding immediately prior to the Effective Time. SunTrust Shareholders may also be asked to vote upon a proposal to adjourn or postpone the SunTrust Meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from SunTrust Shareholders to approve and adopt the Merger Agreement and the Stock Issuance.

     RECORD DATE; VOTING POWER. Only holders of record of shares of SunTrust Common Stock at the close of business on October 30, 1998 (the "SunTrust Record Date") are entitled to notice of and to vote at the SunTrust Meeting. On such date, there were 209,568,155 issued and outstanding shares of SunTrust Common Stock held by approximately 30,221 holders of record. Holders of record of SunTrust Common Stock on the SunTrust Record Date are entitled to one vote per share on any matter that may properly come before the SunTrust Meeting. Brokers who hold shares of SunTrust Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any shares of SunTrust Common Stock for which a broker has submitted an executed proxy but for which the beneficial owner thereof has not given instructions on voting to such broker are referred to as "broker non-votes."


     VOTE REQUIRED. The approval and adoption of the Merger Agreement and the Stock Issuance at the SunTrust Meeting requires a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter, provided that the total number of votes cast on such matter represents over 50% of the shares entitled to vote on the proposal.

     Broker non-votes and abstentions will be counted for purposes of establishing the presence of a quorum at the SunTrust Meeting. Abstentions and broker non-votes will not, however, be deemed to have been cast either "for" or "against" the proposal considered at the meeting and, since approval of the proposal requires the affirmative vote of a majority of the votes cast at the SunTrust Meeting, will have no effect on the approval of the Merger Agreement and the Stock Issuance, unless the total number of votes cast does not exceed 50% of the shares entitled to vote. Accordingly, the SunTrust Board urges SunTrust Shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.


     On the SunTrust Record Date, the executive officers and directors of SunTrust, including their affiliates, had voting power with respect to an aggregate of 5,268,754 shares of SunTrust Common Stock or approximately 2.5% of the shares of SunTrust Common Stock then outstanding. We currently expect that such directors and officers will vote all of such shares in favor of the approval of the Merger Agreement and the Stock Issuance. In addition, on the SunTrust Record Date, the directors and executive officers of Crestar did not beneficially own any shares of SunTrust Common Stock.


     RECOMMENDATION OF THE SUNTRUST BOARD. The SunTrust Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance. The SunTrust Board believes that the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance, are fair to and in the best interests of SunTrust and the SunTrust Shareholders and recommends that the SunTrust Shareholders vote "FOR" approval and adoption of the Merger Agreement and the Stock Issuance. See "The Merger --Background of and Reasons for the Merger -- SunTrust's Reasons for the Merger."



     SOLICITATION AND REVOCATION OF PROXIES. A form of proxy is enclosed with this document. All shares of SunTrust Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR approval and adoption of the Merger Agreement and the Stock Issuance and in the discretion of the proxy holder as to any other matter which may properly come before the SunTrust Meeting.

     VOTING BY PARTICIPANTS IN CERTAIN SUNTRUST EMPLOYEE BENEFITS PLANS. Participants in the SunTrust Banks, Inc. 401K Plan will receive cards with voting instructions to the trustee of the plan as to the voting of shares of SunTrust Common Stock held in the plan. The trustee will vote shares of SunTrust Common Stock allocated to participants' accounts in the same manner as instructed by participants, but shares of SunTrust Common Stock allocated to participants' accounts for which it does not receive instructions will not be voted by the trustee.


     EACH HOLDER OF SUNTRUST COMMON STOCK IS REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO SUNTRUST IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR BY FACSIMILE.

     Any SunTrust Shareholder that has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) filing with the Secretary of SunTrust prior to the SunTrust Meeting, at SunTrust's principal executive offices, a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the SunTrust Meeting and voting in person. Presence at the SunTrust Meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

     SunTrust has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies. SunTrust estimates the cost of these services to be approximately $9,000, plus expenses. The cost of soliciting proxies will be borne by SunTrust. Proxies may be solicited by personal interview, mail or telephone. In addition, SunTrust may reimburse brokerage firms and other persons representing beneficial owners of shares of SunTrust Common Stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of SunTrust's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

     OTHER MATTERS. SunTrust is unaware of any matter to be presented at the SunTrust Meeting other than the proposal to approve and adopt the Merger Agreement and the Stock Issuance. If other matters are properly presented at the SunTrust Meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the SunTrust Meeting, provided that no proxy that has been designated to vote against approval and adoption of the Merger Agreement and the Stock Issuance will be voted in favor of any proposal to adjourn or postpone the SunTrust Meeting for the purpose of soliciting additional proxies to approve and adopt the Merger Agreement and the Stock Issuance.

CRESTAR MEETING


     GENERAL. The Crestar Meeting will be held on December 23, 1998 at 9:30 a.m., local time, at Crestar Center, 4th Floor Auditorium, 919 East Main Street, Richmond, Virginia 23219. At the Crestar Meeting, holders of Crestar Common Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement. Crestar Shareholders may also be asked to vote upon a proposal to adjourn or postpone the Crestar Meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from Crestar Shareholders to approve the Merger Agreement.

     RECORD DATE; VOTING POWER. Only holders of record of shares of Crestar Common Stock at the close of business on October 30, 1998 (the "Crestar Record Date") are entitled to notice of and to vote at the Crestar Meeting. As of such date, there were 114,144,118 issued and outstanding shares of Crestar Common Stock held by approximately 20,807 holders of record. Holders of record of Crestar Common Stock on the Crestar Record Date are entitled to one vote per share on any matter that may properly come before the Crestar Meeting. Brokers who hold shares of Crestar Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any such shares of Crestar Common Stock for which a broker has submitted an executed proxy but for which the beneficial owner thereof has not given instructions on voting to such broker are referred to as "broker non-votes."


     VOTE REQUIRED. The presence in person or by proxy of the holders of a majority of the shares of Crestar Common Stock outstanding on the Crestar Record Date will constitute a quorum for the transaction of business at the Crestar Meeting. Abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at the Crestar Meeting. The approval of the proposal to approve the Merger Agreement requires the affirmative vote of holders of more than two-thirds of the shares of Crestar Common Stock outstanding on the Crestar Record Date. Broker non-votes and abstentions will be counted and will have the effect of a vote against the proposal to approve the Merger Agreement.


     On the Crestar Record Date, the executive officers and directors of Crestar, including their affiliates, had voting power with respect to an aggregate of 1,944,189 shares of Crestar Common Stock or approximately 1.7% of the shares of Crestar Common Stock then outstanding. We currently expect that such directors and officers will vote all of such shares in favor of the proposal to approve the Merger Agreement. In addition, on the Crestar Record Date, the directors and executive officers of SunTrust did not beneficially own any shares of Crestar Common Stock.


     RECOMMENDATION OF THE CRESTAR BOARD. The Crestar Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. The Crestar Board believes that the Merger is fair to and in the best interests of Crestar and the Crestar Shareholders and unanimously recommends that the Crestar Shareholders vote "FOR" approval of the Merger Agreement and the transactions contemplated thereby. See "The Merger -- Background of and Reasons for the Merger -- Crestar's Reasons for the Merger."


     SOLICITATION AND REVOCATION OF PROXIES. A form of proxy is enclosed with this document. All shares of Crestar Common Stock represented by properly executed proxies (whether through the return of the enclosed proxy card or by telephone) will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR approval of the Merger Agreement and in the discretion of the proxy holder as to any other matter which may properly come before the Crestar Meeting.

     VOTING BY PARTICIPANTS IN CERTAIN CRESTAR EMPLOYEE BENEFITS PLANS. Participants in the Crestar Employees' Thrift and Profit Sharing Plan will receive cards with voting instructions to the trustee of the plan as to the voting of shares of Crestar Common Stock held in the plan. The trustee will vote shares of Crestar Common Stock allocated to participants' accounts in the same manner as instructed by participants, but shares of Crestar Common Stock allocated to participants' accounts for which it does not receive instructions will not be voted by the trustee.


     EACH HOLDER OF CRESTAR COMMON STOCK IS REQUESTED TO VOTE BY TELEPHONE BY CALLING 1-800-840-1208 OR BY COMPLETING, DATING AND SIGNING THE ACCOMPANYING PROXY CARD AND RETURNING IT PROMPTLY TO CRESTAR IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. CRESTAR SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     Specific instructions to be followed by any registered Crestar Shareholder interested in voting by telephone are set forth on the accompanying form of proxy. The telephone voting procedures are designed to authenticate shareholders' identities and to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

     Any Crestar Shareholder that has previously delivered a properly executed proxy (whether through the return of the enclosed proxy card or by telephone) may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) filing with the Secretary of Crestar prior to the Crestar Meeting, at Crestar's principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Crestar Meeting and voting in person. Presence at the Crestar Meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

     Crestar has retained D.F. King & Co., Inc. and Shareholder Communications Corporation to aid in the solicitation of proxies. Crestar estimates the aggregate cost of these services, including the reimbursement of out-of-pocket expenses, to be approximately $90,000. The cost of soliciting proxies will be borne by Crestar. Proxies may be solicited by personal interview, mail or telephone. In addition, Crestar may reimburse brokerage firms and other persons representing beneficial owners of shares of Crestar Common Stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of Crestar's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

     OTHER MATTERS. Crestar is unaware of any matter to be presented at the Crestar Meeting other than the proposal to approve the Merger Agreement. If other matters are properly presented at the Crestar Meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the Crestar Meeting, provided that no proxy that has been designated to vote against approval of the Merger Agreement will be voted in favor of any proposal to adjourn or postpone the Crestar Meeting for the purpose of soliciting additional proxies to approve the Merger Agreement.

                                  THE MERGER

     THE DETAILED TERMS OF THE MERGER ARE CONTAINED IN THE MERGER AGREEMENT ATTACHED AS ANNEX A TO THIS DOCUMENT. THE FOLLOWING DISCUSSION DESCRIBES THE MORE IMPORTANT ASPECTS OF THE MERGER AND ALL OF THE MATERIAL TERMS OF THE MERGER AGREEMENT. THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS INCORPORATED BY REFERENCE IN THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT CAREFULLY.


STRUCTURE OF THE MERGER


     GENERAL. The Merger Agreement provides that, after its approval by the SunTrust Shareholders and the Crestar Shareholders and the satisfaction or waiver of the other conditions to the Merger, Sub will merge with and into Crestar upon the filing of articles of merger (the "Articles of Merger") with the State Corporation Commission of the Commonwealth of Virginia, or such later time as the parties have agreed upon and designated in such filing (the "Effective Time"), in accordance with the Virginia Stock Corporation Act (the "VSCA"). Crestar will survive the Merger as a wholly owned subsidiary of SunTrust. The Articles of Incorporation of Crestar, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the surviving corporation, until amended in accordance with applicable law. The Bylaws of Crestar, as in effect immediately prior to the Effective Time, will be the Bylaws of the surviving corporation, until amended in accordance with applicable law. The directors and officers of Crestar immediately prior to the Effective Time will be the directors and officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as applicable.


     The Merger Agreement provides that SunTrust may change the structure of the Merger if it deems such a change to be desirable. SunTrust, however, may not effect any change in the structure of the Merger if such change would (i) alter or change the amount or kind of consideration to be issued to Crestar Shareholders, (ii) adversely affect the tax treatment of Crestar or the Crestar Shareholders as a result of the Merger or (iii) materially impede or delay the Merger. If SunTrust determines after the Crestar Meeting that such a change in the structure of the Merger is desirable and not otherwise prohibited under the Merger Agreement, then Crestar Shareholders would not have an opportunity to vote on, or otherwise agree to, such change.

     CONVERSION OF SHARES. At the Effective Time, each issued and outstanding share of Crestar Common Stock (other than certain shares held by SunTrust or any of its subsidiaries) will be converted into the right to receive from SunTrust
0.96 shares of SunTrust Common Stock. Cash will be paid in lieu of fractional shares of SunTrust Common Stock in an amount equal to such fraction multiplied by the average per share closing price on the NYSE of the SunTrust Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately prior to the Effective Time. If SunTrust changes the number of shares of SunTrust Common Stock through any reclassification, recapitalization, split-up, combination or exchange of shares, or if SunTrust declares a stock dividend on the shares of SunTrust Common Stock, then the Exchange Ratio also will be adjusted appropriately.

     Crestar Shareholders and SunTrust Shareholders are urged to obtain current market quotations for SunTrust Common Stock and Crestar Common Stock. It is expected that the market price of SunTrust Common Stock will fluctuate between the date of this document and the date on which the Merger is completed and thereafter. Because the number of shares of SunTrust Common Stock to be received by Crestar Shareholders in the Merger is fixed and the market price of SunTrust Common Stock is subject to fluctuation, the value of the shares of SunTrust Common Stock that Crestar Shareholders will receive in the Merger may increase or decrease prior to and after the Merger. See "Risk Factors -- Fixed Merger Consideration Despite Potential Change in Relative Stock Prices."


BACKGROUND OF AND REASONS FOR THE MERGER

     BACKGROUND OF THE MERGER. During early January through March, L. Phillip Humann, Chairman and Chief Executive Officer of SunTrust, John W. Spiegel, Executive Vice President and Chief Financial Officer of SunTrust, and James B. Williams, Chairman of the Executive Committee of the SunTrust Board (the "SunTrust Executive Committee"), met on several occasions to discuss potential strategic options available to SunTrust. These discussions involved a review of changes in the industry, the industry's financial performance, the financial services consolidation trend and characteristics of recent mergers and acquisitions of financial institutions. During that same period, beginning on January 12, 1998, Mr. Humann and Mr. Spiegel also met with Lehman Brothers Inc., SunTrust's financial advisor ("Lehman Brothers"), on several occasions, both in person and by telephone, to discuss these matters. During the course of these discussions, Lehman Brothers specifically suggested that a combination with Crestar might best fulfill SunTrust's strategic goals.

     Mr. Humann then requested that Mr. Richard G. Tilghman, Chairman and Chief Executive Officer of Crestar, meet with him to renew their business acquaintance at a dinner meeting on March 11, 1998. At this dinner meeting, Mr. Humann and Mr. Tilghman discussed general banking issues and developments in the financial services industry, including SunTrust's and Crestar's positions in the industry. Neither Mr. Humann nor Mr. Tilghman discussed any specific transaction between SunTrust and Crestar at this meeting. Subsequently, during April and early May, Mr. Humann and Mr. Spiegel began to discuss the financial and other aspects of a potential transaction involving Crestar with Lehman Brothers, including the compatability of the two companies' strategic plans and the benefits that the combined company might enjoy, such as purchasing leverage and potential cost savings.


     On May 14, 1998, Mr. Tilghman met with Mr. Humann at Mr. Humann's request. Mr. Humann broadly discussed the possibility of a strategic business combination between SunTrust and Crestar. Mr. Tilghman gave no indication of interest in such a transaction and no negotiations regarding such a transaction took place at that time. Later in May, Mr. Humann telephoned Mr. Tilghman to indicate continued interest in such a transaction and suggested that the two companies enter into an arrangement to exchange confidential information. Mr. Tilghman stated that he would contact Mr. Humann with a response.


     On June 2, 1998, Mr. Tilghman reported his discussions with Mr. Humann at a meeting of the Executive Committee of the Crestar Board (the "Crestar Executive Committee"), which consists of J. Carter Fox, Charles R. Longsworth, Patrick J. Maher, Gordon F. Rainey, Jr., Frank S. Royal, Mr. Tilghman and James
M. Wells III. The Crestar Executive Committee authorized Mr. Tilghman to respond to Mr. Humann's request to exchange certain information to determine whether a business combination was feasible. On June 10, 1998, SunTrust and Crestar signed a confidentiality memorandum and began to exchange on a verbal basis certain high-level business and financial information, consisting of interim financial results, information about the operational structure of each company and information regarding the strategic plans of each company.

     During the rest of June and early July, members of the senior managements of SunTrust and Crestar exchanged and reviewed such information in order to determine whether to commence negotiations. During this period, SunTrust continued to consult with Lehman Brothers regarding the potential values of Crestar and the combined company. On July 7, 1998, the Crestar Executive Committee met and authorized Mr. Tilghman to commence negotiations with SunTrust regarding a potential business combination between the two companies. On July 8, 1998, Crestar contacted Morgan Stanley & Co. Incorporated ("Morgan Stanley"), who had been working with Crestar from time to time with respect to its strategic alternatives, to review certain financial aspects of, and to advise Crestar regarding, any proposed transaction.

     On July 10, 1998, Mr. Spiegel discussed various aspects of a possible combination of SunTrust and Crestar with a representative of Morgan Stanley, including details regarding SunTrust's ownership of stock in The Coca-Cola Company and the reflection of such ownership in the market price of SunTrust Common Stock. Over the next several days, members of the senior managements of both companies continued to discuss various matters, including financial and non-financial due diligence, related to a possible business combination involving the two companies.

     On July 14, 1998, the SunTrust Executive Committee, which consists of J. Hyatt Brown, Mr. Humann, M. Douglas Ivester, Scott L. Probasco, Jr. and James B. Williams, met to review the proposed terms of a potential transaction with Crestar and a financial analysis of the potential transaction. At the meeting, the SunTrust Executive Committee discussed (i) the financial effects of a proposed transaction with Crestar, (ii) the potential benefits of such a business combination, including potential cost savings to the combined company,
(iii) potential key conditions to the consummation of any proposed transaction, including shareholder and regulatory approvals, and (iv) the expected accounting and tax treatment of the proposed transaction. The SunTrust Executive Committee also discussed a proposed exchange ratio for Crestar Common Stock of 0.96. At the conclusion of the meeting, the SunTrust Executive Committee authorized Mr. Humann to continue the negotiations with Crestar regarding a potential transaction with an exchange ratio of 0.96 shares of SunTrust Common Stock for each share of Crestar Common Stock.

     During July 15 and 16, 1998, SunTrust's and Crestar's senior management and their respective legal and financial advisors continued negotiations regarding the proposed transaction, including negotiating the terms of the Merger Agreement, the Stock Option Agreements and related documents.

     On the morning of July 17, 1998, Mr. Humann, other members of SunTrust's senior management and SunTrust's legal and financial advisors presented the terms of the proposed merger to the SunTrust Board, including the exchange ratio of 0.96, and discussed with the SunTrust Board the various factors described elsewhere in this document. See " -- SunTrust's Reasons for the Merger." SunTrust's legal advisors reviewed the terms of the Merger Agreement and the related agreements (including the Stock Option Agreements and employment agreements for Messrs. Tilghman and

Wells), and the legal standards applicable to the SunTrust Board's consideration of the proposed transaction with Crestar. Lehman Brothers reviewed financial information concerning Crestar, SunTrust and the proposed transaction. After such discussion and due consideration of the foregoing matters, the SunTrust Board determined the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance, to be in the best interests of SunTrust and the SunTrust Shareholders and approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance, subject to the satisfactory completion of SunTrust's due diligence review of Crestar and subject to the receipt of the opinion of Lehman Brothers to the effect that the Exchange Ratio, as of the date of the execution of the Merger Agreement, was fair to SunTrust.


     On the afternoon of July 17, 1998, the Crestar Board met with Crestar's legal and financial advisors and other members of Crestar's senior management to review and discuss the terms of the proposed merger transaction. Crestar's senior management reviewed with the Crestar Board the terms of the proposed transaction with SunTrust and related matters, including the factors described in " -- Crestar's Reasons for the Merger." Crestar's legal advisors reviewed the proposed terms of the Merger Agreement and the related agreements, including the Stock Option Agreements and employment agreements for Messrs. Tilghman and Wells. Morgan Stanley reviewed financial information regarding Crestar, SunTrust and the proposed transaction. After review and discussion of the foregoing matters, the Crestar Board authorized Crestar's senior management to continue negotiations with, and its due diligence review of, SunTrust with a view to finalizing the terms of definitive transaction documents, and scheduled a special meeting of the Crestar Board for July 19, 1998 for the purpose of considering the proposed merger transaction following further negotiations.


     On July 18 and 19, 1998, the senior management of both SunTrust and Crestar, along with their financial and legal advisors, met to finalize negotiations regarding the terms of the Merger Agreement, the Merger and the ancillary documents and transactions contemplated thereby. Each of the parties also completed its due diligence review of the other party. During this due diligence review, each of SunTrust and Crestar provided stand-alone earnings estimates for 1998 and 1999 to the other party and its financial advisor. See " -- SunTrust's Reasons for the Merger" and " -- Crestar's Reasons for the Merger."


     On the afternoon of July 19, 1998, the Crestar Board reconvened to review and discuss the terms of the proposed merger transaction. Crestar's senior management reviewed with the Crestar Board the results of Crestar's due diligence review of SunTrust and, with the assistance of Crestar's legal and financial advisors, the terms of the Merger Agreement, the Stock Option Agreements, the employment agreements for Messrs. Tilghman and Wells and related matters. Morgan Stanley rendered its opinion that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of Crestar Common Stock (other than SunTrust and its affiliates). After review and discussion of the foregoing matters, the Crestar Board, by unanimous vote, determined that the Merger was in the best interests of Crestar and its shareholders, and authorized and approved the Merger Agreement, the Stock Option Agreements and related matters.

     During the period between the March 11, 1998 meeting between Mr. Humann and Mr. Tilghman through the execution of the confidentiality memorandum on June 10, 1998, and through the date of each company's board meeting, neither the SunTrust Board nor the Crestar Board received or solicited any indications of interest from other parties concerning a significant business combination transaction.

     On the morning of July 20, 1998, the parties executed the Merger Agreement and the Stock Option Agreements.

     SUNTRUST'S REASONS FOR THE MERGER. The SunTrust Board believes that the terms of the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance are fair from a financial point of view to, and are in the best interests of, SunTrust and its shareholders. Accordingly, the SunTrust Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance, and recommends approval and adoption of the Merger Agreement and the Stock Issuance by the SunTrust Shareholders. In reaching its decision, the SunTrust Board consulted with SunTrust's management and legal counsel and Lehman Brothers, its financial advisor. The principal reasons for the SunTrust Board's approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance, and its recommendation to the SunTrust Shareholders are as follows:

      (i) The SunTrust Board's belief that the Merger will effectively implement and accelerate SunTrust's strategy for long-term growth and enhanced shareholder value by enabling SunTrust to take advantage of (a) the strong Crestar banking franchise in important markets in Virginia, Maryland and Washington, D.C., (b) the fact that the Crestar franchise is contiguous with SunTrust's Tennessee banking franchise and provides additional geographic and product diversity over a resulting market that will include six states and Washington, D.C., in the Eastern United States and (c) an opportunity for additional acquisitions in the Mid-Atlantic market areas of Crestar that could be negotiated and implemented by a combined management team with experience in acquisitions.

      (ii) The SunTrust Board's assessment of the current and prospective economic and competitive environment facing the financial services industry generally, and SunTrust in particular. These factors included the continued rapid consolidation in the industry, the increasing importance of operational scale in remaining competitive and supporting the necessary investments in technology, and the benefits of geographic and product diversification. In this regard, the SunTrust Board noted that the Merger would allow SunTrust to become the tenth largest bank holding company in the United States based on total assets and would enable SunTrust to possess the financial resources and economies of scale necessary to compete more effectively in the financial services industry in the future.

      (iii) The SunTrust Board's review of certain financial information about the Merger, SunTrust and Crestar. This information included information regarding respective recent and historical stock performance, valuation analyses, pro forma analyses, comparative financial data, and comparable merger and acquisition transactions as presented by SunTrust's financial advisor and senior management, as well as the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company as a result of the Merger that are discussed more specifically under "Management and Operations After the Merger." The SunTrust Board also considered the fact that the Merger would be expected to have an accretive effect on SunTrust's earnings in 1999.

      (iv) The results of SunTrust's due diligence review of Crestar.

      (v) The SunTrust Board's belief that Crestar is a high quality franchise with a respected and capable management team with a compatible approach to customer service, credit quality and shareholder value.

      (vi) The SunTrust Board's review of certain nonfinancial terms of the Merger, including information about the terms of the Merger Agreement, the Stock Option Agreements, the addition of four directors to the SunTrust Board (including Mr. Tilghman) and employment agreements with Mr. Tilghman and Mr. Wells.

      (vii) The presentation of Lehman Brothers to the SunTrust Board on July 17, 1998, and the opinion of Lehman Brothers (including the assumptions and financial information and projections relied upon by Lehman Brothers in arriving at such opinion) rendered on July 20, 1998 that, as of such date, the Exchange Ratio was fair to SunTrust from a financial point of view. See " -- Opinions of Financial Advisors -- SunTrust."


      (viii) The SunTrust Board's expectation that the Merger would constitute a tax-free "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See " -- Material Federal Income Tax Consequences."


      (ix) The SunTrust Board's expectation that the Merger would be accounted for as a "pooling of interests" for accounting and financial reporting purposes. In particular, the SunTrust Board took into account the fact that, because of the amount of treasury stock generated by SunTrust's share repurchase program and the limitation on treasury stock under the Accounting Principles Board Opinion No. 16, SunTrust would be unable to account for smaller acquisitions under the pooling of interests method of accounting. See "Accounting Treatment."


      (x) The likelihood of the Merger being approved by the appropriate regulatory authorities. See " -- Regulatory Approvals."

     Additionally, in considering the opinion of Lehman Brothers, the SunTrust Board was advised that in arriving at such opinion, Lehman Brothers relied upon median estimates of SunTrust's and Crestar's 1998 and 1999 earnings per share and earnings per share growth rates thereafter as published by Institutional Brokers Estimate System ("IBES"). During each company's due diligence review on July 18 and 19, 1998, the senior managements of SunTrust and Crestar provided Lehman Brothers with their respective earnings estimates for 1998 and 1999. None of such earnings information was prepared with a view toward public disclosure, none of such information, as set forth below, has been updated since the date of the Merger Agreement and none of such information took into account any of the synergies or charges expected to result from the Merger, any other Merger-related adjustments or the suspension of SunTrust's common stock repurchase program. All of the earnings estimates for each of SunTrust and Crestar were materially consistent with median IBES forecasts. The senior management of SunTrust advised Lehman Brothers that they expected SunTrust's stand-alone 1998 and 1999 earnings per share to be $3.57 and $4.00, respectively, on a diluted basis (compared with the median IBES estimates at that time of $3.50 and $3.90, respectively). The senior management of Crestar advised Lehman Brothers that Crestar's plan indicated stand-alone 1998 and 1999 earnings per share to be $3.10 (net of non-recurring items of $0.17) and $3.45, respectively, on a diluted basis (compared with the median IBES estimates at that time of $3.10 and $3.40, respectively). In light of the consistency of SunTrust's and Crestar's senior management earnings estimates with median IBES estimates, Lehman Brothers did not revise its financial analysis to utilize such earnings estimates, and instead utilized only median IBES earnings estimates in connection with its quantitative analyses performed in arriving at its opinion. The senior management earnings estimates were utilized by Lehman Brothers for the purpose of confirming that such estimates were substantially consistent with IBES estimates, and such senior management estimates were not included in the presentation of Lehman Brothers to the SunTrust Board in connection with the SunTrust Board's consideration of the Merger Agreement and the transactions contemplated thereby. There can be no certainty that the results reflected in the earnings estimates prepared by the senior managements of SunTrust and Crestar will be achieved or that actual results will not vary materially from the estimated results. For more information concerning the factors that could affect actual results, see "A Warning About Forward-Looking Information."

     The SunTrust Board also discussed certain potentially negative factors in connection with the Merger. These included, among others, the expansion into a new region and new markets with which SunTrust has little prior experience; the potential difficulties of integrating Crestar's operations into SunTrust; the significant costs involved in connection with completing the Merger; the substantial time and effort of SunTrust management required to implement the Merger, integrate the business of Crestar into SunTrust and manage the increased size of the combined business; the risk that the anticipated benefits of the Merger might not be fully realized; the fact that the SunTrust Stock Option Agreement, which Crestar required as an inducement to enter into the Merger Agreement, might discourage third parties from offering to acquire SunTrust during the pendency of the Merger; and the dilution of current SunTrust Shareholders' indirect interest in SunTrust's holdings of stock in The Coca-Cola Company. The SunTrust Board believes that the benefits and advantages of the Merger outweigh these potentially negative factors.


     The foregoing discussion of the information and factors considered by the SunTrust Board is not intended to be exhaustive but is believed to include all material factors considered by the SunTrust Board. In reaching its determination to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance, the SunTrust Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

     THE SUNTRUST BOARD BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK ISSUANCE, ARE FAIR TO AND IN THE BEST INTERESTS OF SUNTRUST AND THE SUNTRUST SHAREHOLDERS AND RECOMMENDS THAT THE SUNTRUST SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE STOCK ISSUANCE.

     CRESTAR'S REASONS FOR THE MERGER. The Crestar Board believes that the terms of the Merger Agreement and the Merger are fair from a financial point of view to, and are in the best interests of, Crestar and the Crestar Shareholders. Accordingly, the Crestar Board has unanimously approved and adopted the Merger Agreement and recommends approval of the Merger Agreement by the Crestar Shareholders. In reaching its decision, the Crestar Board consulted with Crestar's management and legal counsel and Morgan Stanley, Crestar's financial advisor, and considered a number of factors, to which relative weights were not assigned, including the following:

      (i) The Crestar Board's familiarity with and review of the factors contributing to Crestar's limited prospects for utilization of its excess capital in a manner that could be expected to maintain or enhance shareholder returns, including (a) Crestar's inability under applicable accounting guidelines to implement a large share repurchase program, (b) the expectation that a continued acquisition strategy would only serve to maintain or increase Crestar's excess capital given the high capital ratios of Crestar's potential acquisition candidates and the desirability of accounting for any such acquisition transaction as a pooling of interests, (c) the undesirability of engaging in any significant acquisitions on a purchase accounting basis given the amount of goodwill any such acquisition would be expected to generate based on prevailing pricing multiples in the financial institution merger and acquistion market, and (d) the limitations on Crestar's ability to repurchase shares in connection with any such acquisition transaction accounted for as a pooling of interests.

      (ii) The Crestar Board's review of (a) the business, operations, financial condition and earnings of SunTrust on an historical and a prospective basis and of the combined company on a pro forma basis, (b) the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company as a result of the Merger that are discussed more specifically under "Management and Operations After the Merger" and (c) the historical and prospective stock price performance of SunTrust Common Stock, including the anticipated impact of the Merger on the price of SunTrust Common Stock over the short term and the long term and the contribution to the market price of SunTrust Common Stock represented by SunTrust's ownership of stock in The Coca-Cola Company. The Crestar Board gave due consideration to the disparity between the current dividend per share on Crestar Common Stock and the pro forma equivalent dividend per share for current holders of Crestar Common Stock following the Merger, and the fact that SunTrust's senior management indicated its willingness to consider recommending to the SunTrust Board that the annual dividend on SunTrust Common Stock be increased following the Merger to a level closely aligned to that of the current dividend per share on Crestar Common Stock.

      (iii) The compatibility of the respective businesses, operating philosophies and strategic objectives of Crestar and SunTrust, including their respective decentralized management structures, the growth of their respective fee-based businesses and the superior credit quality of their respective loan portfolios.

      (iv) The terms of the Merger Agreement and the Merger, including the Exchange Ratio, which reflected price-to-1998 estimated earnings and price-to-book value multiples of approximately 27.1x and 4.27x, respectively (based on the closing price of $87.44 for SunTrust Common Stock on the NYSE on July 17, 1998) at the time that the Crestar Board approved the Merger Agreement. The Crestar Board gave due consideration to the fact that the fixed Exchange Ratio would allow holders of Crestar Common Stock to benefit from any increase in the market price of SunTrust Common Stock prior to the Merger while also subjecting them to any declines in such market price prior to the Merger. See " -- Conversion of Shares."

      (v) The current and prospective economic and competitive environment facing the financial services industry generally, and Crestar in particular, including the continued pace of consolidation in the industry, the perceived importance of operational scale in enhancing efficiency and profitability and remaining competitive over the long term, and the benefits of increased geographic diversification. In this regard, the Crestar Board noted that the combined company resulting from the Merger would be the tenth largest bank holding company in the United States based on total assets and the eighth largest in market capitalization (based on financial information as of June 30, 1998 and market information as of July 16, 1998), would have a leading market position (based on total deposits) in five Southeastern states, and would possess the financial resources and economies of scale necessary to compete more effectively in the financial services industry in the future.

      (vi) The Crestar Board's familiarity with and review of Crestar's business, operations, financial condition and earnings on an historical and a prospective basis.

      (vii) The presentation of Morgan Stanley to the Crestar Board on July 17, 1998, and the opinion of Morgan Stanley rendered on July 19, 1998 that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of Crestar Common Stock. See " -- Opinions of Financial Advisors -- Crestar."


      (viii) The expectation that the Merger will be tax-free (except for cash paid in lieu of fractional shares) for federal income tax purposes to Crestar and Crestar Shareholders and will qualify as a pooling of interests for accounting and financial reporting purposes. See " -- Accounting Treatment" and " -- Material Federal Income Tax Consequences."


      (ix) The generally favorable impact that the Merger could be expected to have on the constituencies served by Crestar, including its customers, employees and communities.

      (x) The commitment of SunTrust to appoint Mr. Tilghman and three other current members of the Crestar Board to become members of the SunTrust Board at the Effective Time. The Crestar Board also considered the terms of the employment agreements entered into between SunTrust and Messrs. Tilghman and Wells, which will become effective as of the Effective Time. See " -- Interests of Certain Persons in the Merger."

      (xi) The terms of the Stock Option Agreements, including the risk that the Crestar Stock Option Agreement (as defined herein) might discourage third parties from offering to acquire Crestar by increasing the cost of such an acquisition, and recognizing that the execution of the Crestar Stock Option Agreement was a condition to SunTrust's willingness to enter into the Merger Agreement. See " -- The Stock Option Agreements."


     Additionally, in considering the opinion of Morgan Stanley, the Crestar Board was advised that in arriving at such opinion, Morgan Stanley relied upon median estimates of SunTrust's and Crestar's 1998 and 1999 earnings per share and earnings per share growth rates thereafter as published by IBES. During each company's due diligence review on July 18 and 19, 1998, the senior managements of SunTrust and Crestar provided Morgan Stanley with their respective earnings estimates for 1998 and 1999. None of such earnings information was prepared with a view toward public disclosure, none of such information, as set forth below, has been updated since the date of the Merger Agreement and none of such information took into account any of the synergies or charges expected to result from the Merger, any other Merger- related adjustments or the suspension of SunTrust's common stock repurchase program. All of the earnings estimates for each of SunTrust and Crestar were materially consistent with median IBES forecasts. The senior management of SunTrust advised Morgan Stanley that they expected SunTrust's stand-alone 1998 and 1999 earnings per share to be $3.57 and $4.00, respectively, on a diluted basis (compared with the median IBES estimates at that time of $3.50 and $3.90, respectively). The senior management of Crestar advised Morgan Stanley that Crestar's plan indicated stand-alone 1998 and 1999 earnings per share to be $3.10 (net of non-recurring items of $0.17) and $3.45, respectively, on a diluted basis (compared with the median IBES estimates at that time of $3.10 and $3.40, respectively). The senior management earnings estimates were utilized by Morgan Stanley for the purpose of confirming that such estimates were substantially consistent with IBES estimates, and such senior management estimates were not included in the presentation of Morgan Stanley to the Crestar Board in connection with the Crestar Board's consideration of the Merger Agreement and the transactions contemplated thereby. There can be no certainty that the results reflected in the earnings estimates prepared by the senior managements of SunTrust and Crestar will be achieved or that actual results will not vary materially from the estimated results. For more information concerning the factors that could affect actual results, see "A Warning About Forward-Looking Information."

     The foregoing discussion of the information and factors considered by the Crestar Board is not intended to be exhaustive but is believed to include all material factors considered by the Crestar Board. In reaching its determination to approve the Merger, the Crestar Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.


     THE CRESTAR BOARD BELIEVES THAT THE MERGER, INCLUDING THE EXCHANGE RATIO, IS FAIR TO AND IN THE BEST INTERESTS OF CRESTAR AND THE CRESTAR SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE CRESTAR SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.


OPINIONS OF FINANCIAL ADVISORS

     SUNTRUST

     SunTrust has retained Lehman Brothers to act as its financial advisor in connection with the Merger. Lehman Brothers has rendered its written opinion to the SunTrust Board, dated July 20, 1998, to the effect that, based upon and subject to the factors and assumptions set forth in such opinion, and as of the date of such opinion, the Exchange Ratio to be paid by SunTrust to the Crestar Shareholders in the Merger was fair to SunTrust from a financial point of view.


     THE FULL TEXT OF THE LEHMAN BROTHERS OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS, IS ATTACHED TO THIS DOCUMENT AS ANNEX B. THE SUMMARY SET FORTH IN THIS DOCUMENT OF THE OPINION OF LEHMAN BROTHERS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE LEHMAN BROTHERS OPINION.


     SunTrust did not impose any limitations on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the SunTrust Board as to the form or amount of consideration to be offered by SunTrust to the Crestar Shareholders in the Merger, which was determined through arms-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to SunTrust or Crestar, but rather made its determination as to the fairness, from a financial point of view, of the Exchange Ratio to be paid by SunTrust to the Crestar Shareholders in the Merger on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is addressed to the SunTrust Board and was rendered to the SunTrust Board in connection with its consideration of whether to approve the Merger and whether or not the Exchange Ratio was fair to SunTrust. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any SunTrust Shareholder as to how such Shareholder should vote with respect to the Merger Agreement and the Stock Issuance. Lehman Brothers was not requested to opine as to, and its opinion does not address, SunTrust's underlying business decision to proceed with or effect the Merger.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed: (i) the Merger Agreement and the specific terms of the Merger; (ii) such publicly available information concerning SunTrust and Crestar that it believed to be relevant to its analysis, including, without limitation, public information released by SunTrust and Crestar with respect to income for the three-month period and six-month period ended, and financial condition as of June 30, 1998, SunTrust's and Crestar's quarterly reports on Form 10-Q for the period ended March 31, 1998 and SunTrust's and Crestar's annual reports on Form 10-K for the year ended December 31, 1997; (iii) financial and operating information with respect to the businesses, operations and prospects of SunTrust and Crestar furnished to it by SunTrust and Crestar, respectively; (iv) trading histories of the common stocks of SunTrust and Crestar from July 15, 1993 to the present and a comparison of those trading histories with those of other companies that it deemed relevant; (v) a comparison of the historical financial results and present financial conditions of SunTrust and Crestar with those of other companies that it deemed relevant; (vi) published estimates of third party research analysts regarding the future financial performance of SunTrust and Crestar;

(vii) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that it deemed relevant; (viii) the relative contributions of SunTrust and Crestar on a pro forma basis to the historical and projected financial condition and operations of the combined company upon completion of the Merger; and (ix) the potential pro forma impact of the Merger on SunTrust. In addition, Lehman Brothers had discussions with the managements of SunTrust and Crestar concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects, and the potential cost savings, operating synergies, incremental earnings (including as a result of the use of excess capital) and other strategic benefits expected to result from a combination of the businesses of SunTrust and Crestar, and undertook such other studies, analyses and investigations as it deemed appropriate.


     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of managements of SunTrust and Crestar that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. In performing its quantitative analyses used in arriving at its opinion, with the consent of SunTrust, Lehman Brothers was not provided with and did not have any access to any financial forecasts or projections prepared by the management of SunTrust as to the projected stand-alone financial performance of SunTrust or any financial forecasts or projections prepared by the management of Crestar as to the projected stand-alone financial performance of Crestar, and accordingly, in performing its analysis, based upon advice of SunTrust, Lehman Brothers assumed that the publicly available estimates of research analysts are a reasonable basis upon which to evaluate and analyze the future stand-alone financial performance of SunTrust and Crestar and that SunTrust and Crestar would perform substantially in accordance with such estimates. Lehman Brothers assumed, with the consent of SunTrust, that cost savings, operating synergies, incremental earnings and other strategic benefits to result from the Merger would be achieved substantially in accordance with estimates prepared by management of SunTrust. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Crestar or SunTrust and did not make or obtain any evaluations or appraisals of the assets or liabilities of Crestar or SunTrust. In addition, Lehman Brothers noted that it is not expert in the evaluation of loan portfolios or allowances for loan and real estate owned losses and, upon advice of SunTrust, it assumed that the allowances for loan and real estate owned losses provided to it by SunTrust and Crestar were in the aggregate adequate to cover all such losses. Upon advice of SunTrust and its legal and accounting advisors, Lehman Brothers assumed that the Merger will qualify for pooling of interests accounting treatment. Lehman Brothers' opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its letter.


     In connection with the preparation and delivery of its opinion to the SunTrust Board, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance and general business and economic conditions, many of which are beyond the control of SunTrust. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

     PURCHASE PRICE ANALYSIS. Based upon the Exchange Ratio, the closing price of SunTrust Common Stock on July 15, 1998 of $85.19 represented a value to be received by holders of Crestar Common Stock of $81.78 per share. Based on this implied transaction value per share, Lehman Brothers calculated the price-to-market, price-to-book, price-to-tangible book, adjusted price-to-book (wherein price and book value were adjusted to reflect a tangible common equity to tangible assets ratio of 6.00%) and price-to-earnings multiples, paid in the Merger. The implied transaction value per share yielded a premium of 34% over the closing price of Crestar Common Stock of $60.88 on July 15, 1998. This analysis also yielded a price-to-book value multiple of 4.16x, a price-to-tangible book value multiple of 4.57x, an adjusted price-to-book value multiple of 4.97x, a price to estimated 1998 earnings multiple of 26.4x and a price to estimated 1999 earnings multiple of 24.1x (based on median estimates of Crestar's 1998 and 1999 earnings published by IBES as of July 15, 1998). IBES is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors. Lehman Brothers also noted that the transaction price to estimated 1998 and 1999 earnings multiples represented 108% and 110%, respectively, of the price to estimated 1998 and 1999 earnings multiples of SunTrust.


     COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Lehman Brothers reviewed certain terms and financial characteristics, including historical and estimated current year and forward year price-to-earnings ratios, the price-to-book ratio, the price-to-tangible book ratio and the adjusted price-to-book ratio paid at the time of transaction announcement, of nine selected banking company pooling of interests merger or acquisition transactions (the "Comparable Bank Transactions Group"). The Comparable Bank Transactions Group considered by Lehman Brothers in its analysis consisted of the following transactions (identified by acquiror/acquiree): NationsBank Corp./Boatmen's Bankshares, Inc.; Wachovia Corporation/Central Fidelity Banks Inc.; First Union Corp./Signet Banking Corporation; NationsBank Corp./Barnett Banks Inc.; National City Corp./First of America Bank Corporation; First American Corporation/Deposit Guaranty Corporation; Regions Financial Corporation/First Commercial Corporation; Union Planters Corporation/Magna Group Inc.; and Star Banc Corporation/Firstar Corporation. The median values for these transactions for the price to latest twelve months earnings ratio, price to estimated current year earnings ratio (based upon estimates published by IBES), price to estimated forward year earnings ratio (based upon estimates published by IBES), price-to-book ratio, price-to-tangible book ratio and adjusted price-to-book ratio were 25.2x, 23.1x, 21.0x, 3.84x, 4.22x and 4.26x, respectively. The range of values for these parameters were from 18.5x to 34.6x, 16.3x to 28.5x, 15.1x to 25.3x, 2.71x to 4.19x, 2.99x to 5.81x and 3.15x to 5.59x, respectively. These compared to transaction multiples of 27.5x, 26.4x, 24.1x, 4.16x, 4.57x and 4.97x for the Merger based on the closing price of SunTrust Common Stock on July 15, 1998. The range of premiums of implied transaction value per share in these transactions to market price of the acquiree was 3% to 46% with a median value of 31%, compared with a transaction premium to market price of 34% based on the closing prices of SunTrust and Crestar Common Stock on July 15, 1998. The range of values of the transaction price to estimated current year and forward year earnings multiples as a percentage of the acquiror's estimated current year and forward year earnings multiples was 97% to 163% and 107% to 167%, respectively, with median values of 137% and 136%, respectively, compared with values of 108% and 110%, respectively, for the transaction.

     Because the reasons for and circumstances surrounding each of the transactions analyzed were different and because of the inherent differences in the businesses, operations, financial conditions and prospects of Crestar and the companies included in the Comparable Bank Transactions Group, Lehman Brothers did not rely on a purely quantitative analysis but also made certain qualitative judgments concerning the differences between the characteristics of these transactions and the Merger which would affect the acquisition values of the acquired companies and Crestar. In particular, Lehman Brothers considered the size, location and desirability of the acquired company's markets of operation in relation to the acquiring company, the strategic fit of the acquired company with the acquiring company, the form and aggregate amount of consideration offered to the acquired company, and the tax and accounting treatment of the transaction. These qualitative judgments did not lead to specific conclusions regarding the value of Crestar Common Stock, but rather were part of Lehman Brothers' evaluation of the relevancy of this comparative analysis under the particular circumstances of the Merger.

     COMPARABLE COMPANY ANALYSIS. Using publicly available information, Lehman Brothers compared the financial performance and stock market valuation of Crestar with the following selected banking companies (the "Comparable Bank Group"): AmSouth Bancorporation, BB&T Corporation, First Tennessee National Corporation, First Union Corp., NationsBank Corp., Regions Financial Corporation, SouthTrust Corporation, Union Planters Corporation and Wachovia Corporation. Lehman Brothers reviewed the ratio of price to estimated 1998 earnings (19.6x for Crestar and a median of 18.5x for the Comparable Bank Group); the ratio of price-to-book (3.10x for Crestar and a median of 3.39x for the Comparable Bank Group) and the ratio of price-to-tangible book (3.40x for Crestar and a median of 4.19x for the Comparable Bank Group). These ratios for the Comparable Bank Group are based on published financial results as of June 30, 1998, closing stock market prices on July 15, 1998 and estimated earnings per share based on the most recent median estimates for 1998 and 1999 earnings published by IBES. These ratios for Crestar are based on published financial results as of June 30, 1998, IBES 1998 and 1999 earnings per share estimates as of July 15, 1998 and the closing price for Crestar Common Stock of $60.88 as of close of business on July 15, 1998.

     Because of the inherent differences in the businesses, operations, financial conditions and prospects of Crestar and the companies included in the Comparable Bank Group, Lehman Brothers did not rely on a purely quantitative analysis but also made certain qualitative judgments concerning the differences between Crestar and the companies included in the Comparable Bank Group which would affect the trading values of the comparable companies and Crestar. In particular, Lehman Brothers considered for the banking companies included in the Comparable Bank Group, the size, location and desirability of the markets of operation of such companies, the aggregate amount of assets, deposits and loans of such companies, the current levels of and historical rates of growth in market capitalization, net interest revenues, fee income and EPS of such companies and the components of fee income of such companies. These qualitative judgments did not lead to specific conclusions regarding the value of Crestar Common Stock, but rather were part of Lehman Brothers' evaluation of the relevancy of this comparative analysis under the particular circumstances of the Merger.

     DISCOUNTED CASH FLOW ANALYSIS. Lehman Brothers discounted five years of estimated cash flows of Crestar (based upon estimates published by IBES), including SunTrust management projections of cost savings and operational synergies resulting from the Merger, assuming a dividend rate sufficient to maintain a tangible capital ratio (defined as tangible common equity divided by tangible assets) of 6.00% and using a range of discount rates from 11% to 13%. SunTrust management projections of cost savings were approximately $130 million, on a pre-tax basis, for 1999 and 2000, respectively, with 75% of such $130 million annual cost savings being achieved by the end of 1999 and a full 100% of such $130 million annual cost savings being achieved by the end of 2000. SunTrust management projections of operational synergies were $20 million and $28 million, pre-tax, for 1999 and 2000, respectively, in incremental income. In addition, Lehman Brothers included the impact of $75 million and $130 million, pre-tax, for 1999 and 2000, respectively, in capital management benefits which SunTrust management estimated the combined company could derive after the Merger. Lehman Brothers derived an estimate of a range of terminal values by applying multiples ranging from 17 times to 19 times estimated year-end 2003 net income assuming IBES median estimates for 1999 and a growth rate of 10% for 2000, 2001, 2002 and 2003. This analysis yielded a range of stand alone, fully diluted values for Crestar Common Stock of approximately $58 to $69 per share and a range of fully diluted values including expected cost savings and incremental earnings for Crestar Common Stock of approximately $86 to $102 per share.

     PRO FORMA MERGER ANALYSIS. Lehman Brothers analyzed the impact of the Merger on SunTrust's estimated earnings per share based on the most recent estimates for the 1998 and 1999 earnings of SunTrust published by IBES. In connection with this analysis, management of SunTrust provided Lehman Brothers with estimates for cost savings and incremental earnings (including as a result of the use of excess capital from the Merger), which estimates were incorporated in Lehman Brothers' analyses. SunTrust management projections of cost savings were approximately $130 million per year, on a pre-tax basis, for 1999 and 2000, with 75% of such $130 million annual cost savings being achieved by the end of 1999 and a full 100% of such $130 million annual cost savings being achieved by the end of 2000. SunTrust management projections of operational synergies were $20 million and $28 million, pre-tax, for 1999 and 2000, respectively, in incremental income. In addition, Lehman Brothers included the impact of $75 million and $130 million, pre-tax, for 1999 and 2000, respectively, in capital management benefits which SunTrust management estimated the combined company could derive after the Merger. Based on such IBES estimates and management projections of expected cost savings and incremental income, Lehman Brothers calculated that the Merger would result in accretion of 3.6% and 4.3% to SunTrust's earnings per share in 1999 and 2000, respectively, assuming 75% of such expected cost savings and incremental earnings were realized in 1999 and assuming 100% of such expected cost savings and incremental earnings were realized thereafter.

     CONTRIBUTION ANALYSIS. Lehman Brothers analyzed the respective contributions of Crestar and SunTrust to the combined company's pro forma balance sheet as of June 30, 1998, and pro forma net income based on the most recent estimates for the 1998 and 1999 earnings of SunTrust and Crestar published by IBES. This analysis showed that Crestar would have contributed 30% of total assets, 27% of total equity and 40% of common equity on a pro forma basis as of June 30, 1998 and that, based on earnings estimates published by IBES, Crestar's contribution to the combined company's 1999 net income, would be 33% before cost savings and operational synergies and would be 37% assuming full phase-in of cost savings. Based upon the Exchange Ratio, Crestar Shareholders would own an estimated 34% of the combined company upon completion of the Merger.

     Lehman Brothers is an internationally recognized investment banking firm. Lehman Brothers, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The SunTrust Board retained Lehman Brothers based upon Lehman Brothers' experience and expertise and its familiarity with SunTrust and transactions similar to the Merger. Lehman Brothers is acting as financial advisor to SunTrust in connection with the Merger. Pursuant to a letter agreement dated July 17, 1998, between SunTrust and Lehman Brothers, SunTrust has agreed to pay Lehman Brothers (i) a retainer of $125,000 paid upon signing of the letter agreement, (ii) a fee of $2,000,000 upon delivery of the opinion and the signing of a definitive agreement and (iii) a fee of 0.18% of the consideration payable to the Crestar Shareholders under the Merger Agreement (less any amounts paid to Lehman Brothers under (i) and (ii)), payable upon consummation of the Merger for its services in connection with the Merger. The estimated fee payable to Lehman

Brothers under the preceding formula equals approximately $17.1 million. The letter agreement with Lehman Brothers also provides that SunTrust will reimburse Lehman Brothers for its out-of-pocket expenses and indemnify Lehman Brothers and certain related persons and entities against certain liabilities, including liabilities under securities laws, incurred in connection with its services thereunder. Lehman Brothers has performed various investment banking services for SunTrust and Crestar in the past, and has received customary fees for such services. In the past two years, Lehman Brothers has been paid fees aggregating approximately $2.7 million for services rendered to SunTrust. In the ordinary course of its business, Lehman Brothers and its affiliates actively trade in the debt and equity securities of SunTrust and Crestar for their own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.


     CRESTAR


     Crestar retained Morgan Stanley to act as Crestar's financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as Morgan Stanley's prior investment banking relationship and familiarity with Crestar. At the July 19, 1998 meeting of the Crestar Board, Morgan Stanley delivered an oral opinion to the Crestar Board, which opinion was subsequently confirmed in writing, that, as of such date and subject to certain considerations set forth in such opinion, the Exchange Ratio in the Merger Agreement was fair from a financial point of view to the holders of shares of Crestar Common Stock (other than SunTrust and its affiliates). Morgan Stanley subsequently confirmed its July 19, 1998 opinion by delivery to the Crestar Board of a written opinion dated as of the date of this document. The Crestar Board did not impose any limitations with respect to the investigations made or procedures followed by Morgan Stanley in rendering its opinion.

     THE FULL TEXT OF MORGAN STANLEY'S OPINION DATED AS OF THE DATE OF THIS DOCUMENT, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS DOCUMENT. CRESTAR SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE CRESTAR BOARD AND THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES OF CRESTAR COMMON STOCK (OTHER THAN SUNTRUST AND ITS AFFILIATES), AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY CRESTAR SHAREHOLDER AS TO HOW TO VOTE AT THE CRESTAR MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


     In connection with rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Crestar and SunTrust, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Crestar and SunTrust prepared by the managements of Crestar and SunTrust, respectively; (iii) analyzed certain financial projections prepared by the managements of Crestar and SunTrust, respectively; (iv) discussed the past and current operations and financial condition and the prospects of Crestar and SunTrust with senior executives of Crestar and SunTrust, respectively; (v) reviewed the reported prices and trading activity for the Crestar Common Stock and the SunTrust Common Stock; (vi) compared the financial performance of Crestar and SunTrust and the prices and trading activity of the Crestar Common Stock and the SunTrust Common Stock with that of certain other comparable publicly-traded companies and their securities; (vii) discussed the results of regulatory examinations of Crestar and SunTrust with senior management of the respective companies; (viii) discussed with senior managements of Crestar and SunTrust the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company; (ix) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios; (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; (xi) participated in discussions and negotiations among representatives of Crestar and SunTrust and their financial and legal advisors;
(xii) reviewed the Merger Agreement and certain related documents; and (xiii) performed such other analyses and considered such other factors as deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, including the synergies and other benefits expected to result from the Merger, Morgan Stanley has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Crestar and SunTrust. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Crestar or SunTrust, nor has Morgan Stanley been furnished with any such appraisals, and Morgan Stanley has not examined any individual loan credit files of Crestar or SunTrust. In addition,

Morgan Stanley has assumed the Merger will be completed substantially in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of such opinion. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition or merger involving Crestar or any of its assets.

     The following is a summary of the financial analyses performed by Morgan Stanley and reviewed with the Crestar Board on July 17, 1998 in connection with rendering its opinion dated as of July 19, 1998.

     VALUATION METHODOLOGIES. As part of its financial analyses, Morgan Stanley performed valuation analyses of Crestar using various methodologies. Morgan Stanley evaluated the positions and strengths of Crestar on a stand-alone basis, considered estimates by Crestar and SunTrust management of the synergies which could be expected to be realized in a merger with Crestar and determined an acquisition value based upon specified assumptions. The following is a summary of the various methodologies underlying the valuation analyses conducted by Morgan Stanley.

     COMPARABLE COMPANY ANALYSIS. As part of its analysis, Morgan Stanley compared certain financial information of Crestar with corresponding publicly available information of (i) a group of twelve publicly traded bank holding companies that Morgan Stanley considered comparable in certain respects with Crestar (the "Peer Group") and (ii) thirty-five bank holding companies (the "Morgan Stanley Bank Index" and together with the Peer Group, the "Comparables"). Historical financial information used in connection with the ratios provided below is as of June 30, 1998 with respect to financial information for Crestar and SunTrust, and as of March 31, 1998 with respect to financial information for the Comparables.

     Morgan Stanley analyzed the relative performance and value of Crestar by comparing certain market trading statistics for Crestar with those of the Comparables. Market information used in ratios provided below is as of July 16, 1998. The market trading information used in the valuation analysis was market price to book value (which was 3.1x in the case of Crestar; 3.8x in the case of the average of the Peer Group; and 3.5x in the case of the average of the Morgan Stanley Bank Index) and market price to estimated earnings per share for 1999 (which was 18.1x in the case of Crestar; 17.1x in the case of the average of the Peer Group; and 17.9x in the case of the average of the Morgan Stanley Bank Index). Earnings per share estimates for Crestar, the Morgan Stanley Bank Index and the Peer Group were based on IBES estimates as of July 16, 1998. The implied range of values for Crestar Common Stock derived from the analysis of the Comparables' market price to book value and market price to 1999 estimated earnings per share ranged from approximately $58 to $69 per share.

     DIVIDEND DISCOUNT ANALYSIS. Morgan Stanley performed a dividend discount analysis to determine a range of present values per share of Crestar Common Stock assuming Crestar continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the estimated future dividend stream that Crestar could generate over the five-year period from 1998 through 2002, and (ii) the present value of the "terminal value" of Crestar Common Stock at the end of the year 2002. To determine a projected dividend stream, Morgan Stanley assumed a constant tangible common equity/tangible assets ratio of 7%. The earnings projections which formed the basis for the dividends and the terminal value were adapted from IBES estimates for 1998 and 1999, and earnings growth rates ranging from 10%-14% for estimating earnings for 2000 through 2003. The "terminal value" of Crestar Common Stock at the end of the period was determined by applying two price-to-earnings multiples (17x and 19x) to year 2003 projected earnings. The dividend stream and terminal values were discounted to present values using discount rates of 12% and 14%, which Morgan Stanley viewed as the appropriate discount rate range for a company with Crestar's risk characteristics. Based on the above assumptions, fully diluted stand-alone value of Crestar Common Stock ranged from approximately $53 to $73 per share.

     IMPLIED ACQUISITION VALUE. Morgan Stanley performed an analysis of the acquisition valuation of Crestar in which it assumed that the net present value of estimated cost savings and revenue enhancements was added to the stand-alone value of Crestar Common Stock calculated using IBES estimates as described above (see " -- Dividend Discount Analysis" above). Based on pre-tax synergies ranging from $113-$188 million (15%-25% of 1998 projected non-interest expense base of $750 million), discount rates of 12% and 14%, a phase-in cost of savings over two years, a cost savings growth rate of 4% after the phase-in period, and merger and reorganization charges equal to the synergies incurred in the first year following the Merger, Morgan Stanley estimated the implied acquisition value of Crestar Common Stock to range from approximately $58 to $83 per share.

     PRECEDENT TRANSACTION ANALYSIS. Morgan Stanley performed an analysis of eleven precedent transactions (the "Precedent Transactions") by selected holding companies of commercial banks that Morgan Stanley deemed comparable to the Merger in order to compare the multiples of book value and projected earnings indicated by the Exchange Ratio in the Merger to those multiples indicated for the Precedent Transactions. The eleven transactions constituting the Precedent Transactions were (acquiror/acquiree): Wachovia Corporation/Jefferson Bancshares, Inc., Wachovia Corporation/Central Fidelity Banks, Inc., First Union Corporation/Signet Banking Corp., NationsBank Corporation/Barnett Banks, Inc., Banc One Corporation/First Commerce Corporation, First Union Corporation/CoreStates Financial Corporation, National City Corporation/First of America Bank Corporation, First American Corporation/Deposit Guaranty Corp., Regions Financial Corporation/First Commercial Bancshares, Inc., Union Planters Corporation/Magna Group, Inc., and Star Banc Corporation/Firstar Corporation.

     The ranges of multiples of book value (based on the acquired company's most recently reported book value per share prior to the announcement of the transaction) and of estimated earnings per share (based on IBES estimates of the acquired company's earnings per share prior to announcement of the transaction) for the Precedent Transactions were 2.6x to 5.3x and 18.2x to 25.3x, respectively. The resulting medians of the book value and earnings multiples for the Precedent Transactions were 3.8x and 22.3x, respectively. The range of premiums to market for the Precedent Transactions were 17% to 46% with a median premium to market of 34%. The multiples of Crestar's book value per share as of June 30, 1998 and of Crestar's 1999 IBES earnings per share estimate as of July 16, 1998, indicated by the Exchange Ratio in the Merger were 4.2x and 24.4x, respectively, and the premium to market value per share of Crestar Common Stock indicated by the Exchange Ratio in the Merger was 35%. The foregoing multiples indicated by the Exchange Ratio were based on the closing prices of SunTrust Common Stock and Crestar Common Stock on July 16, 1998.

     No company or transaction used in the comparable company and comparable transaction analyses is identical to Crestar or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Crestar and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     CONTRIBUTION ANALYSIS. Morgan Stanley reviewed the pro forma effects of the Merger and computed the contribution to the combined company's pro forma financial results attributable to each of Crestar and SunTrust. The computation showed, among other things, that Crestar and SunTrust would contribute to the combined company approximately 27% and 73%, respectively, of book value as of June 30, 1998, 30% and 70%, respectively, of assets, 30% and 70%, respectively, of net revenues, 32% and 68%, respectively, of 1998 estimated earnings based on IBES estimates, and 28% and 72%, respectively, of market value as of July 16, 1998. Morgan Stanley calculated that the Exchange Ratio would result in an allocation between the holders of Crestar Common Stock and SunTrust Common Stock of pro forma ownership of the combined company equal to approximately 34% and 66%, respectively.

     PRO FORMA MERGER ANALYSIS. Morgan Stanley analyzed the financial impact of the Merger on SunTrust's estimated earnings per share and the estimates of cost savings, revenue enhancements and other synergies expected to result from the Merger. Earnings estimates were based on IBES earnings estimates as of July 16, 1998 for 1998 and 1999 and assumed an 11% growth rate for 2000. This analysis showed that, after giving effect to the Merger, the timing for the realization of the Merger synergies and before the impact of one-time Merger-related charges, SunTrust's fully diluted earnings per share would increase in 1999 and 2000, in each case compared to SunTrust on a stand-alone basis.


     In connection with its written opinion dated as of the date of this document, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its July 19, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Crestar.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Crestar or SunTrust. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the Exchange Ratio in the Merger Agreement to the holders of shares of Crestar Common Stock (other than SunTrust and its affiliates) and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Crestar might actually be sold.

     As described above, Morgan Stanley's opinion and the information provided by Morgan Stanley to the Crestar Board were two of a number of factors taken into consideration by the Crestar Board in making its determination to recommend approval and adoption of the Merger Agreement to the Crestar Shareholders. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the entire Crestar Board or the view of the management with respect to the value of Crestar. The Exchange Ratio was determined through negotiations between Crestar and its advisors and SunTrust, and was approved by the entire Crestar Board.

     The Crestar Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of Crestar and SunTrust for their own account and for the accounts of customers and, accordingly may at any time hold a long or short position in such securities. In the past, Morgan Stanley has provided financial advisory and investment banking services to Crestar and SunTrust for which services Morgan Stanley received customary fees. In the past two years, Morgan Stanley has been paid fees aggregating approximately $5.0 million for services rendered to Crestar, including acting as underwriter for Crestar's issuance of subordinated notes and capital securities and for financial advisory services.


     Pursuant to a letter agreement, Crestar has agreed to pay Morgan Stanley:
(i) an advisory fee estimated to be between $100,000 and $150,000 which is payable regardless of whether the Merger is consummated, and (ii) a transaction fee of 0.20% of the aggregate consideration payable to Crestar Shareholders under the Merger Agreement upon consummation of the Merger. Based on the current market price of SunTrust Common Stock as of the date of this document, the estimated fee payable to Morgan Stanley under the preceding formula would be $15.8 million. Any advisory fee paid will be credited against the transaction fee. In addition, Crestar has agreed, among other things, to reimburse Morgan Stanley for all reasonable out-of-pocket expenses incurred in connection with the services provided by Morgan Stanley, and to indemnify and hold harmless Morgan Stanley and certain related parties from and against certain liabilities and expenses, which may include certain liabilities under the federal securities laws, in connection with its engagement.



EXCHANGE OF CRESTAR COMMON STOCK FOR SUNTRUST COMMON STOCK

     Promptly after the Effective Time, SunTrust will cause SunTrust Bank, Atlanta (the "Exchange Agent"), to send to each holder of record of Crestar Common Stock transmittal materials for use in exchanging all of their certificates representing shares of Crestar Common Stock for a certificate or certificates representing shares of SunTrust Common Stock and a check for any fractional share interest, as applicable. The transmittal materials will contain information and instructions with respect to the surrender of certificates of shares of Crestar Common Stock in exchange for certificates representing shares of SunTrust Common Stock.

     CRESTAR SHAREHOLDERS SHOULD NOT SEND IN THEIR SHARE CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

     Following the Effective Time and upon surrender of all of the certificates representing shares of Crestar Common Stock registered in the name of a holder of Crestar Common Stock (or indemnity satisfactory to SunTrust or the Exchange Agent if any of such certificates are lost, stolen or destroyed), together with a properly completed letter of transmittal, the Exchange Agent will mail to such holder a certificate or certificates representing the number of shares of SunTrust Common Stock to which such holder is entitled, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required thereon, in respect of such shares and, where applicable, a check in the amount of any cash to be paid in lieu of fractional shares.

     Declaration of dividends by SunTrust after the Effective Time will include dividends on all SunTrust Common Stock issued in the Merger, but no dividend or other distribution payable to the holders of record of SunTrust Common Stock at or as of any time after the Effective Time will be paid to the holder of any certificates representing shares of Crestar

Common Stock until such holder physically surrenders all such certificates as described above. Promptly after such surrender, all undelivered dividends and other distributions, less the amount of any withholding taxes which may be required thereon and, where applicable, a check for the amount representing any fractional share interest, will be delivered to such holder (in each case, without interest). After the Effective Time, the stock transfer books of Crestar will be closed and there will be no transfers on the transfer books of Crestar of the shares of Crestar Common Stock that were outstanding immediately prior to the Effective Time.


TERMS OF THE MERGER AGREEMENT

     EFFECTIVE TIME OF THE MERGER. The Merger will become effective upon the filing of the Articles of Merger with the State Corporation Commission of Virginia, or such later time as the parties have agreed upon and designated in such filing. The Merger Agreement provides that the parties will file the Articles of Merger as soon as practicable following the satisfaction or waiver of the conditions to the Merger.


     CONDITIONS TO THE MERGER. The respective obligations of SunTrust and Crestar to effect the Merger and to consummate the other transactions contemplated to occur on the closing date of the Merger (the "Closing Date") are subject to the satisfaction or waiver of certain conditions, including the following: (i) approval of the Merger Agreement by the Crestar Shareholders and the SunTrust Shareholders; (ii) approval of the listing on the NYSE of the shares of SunTrust Common Stock to be issued to Crestar Shareholders in the Merger; (iii) receipt of all necessary authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any governmental authorities (collectively, "Consents") which are necessary for consummation of the Merger; PROVIDED, HOWEVER, that no such Consent shall be deemed obtained if it imposes any condition or requirement that would so materially and adversely impact the economic or business benefits to SunTrust or Crestar of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgement, have entered into the Merger Agreement; (iv) the effectiveness of the Registration Statement on Form S-4 (the "Registration Statement") filed by SunTrust under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of SunTrust Common Stock to be issued in connection with the Merger and the absence of any stop order or proceeding by the Commission seeking a stop order; (v) receipt from Arthur Andersen LLP and KPMG Peat Marwick LLP of letters confirming that the Merger qualifies for pooling of interests accounting treatment; (vi) receipt of opinions of Crestar's and SunTrust's counsel that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (vii) the accuracy as of the Closing Date of the other party's representations and warranties as set forth in the Merger Agreement (except where the failure or failures of such accuracy, individually or in the aggregate, does not result in a material adverse effect); and (viii) the performance by the other party in all material respects of its obligations under the Merger Agreement.


     NO SOLICITATION; BOARD ACTION. Crestar has agreed not to, directly or indirectly, (i) solicit, initiate, encourage or facilitate the submission of any proposal relating to or involving any merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Crestar or any subsidiary of Crestar, or any purchase of all or any material portion of the assets of Crestar or any subsidiary of Crestar (an "Acquisition Transaction") or
(ii) enter into, encourage or facilitate any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to encourage or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to or constitute an effort to facilitate, any proposal relating to or involving an Acquisition Transaction. Crestar has also agreed to terminate immediately and cease any and all discussions, negotiations and/or contacts with any other person or entity which may exist relating to or involving an Acquisition Transaction.

     Notwithstanding the above-described non-solicitation provision and other provisions of the Merger Agreement, the Crestar Board may furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited, written BONA FIDE proposal regarding an Acquisition Transaction if, and only to the extent that (i) the Crestar Board concludes in good faith, after consultation with and based upon the advice of outside counsel, that it is required to furnish such information or enter into such discussions or negotiations in order to comply with its fiduciary duties to shareholders under applicable law, (ii) prior to taking such action, Crestar receives from such person or entity an executed confidentiality agreement and an executed standstill agreement, each in reasonably customary form (provided that such agreement is at least as limiting as any such agreement between SunTrust and Crestar), and (iii) the Crestar Board concludes in good faith that the proposal regarding the Acquisition Transaction contains an offer of consideration that is superior to the consideration set forth in the Merger Agreement. Crestar has also agreed that it shall (i) immediately advise SunTrust orally and in writing of (A) the receipt by it (directly or indirectly) of any proposal regarding an Acquisition Transaction, or any inquiry which could reasonably be expected to lead to any such proposal, (B) the material terms and conditions of such proposal or inquiry (whether written or oral), and (C) the identity of the person making any such proposal or inquiry, (ii) keep SunTrust fully informed of the status and details of any such proposal or inquiry, and (iii) negotiate in good faith with SunTrust to make such adjustments in the terms and conditions of the Merger Agreement as would enable Crestar to proceed with the transactions contemplated therein on such adjusted terms.

     CONDUCT OF BUSINESS PENDING THE MERGER. From the date of the Merger Agreement to the Effective Time, Crestar has agreed to carry on its businesses in the ordinary course consistent with past practice, to use all commercially reasonable efforts to preserve intact the business organization of Crestar and each of its subsidiaries, to keep available the services of its and their present key officers and employees and to preserve the goodwill of those having business relationships with Crestar or its subsidiaries. SunTrust has agreed not to make any extraordinary or special dividend on the SunTrust Common Stock or take any action that would (i) materially delay or adversely affect the ability of SunTrust to obtain any Consents required to permit consummation of the Merger or (ii) materially adversely affect its ability to perform its obligations under the Merger Agreement or to consummate the transactions contemplated thereby.

     In addition, from the date of the Merger Agreement to the Effective Time, except as specifically contemplated by the Merger Agreement or the Crestar Stock Option Agreement, Crestar has agreed not to, and to cause its subsidiaries not to, without the prior written consent of SunTrust:

      (i) except in the ordinary course of business, (A) incur any indebtedness for borrowed money, (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or (C) make any loan or advance;

      (ii) make any change or amendment to the articles of incorporation (the "Crestar Charter") or bylaws (the "Crestar Bylaws") of Crestar (or comparable governing instruments for subsidiaries) in a manner that would materially and adversely affect Crestar's or SunTrust's ability to consummate the Merger or the economic benefits of the Merger to either party;

      (iii) issue or sell any shares of capital stock or any other securities (other than (A) pursuant to outstanding exercisable stock options, (B) pursuant to the Rights Agreement between Crestar and Mellon Bank, NA, as Rights Agent, dated as of June 23, 1989 (the "Crestar Rights Agreement"), (C) pursuant to the terms of 401(k) plans of Crestar and any subsidiary of Crestar, or (D) pursuant to the Crestar Dividend Reinvestment Plan) or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of Crestar or any of its subsidiaries (other than pursuant to Crestar's option plans) or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures;

      (iv) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of Crestar or any of its subsidiaries other than (A) regular quarterly cash dividends in an amount not to exceed $0.33 per share of Crestar Common Stock payable on the regular historical payment dates and (B) dividends paid by any subsidiary to Crestar or another subsidiary of Crestar with respect to its capital stock;

      (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

      (vi) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of a material amount of Crestar's properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

      (vii) adopt or amend (except as required by law or other contractual obligations existing on the date of the Merger Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal merit increases in the ordinary course of business consistent with past practice) increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan, agreement or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

      (viii) authorize, or commit or agree to take, any of the actions described above.

     MODIFICATION OF CERTAIN POLICIES. Crestar has agreed that at the request of SunTrust it will modify its loan, litigation, real estate valuation, asset, liquidity and investment portfolio policies and practices (including loan classifications and level of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of SunTrust and generally accepted accounting principles, at the earlier of (i) such time within seven days prior to the Effective Time as SunTrust acknowledges in writing that all conditions to its obligations to complete the Merger set forth in the Merger Agreement have been waived or satisfied if the Merger were to be completed on such date or (ii) immediately prior to the Effective Time.

     BOARD OF DIRECTORS. SunTrust has agreed to increase the size of the SunTrust Board by three members and to elect three non-employee members of the Crestar Board to fill such vacancies, each of whom will be placed in a separate class on the SunTrust Board. SunTrust also has agreed to expand the SunTrust Board by one additional director and has agreed to name Mr. Tilghman as Vice Chairman of the SunTrust Board.

     INDEMNIFICATION OBLIGATIONS. SunTrust has agreed to indemnify each present and former officer and director of Crestar or any Crestar subsidiaries, for a period of six years after the Effective Time, against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time, which are based upon or relate to such person's capacity as a director or officer, to the fullest extent that such persons are permitted to be indemnified under the VSCA or the Crestar Charter or the Crestar Bylaws. SunTrust also has agreed to cause the persons serving as officers and directors of Crestar immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by Crestar (provided that SunTrust may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such. Notwithstanding the preceding sentence, in no event will SunTrust be required to expend on any annual basis more than 200% of the current amount expended by Crestar to maintain or procure insurance coverage.

     ADDITIONAL COVENANTS. SunTrust and Crestar also have agreed to: (i) prepare and file this document and the Registration Statement with the Commission; (ii) hold the Meetings to obtain the approval of the SunTrust Shareholders and the Crestar Shareholders of the Merger and the Merger Agreement and the transactions contemplated thereby; (iii) afford the other party and its respective representatives access to the books, records, properties, personnel and such other information of it or its subsidiaries as such party may reasonably request; (iv) hold and cause its and its respective subsidiaries' representatives and affiliates to hold any nonpublic information in confidence to the extent required by, and in accordance with, the Confidentiality Agreement dated July 17, 1998 between SunTrust and Crestar; (v) cooperate with one another with respect to any filings, consents, approvals, permits or authorizations required by governmental or regulatory authorities and any third parties in connection with the transactions contemplated by the Merger Agreement; (vi) keep the other party apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement; (vii) coordinate with the other party regarding the declaration and payment of dividends in respect of SunTrust Common Stock and Crestar Common Stock and the record dates and payment dates relating thereto; (viii) consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated by the Merger Agreement and in making any filings with any governmental entity or with any national securities exchange with respect thereto; (ix) use commercially reasonable efforts to cause to be delivered to the other party from such party's independent public accountants (A) letters to the effect that accounting for the Merger as a pooling of interests is appropriate under Opinion 16 of the Accounting Principles Board and applicable Commission rules and regulations and (B) customary "comfort" letters with respect to certain financial information contained in the Registration Statement; (x) obtain letters from each of Crestar's and SunTrust's respective "affiliates" for purposes of qualifying the Merger for pooling of interests accounting treatment (see " -- Resales of SunTrust Common Stock"); and (xi) assist each other in any defense of any shareholder litigation relating to the transactions contemplated by the Merger Agreement.

     Crestar also has agreed to (i) take all necessary steps to exempt Crestar and the Merger from the requirements of any applicable state takeover law, and
(ii) redeem or tender for, or cause to be redeemed or tendered for, such outstanding securities of Crestar or any subsidiary as SunTrust may reasonably request. SunTrust has also agreed to use all commercially reasonable efforts to (i) reissue the requisite number of shares of SunTrust Common Stock held as treasury stock so that the Merger will not fail to qualify for pooling of interests accounting treatment by virtue of the number of such shares held in SunTrust's treasury and (ii) list on the NYSE, upon official notice of issuance, the SunTrust Common Stock to be issued in the Merger.

     AMENDMENT. The Merger Agreement may be amended or supplemented by the parties in writing at any time prior to approval by the Crestar Shareholders or the SunTrust Shareholders. After such time, the Merger Agreement may not be amended or supplemented in a manner that reduces or changes the form of the Merger Consideration without further shareholder approval.

     TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Crestar Shareholders and the SunTrust Shareholders:

      (i) by mutual written consent of the SunTrust Board and the Crestar
   Board;

      (ii) by either SunTrust or Crestar if (A) the Merger is not completed on or before March 31, 1999; PROVIDED, HOWEVER, that any party that is in material breach of its obligations under the Agreement or whose failure to fulfill any of its obligations contained in the Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to March 31, 1999 shall not have such right or (B) any court or other governmental entity having jurisdiction over the parties to the Merger Agreement issues an order enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action becomes final and nonappealable;

      (iii) by either SunTrust or Crestar if the Merger Agreement is not approved at the Crestar Meeting or the SunTrust Meeting (provided the terminating party is not otherwise in material breach of its obligations under the Merger Agreement);

      (iv) by SunTrust if the Crestar Board (A) withdraws, or modifies in a manner adverse to SunTrust, its approval or recommendation of the Merger Agreement or the Merger or (B) approves, recommends or causes Crestar to enter into any agreement with respect to any Acquisition Transaction;

      (v) by Crestar if any of the conditions to Crestar's obligation to consummate the Merger have not been met or waived by Crestar at such time as such condition can no longer be satisfied;

      (vi) by SunTrust if any of the conditions to SunTrust's obligation to consummate the Merger have not been met or waived by SunTrust at such time as such condition can no longer be satisfied;

      (vii) by Crestar in the event of a breach by SunTrust of any representation or warranty (provided that such breach of representation or warranty, together with all other such breaches, would entitle Crestar not to consummate the transactions contemplated by the Merger Agreement) or any covenant or other agreement (in any material respect) contained in the Merger Agreement which breach is not cured within 30 days after written notice thereof to SunTrust by Crestar; or

      (viii) by SunTrust in the event of a breach by Crestar of any representation or warranty (provided that such breach of representation or warranty, together with all other such breaches, would entitle SunTrust not to consummate the transactions contemplated by the Merger Agreement) or any covenant or other agreement (in any material respect) contained in the Merger Agreement which breach is not cured within 30 days after written notice thereof to Crestar by SunTrust.

     FEES AND EXPENSES. All out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such cost or expense, with the exception that the parties will equally divide printing and mailing costs associated with this document and all filing and registration fees. In addition, the parties have agreed to reimburse each other upon the termination of the Merger Agreement under certain circumstances as described below.

     Crestar has agreed to reimburse SunTrust for all out-of-pocket expenses and fees incurred by SunTrust, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by the Merger Agreement if: (i) SunTrust or Crestar terminates the Merger Agreement because the Crestar Shareholders do not approve the Merger Agreement at the Crestar Meeting; or (ii) SunTrust terminates the Merger Agreement because (A) the Crestar Board (x) withdraws, or modifies in a manner adverse to SunTrust, its approval or recommendation of the Merger Agreement or the Merger or (y) approves, recommends or causes Crestar to enter into any agreement with respect to any Acquisition Transaction, or (B) Crestar has breached a representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured within 30 days thereof.

     SunTrust has agreed to reimburse Crestar for all out-of-pocket expenses and fees incurred by Crestar, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by the Merger Agreement if: (i) Crestar or SunTrust terminates the Merger Agreement because the SunTrust Shareholders do not approve the Merger Agreement and the Stock Issuance at the SunTrust Meeting; or (ii) Crestar terminates the Merger Agreement because SunTrust has breached a representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured within 30 days thereof.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Crestar Board with respect to the Merger Agreement, Crestar Shareholders should be aware that, as described below, certain members of Crestar's management and the Crestar Board have interests in the Merger that differ from, or are in addition to, their interests as Crestar Shareholders. Two executive officers of Crestar (Messrs. Tilghman and Wells) are members of the 16-person Crestar Board that approved the Merger.

     DIRECTORS AND EXECUTIVE OFFICERS OF CRESTAR AND SUNTRUST FOLLOWING THE MERGER. Upon completion of the Merger, (i) Mr. Tilghman will become a member of the SunTrust Board and will be named as Vice Chairman of the SunTrust Board at the Effective Time and (ii) three additional individuals who are non-employee members of the Crestar Board and who are mutually agreed upon by Crestar and SunTrust prior to the Effective Time will be elected to the SunTrust Board at the Effective Time. These three additional designees have not yet been identified. The Crestar Board and executive officers of Crestar will remain as presently constituted immediately after the Effective Time until such time as their successors, if any, are properly appointed and duly qualified.

     EQUITY-BASED AWARDS. In accordance with the terms of the various option plans maintained by Crestar and the terms of the Merger Agreement, all awards of stock options outstanding at the Effective Time under any such Crestar plan will be converted into similar options with respect to SunTrust Common Stock, adjusted to reflect the Exchange Ratio.

     Under Crestar's stock option plans, an aggregate of 202,824 performance shares previously awarded under the stock option plans to the Severance Executives (as defined below) vested on July 20, 1998 and will be paid out in shares of Crestar Common Stock immediately prior to the Effective Time. Pursuant to the terms of Mr. Tilghman's 1995 performance share grant, as a result of the signing of the Merger Agreement the portion of such award which will (without regard to such signing) vest on October 26, 1998 also will be distributed to him as of such date. The remaining portion of the award will convert to an award of SunTrust Common Stock at the Effective Time and will be distributed to Mr. Tilghman upon his retirement. Upon the signing of the Merger Agreement, one other Severance Executive received a distribution of a portion of his unvested performance share grant, the remainder of which was forfeited.

     In addition, pursuant to the terms of the Crestar plans, upon the signing of the Merger Agreement all outstanding unvested options to purchase shares of Crestar Common Stock immediately became exercisable in full. As of July 19, 1998, Messrs. Tilghman, Wells, Hagen and Katchuk held unexercisable options to purchase 52,100, 29,300, 11,300 and 11,300 shares of Crestar Common Stock, respectively, which became exercisable upon the signing of the Merger Agreement. In addition, as of July 19, 1998, the remaining twenty Severance Executives held unexercisable options to purchase an aggregate of 191,400 shares of Crestar Common Stock which became exercisable upon the signing of the Merger Agreement. SunTrust and Crestar have agreed that the execution of the Merger Agreement (or in some cases the consummation of the Merger) will constitute a change in control for purposes of all applicable Crestar benefit and compensation plans, including all Crestar stock option plans and agreements as provided under the terms of such plans.

     SEVERANCE AGREEMENTS. Crestar has entered into severance agreements with 24 executives (the "Severance Executives"). Each agreement is subject to Crestar's Executive Severance Plan and was unanimously approved by the non-employee members of the Crestar Board.

     All of the agreements provide for certain benefits if Crestar has a change in control followed by termination of the Severance Executive's employment without cause by Crestar's successor, or by the Severance Executive for certain reasons, including assignment of duties inconsistent with senior officer status or substantial adverse change in responsibilities, decrease in base pay, change of principal work location or a material decrease in benefits. "Cause" is defined as (i) continued and willful failure to perform duties or (ii) conduct demonstrably and materially injurious to Crestar's successor or its affiliates.


     All of the agreements for the Severance Executives provide for three-year terms. The current agreements are in effect until December 31, 2000. As of July 20, 1998, the agreements were automatically extended for 36 additional months due to the signing of the Merger Agreement.

     Agreements with Messrs. Tilghman, Wells, Hagen, Katchuk and five other Severance Executives are identical. If benefits become due under these agreements, the Severance Executive involved will receive a lump-sum severance payment equal to three times annual base salary and annual incentive bonus (determined at the change in control date, the date of termination or one year before either event, whichever is largest); an additional sum equal to the cost of certain benefits; continuation of life insurance benefits; and if the Severance Executive is age 50 or older, continuation of health and dental benefits in lieu of a cash payment. In addition, the Severance Executive will be compensated for any excise tax liability and penalties he may incur as a result of excess parachute payments and for taxes attributable to excise tax and penalty reimbursements.

     Three other Severance Executives have agreements that are identical to those described above, except that (i) no additional payment is made if the Severance Executive incurs excise tax liability as a result of excess parachute payments and (ii) excess parachute payments are reduced if, and to the extent, that an independent accountant determines that the Severance Executive would receive a greater net after-tax amount with the reduction. An additional twelve Severance Executives have agreements pursuant to which the lump sum payment is based on two times annual base pay and annual incentive bonus and which provide for payment of 80% of certain benefit costs.

     All legal fees and expenses incurred by a Severance Executive in enforcing a severance agreement will be paid by Crestar's successor.

     Pursuant to the Merger Agreement, as of the completion of the Merger, SunTrust will assume and agree to perform all employment, severance and other compensation agreements between Crestar or a Crestar subsidiary and any director, officer or employee of Crestar, including the severance agreements described above. The aggregate benefits payable (if all of the Severance Executives, other than Messrs. Tilghman and Wells, whose severance agreements will be superseded by the Employment Agreements (as defined below), were terminated following completion of the Merger) under the severance agreements are approximately $20 million.

     SERP. Severance Executives who participate in Crestar's Supplemental Executive Retirement Plan will become fully vested in their earned benefit as of the Effective Time and under the terms of the severance agreements described above will receive additional years of service credit if their employment terminates under certain circumstances during the term of the agreements.

     INDEMNIFICATION AND INSURANCE. Pursuant to the Merger Agreement, SunTrust has agreed to indemnify and hold harmless from liability for acts or omissions occurring at or prior to the Effective Time the present and former officers and directors of Crestar and its subsidiaries to the fullest extent that such persons are permitted to be indemnified under the VSCA or the Crestar Charter or the Crestar Bylaws. See " -- Terms of the Merger Agreement --Indemnification Obligations."

     DIRECTOR BENEFITS. Four members of the Crestar Board who were not fully vested in their equity awards under the Crestar Directors Equity Program became fully vested in such awards as of the signing of the Merger Agreement. All such awards will be converted into awards payable in SunTrust Common Stock and will be distributed to such directors commencing in February following the year of the termination of the director's service on the Crestar Board.

     EMPLOYMENT AGREEMENTS. Simultaneously with the execution of the Merger Agreement, SunTrust entered into employment agreements with Mr. Tilghman ("Tilghman Employment Agreement"), and Mr. Wells (the "Wells Employment Agreement" and, together with the Tilghman Employment Agreement, the "Employment Agreements"). The Employment Agreements become effective on the date of completion of the Merger and will supersede the existing severance agreements of Messrs. Tilghman and Wells described above.

     TILGHMAN EMPLOYMENT AGREEMENT. The Tilghman Employment Agreement has a term beginning on the Effective Date through December 31, 2000. During Mr. Tilghman's employment, he will serve as Vice Chairman and Executive Vice President of SunTrust and will continue to serve as the Chief Executive Officer of Crestar. Mr. Tilghman will be entitled to receive a base salary during the term of his employment equal to $900,000 per year, plus an annual bonus in an amount equal to $600,000 in calendar year 1999 and $700,000 in calendar year 2000. Mr. Tilghman will also receive, (i) as of the Effective Time, (A) a grant of 60,000 shares of restricted SunTrust Common Stock and (B) a ten-year option to acquire an aggregate of 180,000 shares of SunTrust Common Stock with an exercise price per share equal to the price of a share of SunTrust Common Stock on the NYSE as of the Effective Time (subject to anti-dilution provisions), and (ii) at the time SunTrust makes option grants to other senior executives, an option to purchase 25,000 shares of SunTrust Common Stock in each of 1999 and 2000. Such awards generally vest in accordance with the vesting schedules applicable under SunTrust's existing award plans for executives similarly situated to Mr. Tilghman. When his employment with SunTrust ends, Mr. Tilghman is also entitled to elect a supplemental retirement benefit under either the SunTrust supplemental retirement benefit plan or the Crestar supplemental retirement benefit plan (as each such plan was in effect on July 20, 1998). In addition, if any payments received by Mr. Tilghman are subject to an excise tax under Section 4999 of the Code, Mr. Tilghman will be entitled to receive an additional amount necessary to make him whole with respect to such excise tax.

     WELLS EMPLOYMENT AGREEMENT. The Wells Employment Agreement has a term beginning on the Effective Date through December 31, 2001. During Mr. Wells' employment, he will continue to serve as the President and Chief Operating Officer of Crestar and will continue to serve on the Crestar Board. Mr. Wells will be entitled to receive a base salary during the term of his employment equal to $500,000 in calendar year 1999, $525,000 in calendar year 2000 and $550,000 in calendar year 2001, plus an annual bonus in an amount equal to $300,000 in calendar year 1999, $315,000 in calendar year 2000 and, in calendar year 2001, the greater of (i) $330,000 or (ii) the aggregate amount paid to Mr. Wells for such calendar year under SunTrust's existing management incentive plans. Mr. Wells will also receive, as of the Effective Time, a grant of 30,000 shares of restricted SunTrust Common Stock and a ten-year option to acquire an aggregate of 90,000 shares of SunTrust Common Stock with an exercise price per share equal to the price of a share of SunTrust Common Stock on the NYSE as of the Effective Time (subject to anti-dilution provisions). Mr. Wells will participate in grants pursuant to SunTrust's existing management incentive plans during the term of his employment, but in no case will he be granted options at the time SunTrust makes option grants to other senior executives for less than 15,000 shares of SunTrust Common Stock in each of 1999, 2000 and 2001. Such awards generally vest in accordance with the vesting schedules applicable under SunTrust's existing award plans for executives similarly situated to Mr. Wells. When his employment with SunTrust ends, Mr. Wells is also entitled to elect a supplemental retirement benefit under either the SunTrust supplemental retirement benefit plan or the Crestar supplemental retirement benefit plan (as each such plan was in effect on July 20, 1998). In addition, if any payments received by Mr. Wells are subject to an excise tax under Section 4999 of the Code, Mr. Wells will be entitled to receive an additional amount necessary to make him whole with respect to such excise tax.

     Mr. Wells also has the option to resign from his employment with SunTrust effective at the end of the 18 month period which starts at the Effective Time if he tenders his resignation before the end of such period. If Mr. Wells exercises such option, then his resignation will be treated as a termination of employment for "good cause" under the Wells Employment Agreement and he will receive (i) a lump sum payment equal to his base salary and annual bonus which would have been paid to Mr. Wells during the remainder of the term of employment absent such termination, (ii) continued provision of his benefits as if he were employed for the remainder of the term, (iii) immediate vesting of all options, restricted stock or other awards then remaining unvested and (iv) a payment equal to the amount of any contributions to Mr. Wells' supplemental retirement plan that would have been paid absent such termination. If Mr. Wells exercises his option to resign at the end of such 18-month period, he will be prohibited, for a period of two years from the date of such resignation, from serving as an officer, director or employee, or consultant to, or having a significant investment in, any organization which engages in the same business or lines of business as Crestar and which operates in Virginia, Maryland or the District of Columbia.


ACCOUNTING TREATMENT

     The Merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, after the Merger, the assets, liabilities and stockholders' equity of Crestar will be added to the corresponding balance sheet categories of SunTrust at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of SunTrust will include the results of both Crestar and SunTrust for the entire fiscal year in which the Merger occurs and all prior fiscal periods presented therein. SunTrust must treat certain expenses incurred to effect the Merger as current charges against income rather than as adjustments to its balance sheet.


     Pursuant to the Merger Agreement, SunTrust must issue and sell up to approximately 3,000,000 shares of SunTrust Common Stock held in the treasury of SunTrust to the public, which sales may be made directly by SunTrust or through agents, underwriters or dealers, prior to consummation of the Merger so that the Merger will not fail to qualify for pooling of interests accounting treatment by virtue of the number of shares of SunTrust Common Stock held in SunTrust's treasury.

     The unaudited pro forma condensed combined financial information contained in this document has been prepared using the pooling of interests accounting method to account for the Merger. See "Summary -- Selected Unaudited Pro Forma Combined Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Statements."

     SunTrust has ceased its share repurchase program in connection with the Merger.


RESALES OF SUNTRUST COMMON STOCK

     CRESTAR SHAREHOLDERS. The shares of SunTrust Common Stock to be issued to Crestar Shareholders in the Merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Crestar as that term is defined under the Securities Act. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of Crestar must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

     AFFILIATES OF SUNTRUST AND CRESTAR. Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the Merger. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by such affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning 30 days prior to the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published (the "Pooling Restricted Period").

     Crestar has agreed to deliver to SunTrust not less than 30 days prior to the Effective Time, for each of its affiliates, an agreement that such person will not dispose of (i) any SunTrust Common Stock in violation of the Securities Act or (ii) any Crestar Common Stock or SunTrust Common Stock during the Pooling Restricted Period.

     SunTrust has agreed to deliver to Crestar not less than 30 days prior to the Effective Time, for each of its affiliates, an agreement that such person will not dispose of any SunTrust Common Stock or Crestar Common Stock during the Pooling Restricted Period.


REGULATORY APPROVALS

     Under the Merger Agreement, SunTrust and Crestar have agreed to use their commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement. Such approvals include the approvals of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the rules and regulations promulgated thereunder, and certain other state banking agencies.

     The closing of the Merger is conditioned on the receipt of all approvals of regulatory authorities required for the Merger without the imposition of any conditions or requirements that would so materially and adversely impact the economic or business benefits to SunTrust or Crestar of the transactions contemplated by the Merger Agreement to such a degree that SunTrust or Crestar would not, in its reasonable judgment, have entered into the Merger Agreement had such conditions or requirements been known at the date the Merger Agreement was executed.

     FEDERAL RESERVE BOARD. The Merger is subject to prior approval by the Federal Reserve Board under Section 3 of the BHCA and prior notice to the Federal Reserve Board under Section 4 of the BHCA. Section 3 of the BHCA requires the Federal Reserve Board, when considering a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal stockholders), and the future prospects of the existing and proposed institutions and the effect of the transaction on the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions. In considering financial and managerial factors, the Federal Reserve Board will also assess the degree to which SunTrust and Crestar are taking appropriate steps to assure that electronic data processing systems and those of their vendors can safely accommodate the upcoming change to the new millennium and plans for ensuring Year 2000 readiness of the resulting organization.

     The BHCA prohibits the Federal Reserve Board from approving a merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of the depository institution subsidiaries of SunTrust and Crestar in meeting the credit needs of the communities served by such institutions, including low- and moderate-income neighborhoods.

     Furthermore, applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board. The Federal Reserve Board frequently receives comments and protests from community groups and others and may, in its discretion, choose to hold public hearings on the application. Such comments and hearings could delay the regulatory approvals required for consummation of the Merger.

     Under Section 4 of the BHCA and related regulations, the Federal Reserve Board must consider whether the performance of SunTrust's and Crestar's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of SunTrust and Crestar and the effect of the proposed transaction on those resources.


     The application and notice filed with the Federal Reserve Board pursuant to the BHCA was approved on October 28, 1998. The Merger may not be completed until the 30th day (or, with the consent of the relevant agencies, the 15th day) following the date of the Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the Merger (which has the effect of extending the waiting period to the 30th day following approval) or challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically orders otherwise.

     STATE NOTICES AND APPROVALS. Other regulatory approvals include filings with and approvals by certain state regulatory authorities. The Merger was approved by the State Corporation Commission of Virginia, acting pursuant to title 6.1, chapter 15 of the Virginia Code, on October 26, 1998. Notice of the proposed Merger is also being provided to the Georgia Department of Banking and Finance. The Merger is also subject to notification of certain state mortgage regulators.


     In addition to the approvals listed above, additional notices with self-regulatory organizations may be required to be given in connection with the acquisition of Crestar's securities-related businesses.


     THE MERGER WILL NOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED, AND IF THE MERGER IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF ANY SUCH APPROVAL. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN ANY ADVERSE CONDITION OR REQUIREMENT WHICH CAUSES THE PARTIES TO ABANDON THE MERGER BECAUSE THE APPROVAL FAILS TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED IN THIS DOCUMENT. SEE " -- TERMS OF THE MERGER AGREEMENT -- CONDITIONS TO THE MERGER." THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR IF SUCH A CHALLENGE IS MADE, AS TO THE OUTCOME THEREOF.


     REGULATION OF SUNTRUST AND CRESTAR. SunTrust and Crestar are bank holding companies subject to extensive federal supervision and regulation by the Federal Reserve Board. The banking affiliates of SunTrust and Crestar are similarly subject to federal and state supervision and regulation by their respective regulators. As bank holding companies, SunTrust's and Crestar's activities and those of their banking and nonbanking subsidiaries are limited to the business of banking and activities closely related to or incidental to banking, and bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. Federal and state banking regulations govern most aspects of the business of SunTrust and Crestar and their subsidiaries, including, without limitation, the payment of dividends, maintenance of capital and transactions with affiliates, as well as their investment, lending and deposit-taking activities. A more detailed description of the banking regulations applicable to SunTrust and Crestar is contained in SunTrust's and Crestar's respective Annual Reports on Form 10-K, as amended, for the year ended December 31, 1997 filed with the Commission. See "Where You Can Find More Information."



APPRAISAL RIGHTS

     The Georgia Business Corporation Code (the "GBCC") generally provides shareholders with dissenters' rights in connection with mergers and share exchanges that require shareholder approval and certain types of amendments to the articles of incorporation of a Georgia corporation. SunTrust is seeking the approval of the SunTrust Shareholders of the Merger Agreement and the Stock Issuance in accordance with the rules of the NYSE because the number of shares of SunTrust Common Stock to be issued in the Merger is expected to exceed 20% of the shares of SunTrust Common Stock outstanding immediately prior to the Effective Time. Therefore, because the approval of the SunTrust Shareholders of the Merger Agreement and the Stock Issuance is not required under the GBCC, the SunTrust Shareholders do not have dissenters' appraisal rights with respect to such matter.

     The VSCA generally provides shareholders with dissenters' rights in connection with mergers and share exchanges that require shareholder approval and certain types of amendments to the articles of incorporation of a Virginia corporation. Crestar, however, has more than 2,000 record shareholders and Crestar Common Stock is listed on the NYSE. Therefore, pursuant to the VSCA, holders of Crestar Common Stock who are entitled to vote at the Crestar Meeting do not have dissenters' appraisal rights with respect to the proposal to approve and adopt the Merger Agreement. See "Comparative Rights of Shareholders -- Dissenter's Rights."



MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     The following discussion is a summary of the material anticipated U.S. federal income tax consequences of the Merger to a Crestar Shareholder (a "Holder") who holds shares of Crestar Common Stock as a capital asset at the Effective Time. The discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in light of their personal circumstances or to Holders subject to special treatment under the Code, including, without limitation, banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, traders in securities that elect to mark to market, Holders who received their Crestar Common Stock through the exercise of employee stock options or otherwise as compensation, Holders who are not U.S. persons (as defined in Section 7701(a)(30) of the Code) and Holders who hold Crestar Common Stock as part of a hedge, straddle or conversion transaction. In addition, the discussion does not address any state, local or foreign tax consequences of the Merger.

     EACH HOLDER OF CRESTAR COMMON STOCK IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.


     TAX OPINIONS AND TAX CONSEQUENCES OF THE MERGER. In connection with the filing of the Registration Statement, King & Spalding, counsel to SunTrust, has delivered to SunTrust its opinion (the "Tax Opinion") that, subject to the assumptions, limitations, qualifications and other considerations described below under "Certain Considerations with Respect to Opinions," the Merger will be treated as a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code and the U.S. federal income tax consequences of the Merger will be that: (i) no gain or loss will be recognized by SunTrust, Sub or Crestar as a result of the Merger; (ii) no gain or loss will be recognized by the Holders of Crestar Common Stock who exchange all of their shares of Crestar Common Stock in the Merger solely for shares of SunTrust Common Stock, except with respect to cash, if any, received in lieu of fractional shares of SunTrust Common Stock; (iii) the tax basis of the shares of SunTrust Common Stock received by a Holder of Crestar Common Stock will be the same as the tax basis of the shares of Crestar Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share of SunTrust Common Stock for which cash is received); (iv) the holding period of the shares of SunTrust Common Stock received in the Merger by a Holder of Crestar Common Stock (including a fractional share of SunTrust Common Stock for which cash is received) will include the holding period of the shares of Crestar Common Stock surrendered in exchange therefor; and (v) cash received by a Holder of Crestar Common Stock in lieu of a fractional share of SunTrust Common Stock will be treated as received in exchange for such fractional share, and capital gain or loss will be recognized by such Holder in an amount equal to the difference between the amount of cash received and the portion of the tax basis of the share of Crestar Common Stock allocable to such fractional interest.

     Each party's obligation to consummate the Merger is conditioned upon the receipt by each of SunTrust and Crestar of its respective counsel's opinion, dated as of the Effective Time, that, subject to the assumptions, limitations, qualifications and other considerations described below under "Certain Considerations with Respect to Opinions," the Merger will be treated as a "reorganization" for U.S. federal income tax purposes within the meaning of
Section 368(a) of the Code (the "Closing Tax Opinions"). If either SunTrust or Crestar is unable to obtain its respective Closing Tax Opinion from its legal counsel, SunTrust or Crestar, as applicable, is permitted under the Merger Agreement to waive the receipt of such Closing Tax Opinion as a condition to such party's obligation to consummate the Merger. As of the date of this document, neither SunTrust nor Crestar intends to waive the receipt of the Closing Tax Opinions as a condition to the consummation of the Merger. If either SunTrust or Crestar fails to obtain a Closing Tax Opinion and either SunTrust or Crestar decides to waive such condition to the completion of the Merger, Crestar or SunTrust, as applicable, will resolicit the vote of their respective shareholders to approve the Merger Agreement.

     CERTAIN CONSIDERATIONS WITH RESPECT TO OPINIONS. The Tax Opinion, the Closing Tax Opinions and the foregoing summary of the anticipated U.S. federal income tax consequences of the Merger are based upon, and are subject to certain assumptions, limitations and qualifications, including certain representations made by the respective managements of Crestar, SunTrust and Sub. If any of such representations or assumptions are inconsistent with the actual facts, the U.S. federal income tax consequences of the Merger could be adversely affected. In addition, no ruling from the Internal Revenue Service with respect to the tax consequences of the Merger has been, or will be, requested and the Tax Opinion is not binding on the Internal Revenue Service or the courts and does not preclude the Internal Revenue Service from adopting a contrary position and a court sustaining such position.



THE STOCK OPTION AGREEMENTS

     Concurrently with the execution of the Merger Agreement, SunTrust (as grantee) and Crestar (as issuer) entered into the Crestar Stock Option Agreement, pursuant to which Crestar granted SunTrust an irrevocable option (the "Crestar Option") to purchase up to 22,338,161 shares of Crestar Common Stock (the "Crestar Option Shares" or the "Issuer Option Shares," as the case may be), subject to adjustment in certain circumstances, but in no event to exceed 19.9% of the shares of Crestar Common Stock outstanding upon exercise thereof, at a price of $62.875 per share. At the same time, SunTrust (as issuer) and Crestar (as grantee) entered into the SunTrust Stock Option Agreement, pursuant to which SunTrust granted Crestar an irrevocable option (the "SunTrust Option" and, together with the Crestar Option, the "Options") to purchase from SunTrust up to 21,097,697 shares of SunTrust Common Stock (the "SunTrust Option Shares" or the "Issuer Option Shares," as the case may be), subject to adjustment in certain circumstances, but in no event to exceed 9.9% of the shares of SunTrust Common Stock outstanding upon exercise thereof, at a price of $87.00 per share. SunTrust and Crestar approved and entered into the SunTrust Stock Option Agreement and the Crestar Stock Option Agreement, respectively, as an inducement to the other to enter into the Merger Agreement.



     Except as otherwise noted below, the terms and conditions of the SunTrust Stock Option Agreement and the Crestar Stock Option Agreement are identical in all material respects. For purposes of this section, except as otherwise noted,
(i) the SunTrust Stock Option Agreement and the Crestar Stock Option Agreement are sometimes individually referred to as the "Issuer Option Agreement," (ii) SunTrust, as issuer of the SunTrust Common Stock, and Crestar, as issuer of the Crestar Common Stock, upon the exercise of the SunTrust Option and the Crestar Option, respectively, are sometimes individually referred to as the "Issuer,"
(iii) SunTrust and Crestar, as the holder of the Crestar Option and the SunTrust Option, respectively, are sometimes individually referred to as the "Optionee,"
(iv) the SunTrust Option and the Crestar Option are sometimes individually referred to as the "Issuer Option" and (v) SunTrust Common Stock and Crestar Common Stock are sometimes individually referred to as "Issuer Common Stock."


     The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or at any other time prior to the Effective Time be interested in acquiring all of or a significant interest in SunTrust or Crestar from considering or proposing such an acquisition, even if, in the case of Crestar, such persons were prepared to offer to pay consideration to the Crestar Shareholders which had a higher value than the shares of SunTrust Common Stock to be received per share of Crestar Common Stock in the Merger. The acquisition of SunTrust or Crestar could cause the SunTrust Option or the Crestar Option, as the case may be, to become exercisable. The existence of the Issuer Option could significantly increase the cost to a potential acquiror of acquiring the applicable Issuer compared to its cost had the applicable Issuer Option Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire such Issuer than it might otherwise have proposed to pay. Moreover, Crestar and SunTrust believe that the exercise or repurchase of an Issuer Option is likely to prohibit any other potential acquirer of the applicable Issuer from accounting for an acquisition of such Issuer using the pooling of interests accounting method for a period of two years.

     The number of shares of Issuer Common Stock subject to the applicable Issuer Option will be increased to the extent that additional shares of Issuer Common Stock are issued or otherwise become outstanding (other than pursuant to the Issuer Option Agreement) such that, after such issuance, the number of Crestar Option Shares will continue to equal 19.9% of the Crestar Common Stock then issued and outstanding in the case of the Crestar Stock Option and the number of SunTrust Option Shares will continue to equal 9.9% of the SunTrust Common Stock then issued and outstanding in the case of the SunTrust Option, in each case, without giving effect to the issuance of any stock subject to the applicable Issuer Option. In the event of any change in the number of shares of Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, or similar transaction, the type and number of Issuer Option Shares purchasable upon exercise of the applicable Issuer Option, and the applicable option price will also be adjusted in such a manner as will fully preserve the economic benefits of the Option.

     Each Issuer Option Agreement provides that the Optionee or any other holder or holders of the Issuer Option (as used in this section, collectively, the "Option Holder") may exercise the Issuer Option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event (as defined herein) and a Subsequent Triggering Event (as defined herein) has occurred prior to the occurrence of an Exercise Termination Event (as defined herein); provided that the Option Holder has sent to the Issuer written notice of such exercise within 90 days following such Subsequent Triggering Event (subject to extension as provided in each Issuer Option Agreement). The terms "Initial Triggering Event" and "Subsequent Triggering Event" generally relate to attempts by one or more third parties to acquire a significant interest in the Issuer. Any exercise of the Issuer Option will be deemed to occur on the date such notice is sent.

     For purposes of each Issuer Option Agreement:

      (i) The term "Initial Triggering Event" means the occurrence of any of the following events or transactions after July 20, 1998: (a) the Issuer or any subsidiary of the Issuer (which subsidiary, in the case of SunTrust, must be "significant"), without the Optionee's prior written consent, enters into an agreement to engage in, or the Issuer's Board of Directors recommends that shareholders of the Issuer approve or accept, any Competing Transaction (as defined herein) with any person (other than as contemplated by the Merger Agreement); (b) the Issuer's Board of Directors does not recommend that the shareholders of Issuer approve the Merger Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Optionee, its recommendation that its shareholders approve the Merger Agreement; (c) any person, other than the Optionee, any subsidiary of the Optionee or any Issuer subsidiary acting in a fiduciary capacity, acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% (20% in the case of the SunTrust Stock Option Agreement) or more of the outstanding shares of the Issuer's Common Stock; (d) any person other than the Optionee or any subsidiary of the Optionee makes a BONA FIDE proposal to the Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in a Competing Transaction; (e) the Issuer breaches any covenant or obligation in the Merger Agreement after any person, other than the Optionee or any subsidiary of the Optionee, has proposed a Competing Transaction, and such breach (1) would entitle the Optionee to terminate the Merger Agreement and (2) is not remedied prior to the date of the Optionee's notice to the Issuer of the exercise of the Option; (f) any person other than the Optionee or any subsidiary of the Optionee, other than in connection with a transaction to which the Optionee has given its prior written consent, files an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in a Competing Transaction;
   (g) the shareholders of Issuer vote and fail to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than the Optionee or any subsidiary of the Optionee) shall have made, or disclosed an intention to make, a proposal to engage in a Competing Transaction; or (h) any person other than the Optionee or any subsidiary of the Optionee shall have filed with the Commission a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute a Competing Transaction.

      (ii) For purposes of the Crestar Stock Option Agreement, the term "Competing Transaction" means (a) a merger, consolidation, share exchange, or any similar transaction with Crestar or any of its subsidiaries, PROVIDED that in no event shall (x) any merger, consolidation or similar transaction involving only Crestar and one or more of its subsidiaries, or involving only any two or more of such subsidiaries be deemed to be a Competing Transaction, or (y) any merger, consolidation or similar transaction as to which the shareholders of Crestar immediately prior thereto own in the aggregate at least 75% of the common stock of the surviving corporation or its publicly-held parent corporation immediately following consummation thereof be deemed to be a Competing Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement; (b) a purchase, lease or other acquisition of assets of Crestar or any of its subsidiaries (other than any purchase, lease or other acquisition not involving all or a substantial portion of the assets of Crestar and its subsidiaries taken as a whole); (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Crestar or any of its subsidiaries; or (d) any substantially similar transaction.

      (iii) For purposes of the SunTrust Stock Option Agreement, the term "Competing Transaction" means (a) a merger, consolidation or share exchange with SunTrust or any of its significant subsidiaries, PROVIDED that in no event shall (x) any merger, consolidation or share exchange involving only SunTrust and one or more of its subsidiaries, or involving only any two or more of such subsidiaries be deemed to be a Competing Transaction, or (y) any merger, consolidation or share exchange (A) in which SunTrust is the surviving entity or (B) as to which the shareholders of SunTrust immediately prior thereto own in the aggregate at least 40% of the common stock of the surviving corporation or its publicly-held parent corporation immediately following consummation thereof, be deemed to be a Competing Transaction; (b) a purchase, lease or other acquisition of all or substantially all of the assets of SunTrust and its subsidiaries taken as a whole; or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of SunTrust.

      (iv) The term "Subsequent Triggering Event" in either Stock Option Agreement means the occurrence of either of the following events or transactions after July 20, 1998: (a) the acquisition by any person, other than any Optionee subsidiary or Issuer subsidiary acting in a fiduciary capacity, of beneficial ownership of 20% (25% in the case of the SunTrust Stock Option Agreement) or more of the then outstanding shares of Issuer Common Stock; or (b) the occurrence of the Initial Triggering Event described above in clause (i)(a), except that the percentage referred to in clause
   (ii)(c) and (iii)(c) of the definitions of "Competing Transaction" set forth above will be 20% in the case of the Crestar Option Agreement and 25% in the case of the SunTrust Stock Option Agreement.

     Each Issuer Option will expire upon the occurrence of an "Exercise Termination Event," which includes: (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by Issuer of a provision of the Merger Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the date that is 18 months after the termination of the Merger Agreement if such termination occurs after the occurrence of an Initial Triggering Event or is a termination by the Optionee as a result of a willful, uncured material breach by the Issuer of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

     As of the date of this document, to the best knowledge of SunTrust and Crestar, no Initial Triggering Event or Subsequent Triggering Event has occurred.

     At any time after the occurrence of a Repurchase Event (as defined below),
(i) at the request of a Option Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10 of the Issuer Option Agreement), the Issuer (or any successor thereto) will repurchase the Issuer Option from the Option Holder at a price (the "Issuer Option Repurchase Price") equal to the amount by which (a) the market/offer price (as defined below) exceeds (b) the option price, multiplied by the number of shares for which the Issuer Option may then be exercised and (ii) at the request of the owner of Issuer Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10 of the Issuer Option Agreement), the Issuer (or any successor thereto) will repurchase such number of the Issuer Option Shares from the Owner as the Owner will designate at a price (the "Issuer Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated.


     The term "market/offer price" means the highest of (i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the date the Option Holder gives notice of the required repurchase of the Issuer Option or the Owner gives notice of the required repurchase of Issuer Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer as determined by a nationally recognized investment banking firm selected by the Option Holder or the Owner, as the case may be, and the Issuer, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the Option Holder or Owner, as the case may be, and reasonably acceptable to the Issuer. If, however, the Issuer at any time after delivery of a notice of repurchase as described in this paragraph is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Option Holder and/or the Owner, as appropriate, the Issuer Option Repurchase Price and the Issuer Option Share Repurchase Price, respectively, in full, the Option Holder or Owner may revoke its notice of repurchase of the Issuer Option or the Issuer Option Shares, either in whole or to the extent of the prohibition, whereupon, in the latter case, the Issuer will promptly (i) deliver to the Option Holder and/or the Owner, as appropriate, that portion of the Issuer Option Repurchase Price or the Issuer Option Share Repurchase Price that the Issuer is not prohibited from delivering and (ii) deliver, as appropriate, (a) to the Option Holder, a new Issuer Option Agreement evidencing the right of the Option Holder to purchase that number of shares of the Issuer Common Stock obtained by multiplying the number of shares of the Issuer Common Stock for which the surrendered Issuer Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Issuer Option Repurchase Price less the portion thereof theretofore delivered to the Option Holder and the denominator of which is the Issuer Option Repurchase Price, and (b) to the Owner, a certificate for the Issuer Option Shares it is then so prohibited from repurchasing. A "Repurchase Event" is deemed to have occurred (i) upon the consummation of a Competing Transaction, except that the percentage referred to in clause (c) of the definition of Competing Transaction shall be 50%, or (ii) upon the acquisition by any person (other than the Optionee or any subsidiary of Optionee) of the beneficial ownership of 50% or more of the then outstanding Issuer Common Stock.

     If, prior to an Exercise Termination Event, the Issuer enters into any agreement (i) to consolidate with or merge into any person, other than the Optionee or one of its subsidiaries, such that Issuer is not the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than the Optionee or one of its subsidiaries, to merge into the Issuer and the Issuer is the continuing or surviving corporation, but, in connection with such consolidation or merger, the outstanding shares of the Issuer Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of Issuer Common Stock after such merger will represent less than 50% of the outstanding shares and share equivalents of the merged corporation; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Optionee or any of its subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of any such transaction and upon terms and conditions set forth in the Issuer Option Agreement, the Issuer Option will be converted into, or exchanged for, an option having substantially the same terms as the Issuer Option (the "Substitute Option") to purchase securities, at the election of the Option Holder, of either the acquiring person or any person that controls the acquiring person. At the request of the Option Holder, the issuer of the Substitute Option will repurchase it at a price, and subject to such other terms and conditions, as set forth in the Issuer Option Agreement.

     Within 90 days after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event (subject to extension as provided in the Issuer Option Agreement), the Optionee may request the Issuer to promptly prepare, file and keep current with respect to the Option Shares, a registration statement with the Commission. The Issuer is required to use its reasonable best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other disposition of Option Shares. The Optionee has the right to demand two such registrations.

     Neither the Issuer nor the Optionee may assign any of its rights and obligations under the Issuer Option Agreements or the Issuer Option to any other person without the express written consent of the other party, except that, if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, the Optionee, subject to the terms of the Issuer Option Agreement, may assign, in whole or in part, its rights and obligations thereunder, within 90 days (subject to extension as provided in the Issuer Option Agreement) of such Subsequent Triggering Event; provided that, until the date 15 days after the date on which the Federal Reserve Board approves an application by the Optionee to acquire the Issuer Option Shares, the Optionee may not assign its rights under the Issuer Option.

     Certain rights and obligations of the Optionee and the Issuer under the Stock Option Agreements are subject to receipt of required regulatory approvals. The approval of the Federal Reserve Board is required for the acquisition by the Optionee of more than 5% of the outstanding shares of Issuer Common Stock. Accordingly, SunTrust has included or will include in its applications with the Federal Reserve Board a request for approval of the right each Optionee to exercise its rights under the Issuer Option Agreement, including its right to purchase more than 5% of the outstanding shares of Issuer Common Stock. See " -- Regulatory Matters."


CRESTAR RIGHTS AGREEMENT

     On June 23, 1989, the Crestar Board declared a dividend distribution of one right (a "Crestar Right") for each share of Crestar Common Stock outstanding to shareholders of record at the close of business on July 10, 1989. See "Comparative Rights of Shareholders -- Shareholder Rights Plans." In connection with the execution of the Merger Agreement and the Crestar Stock Option Agreement, Crestar amended the Crestar Rights Agreement to provide, among other things, that (i) the execution and delivery of the Merger Agreement and the completion of the Merger and execution and delivery of the Crestar Stock Option Agreement and any acquisition of shares of Crestar Common Stock by SunTrust (and certain related persons) upon exercise thereof, or as contemplated by the Merger Agreement, will not cause the Crestar Rights to become exercisable, or cause the Crestar Rights to be separated from the shares of Crestar Common Stock to which they are attached, and (ii) the Crestar Rights will terminate and be extinguished at the Effective Time.

                  MANAGEMENT AND OPERATIONS AFTER THE MERGER

     The Merger Agreement provides that Mr. Tilghman and three additional non-employee directors of Crestar will become members of the SunTrust Board as of the Effective Time and SunTrust has agreed to name Mr. Tilghman as Vice Chairman of the SunTrust Board. See "The Merger -- Interests of Certain Persons in the Merger."

     While no assurance can be given, SunTrust and Crestar, based on information available at this time, expect to achieve substantial expense savings as a result of the Merger. SunTrust and Crestar estimate that the combined company can reduce its expenses by approximately $130 million per year on a pre-tax basis. SunTrust expects that the expense savings will be derived principally from (i) an aggregate $30 million cost reduction as a result of business line consolidation, (ii) an aggregate $50 million reduction in infrastructure expenses and (iii) an aggregate $50 million reduction of general and administrative expenses. Business line consolidations generate savings from combining businesses where economies of scale can be gained. These areas include treasury management, credit card, retail banking, mortgage banking, commercial banking, capital markets and indirect lending businesses. Infrastructure savings result from running combined volumes through existing infrastructure in the transaction processing and technology units while downsizing the overlapping facilities. General and administrative expenses are reduced by combining staff areas such as finance, accounting, human resources and legal, as well by reducing per unit costs for certain supplies and services through increased purchasing leverage. SunTrust expects to achieve 75% of such $130 million annual cost savings by the end of 1999 and a full 100% of such $130 million annual cost savings by the end of 2000.

     SunTrust and Crestar estimate that the combined company will also possess enhanced revenue potential in 1999, primarily as a result of both a greater ability to address the growth potential of the combined company's key market regions and through cross-selling opportunities involving the credit card, retail banking and commercial banking businesses. SunTrust estimates that these operational synergies will amount to a total pre-tax benefit of $20 million in 1999 and $28 million in 2000, respectively, in incremental income.

     SunTrust also expects to incur pre-tax Merger-related restructuring charges of $200 million in 1998 and Crestar expects to incur a pre-tax Merger-related charge of $50 million to align Crestar's accounting and reserving policies with those of SunTrust.

     SunTrust and Crestar do not overlap geographically, but are contiguous. There will be no Merger-related branch closings in either company's geographic area of business. Both SunTrust and Crestar believe that minimal job losses will occur as a result of the Merger and expect that any reductions will be accomplished primarily through attrition.

     The extent to which such expense savings will be achieved or such charges will occur in the amounts stated is dependent upon various factors, a number of which are beyond the control of SunTrust and Crestar, including regulatory requirements attendant to the completion of the Merger, the general regulatory environment, economic conditions, unanticipated changes in business conditions and inflation, and no assurances can be given with respect to the ultimate level and composition of expense savings to be realized or that such savings will be realized in the time frame currently anticipated. See "A Warning About Forward-Looking Information" and "Risk Factors -- Uncertainties in Integrating Business Operations and Realizing Enhanced Earnings."

                      COMPARATIVE RIGHTS OF SHAREHOLDERS
GENERAL

     SunTrust is a Georgia corporation subject to the provisions of the GBCC, and Crestar is a Virginia corporation subject to the provisions of the VSCA. Crestar Shareholders will, upon consummation of the Merger, become SunTrust Shareholders. The rights of such shareholders as SunTrust Shareholders will be governed by the articles of incorporation (the "SunTrust Charter") and bylaws (the "SunTrust Bylaws") of SunTrust, in addition to the GBCC.

     Set forth below are the material differences between the rights of a Crestar Shareholder under the VSCA, the Crestar Charter and the Crestar Bylaws, on the one hand, and the rights of a SunTrust Shareholder under the GBCC, the SunTrust Charter and the SunTrust Bylaws, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the charter and bylaws of each corporation.



AUTHORIZED CAPITAL


     CRESTAR. Crestar has authority to issue 200,000,000 shares of Crestar Common Stock, with a par value of $5.00 per share, and 2,000,000 shares of preferred stock, with a par value of $25.00 per share. As of the Record Date, there were 114,144,118 shares of Crestar Common Stock outstanding. There are no shares of preferred stock outstanding.

     SUNTRUST. SunTrust has authority to issue 500,000,000 shares of SunTrust Common Stock, with a par value of $1.00 per share and 50,000,000 shares of preferred stock with no par value per share. As of the Record Date, there were 209,568,155 shares of SunTrust Common Stock outstanding. There are no shares of preferred stock outstanding.



AMENDMENT TO CHARTER OR BYLAWS

     CRESTAR. As permitted by the VSCA, the Crestar Charter provides that, unless a greater vote is required by law or the Crestar Charter, the Crestar Charter may be amended by the Crestar Board with the approval of a vote of the holders of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon. To be amended, the Article providing for a classified Crestar Board and establishing criteria for removing Directors requires the approval of a majority of "Disinterested Directors" and the holders of at least two-thirds of the votes entitled to be cast on the amendment.


     The Crestar Bylaws generally provide that the Crestar Board may, by a majority vote, amend its Bylaws. The Crestar Bylaws also provide that such Bylaws may be amended by shareholders entitled to vote in an election of directors and that such shareholders may enact bylaws which may not be amended, altered or repealed by the Board of Directors.

     SUNTRUST. As permitted by the GBCC, the SunTrust Charter may be amended if the amendment is adopted by the SunTrust Board and approved by a vote of the holders of a majority of votes entitled to be cast on the amendment by each voting group entitled to vote thereon. However, in order to amend certain provisions of the SunTrust Charter, an affirmative vote of seventy-five percent (75%) of the outstanding shares of SunTrust Common Stock is required. The SunTrust Bylaws provide that the Bylaws may be altered, amended, repealed or new Bylaws adopted by the SunTrust Board, but any Bylaws adopted by the SunTrust Board may be altered, amended or repealed and new Bylaws adopted by the Shareholders. Action by the SunTrust Board with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then elected and serving.



DIRECTORS AND CLASSES; VACANCIES AND REMOVAL

     CRESTAR. The Crestar Charter provides that the number of directors shall be set forth in the Bylaws, but the number of directors set forth in the Bylaws may not be increased by more than four during any 12-month period except by the affirmative vote of more than two-thirds of the votes entitled to be cast at an election of directors. The Crestar Bylaws provide for a Board of Directors consisting of not less than five nor more than 26 members, with the number to be fixed by the Board. The Crestar Board currently has fixed the number of directors at 16. The Crestar Board is divided into three classes, each as nearly equal in number as possible, with one class being elected annually.

     The Crestar Charter provides that any vacancy occurring on the Crestar Board, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote a majority of the remaining directors though less than a quorum of the Crestar Board. If at the time any such vacancy is filled, any person, or any associate or affiliate of such person (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) is directly or indirectly the beneficial owner of 10% (or more) of outstanding voting shares, the vacancy shall be filled by the affirmative vote of a majority of the remaining directors in the class of directors in which the vacancy has occurred. Directors so chosen shall hold office for a term expiring at the next following annual meeting of shareholders at which directors are elected. No decrease in the number of directors constituting the Crestar Board shall shorten the term of any incumbent director.

     Subject to the rights of the holders of preferred stock then outstanding, any director may be removed, with cause, only by the affirmative vote of the holders of at least two-thirds of outstanding voting shares.

     SUNTRUST. The SunTrust Bylaws provide that the number of directors shall consist of not less that 10 nor more than 16 members, with the number to be fixed by the SunTrust Board. In the absence of the SunTrust Board setting the number of directors, the number shall be 12. The SunTrust Board is divided into three classes, each as nearly equal is size as possible, with the term of each class being three years.

     The SunTrust Bylaws provide that any vacancy occurring on the SunTrust Board, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of directors.

     Subject to the rights of the holders of any series of preferred stock then outstanding, any Director, or all Directors, may be removed from office at any time with or without cause by the SunTrust Shareholders.


DIRECTOR EXCULPATION; INDEMNIFICATION

     CRESTAR. The Crestar Charter provides that, to the full extent that the VSCA permits the limitation or elimination of the liability of directors or officers, a director or officer of Crestar shall not be liable to Crestar or its shareholders for monetary damages. The Crestar Charter provides that, to the full extent permitted by the VSCA and any other applicable law, Crestar shall indemnify a director or officer of Crestar who is or was made a party to any proceeding by reason of the fact that he or she is or was such a director or officer or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, at the request of Crestar. The VSCA provides that a corporation may indemnify an individual made party to a proceeding because he is or was a director against liability incurred in the proceeding if he (a) conducted himself in good faith, (b) believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases that his conduct was at least not opposed to the corporation's best interests and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     SUNTRUST. Under the GBCC, a corporation may indemnify a director, officer, employee or agent, acting in his capacity as such, for judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a threatened, pending or completed action, suit or proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a party to a proceeding in advance of final disposition of the proceeding if (i) he furnishes the corporation a written affirmation of his good faith belief that he has met the required standard of conduct and (ii) he furnishes the corporation a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification under the GBCC.

     The SunTrust Bylaws provide that SunTrust shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interests of SunTrust, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of SunTrust and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.


DIRECTOR CONFLICT OF INTERESTS TRANSACTIONS

     CRESTAR. The VSCA provides that a transaction between a corporation and a director in which the director has a direct or indirect personal interest is not voidable by the corporation solely because of the director's interest in the transaction if: (i) the material facts of the transaction and the director's interest were disclosed or known to the board of directors (or a committee thereof) and the board (or such committee) authorized, approved or ratified the transaction, (ii) the material facts of the transaction and the director's interest were disclosed to the shareholders entitled to vote and they authorized, approved or ratified the transaction, or (iii) the transaction was fair to the corporation. For purposes of clause (i) above, a conflict of interests transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of directors (or committee members) who have no direct or indirect personal interest in the transaction. The presence of, or a vote cast by, a director with a direct or indirect personal interest does not affect the validity of any action taken under clause (i) above if the transaction is otherwise authorized, approved or ratified pursuant to that clause.

     SUNTRUST. The GBCC provides that a transaction in which the director has a conflicting interest may not be enjoined, set aside or give rise to an award of damages or other sanctions on the ground of an interest in the transaction of the director or any other person with whom or which he has a personal, economic, or other association if: (i) the transaction received the affirmative vote of a majority (but not less than two) of those qualified directors on the board of directors or of a duly empowered committee thereof who voted on the transaction after either (a) required disclosure to them or (b) in the case of a director with a conflicting interest where neither he nor a related person is a party thereto and the director has a duty under law, professional canon, or a duty of confidentiality to another person respecting information relating to the transaction such that the director cannot, consistent with that duty, make necessary disclosure, discloses to the directors voting on the transaction the existence and nature of his conflicting interest and informs them of the character of and limitations imposed by that duty prior to their vote on the transaction and plays no part, directly or indirectly, in their deliberations or vote, (ii) the transaction received the affirmative vote of a majority of votes entitled to be cast by the holders of all qualified shares after (a) notice to shareholders describing the director's conflicting interest transaction, (b) notice to the secretary of the corporation of the number and identity of persons holding or controlling the vote of all shares that, to the knowledge of the director, are beneficially owned by the director or by a related person of the director and (c) required disclosure to the shareholders who voted on the transaction or (iii) the transaction is established to be fair to the corporation.


SHAREHOLDER MEETINGS

     CRESTAR. The Crestar Bylaws provide that special meetings of the Crestar Shareholders for any purpose or purposes may be called at any time by the Chairman of the Crestar Board, the President of Crestar or by a majority of the Crestar Board.

     SUNTRUST. The SunTrust Bylaws provide that a special meeting of the shareholders may be called at any time by the Chairman of the SunTrust Board or the President of SunTrust. Special meetings also may be called at any time by a majority of the SunTrust Board or the holders of at least 25% of the outstanding common stock of SunTrust.


DIRECTOR NOMINATIONS

     CRESTAR. The Crestar Bylaws provide that any nomination for director made by a shareholder must be made in writing to the Secretary of Crestar not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceeding annual meeting. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of Crestar. A shareholder's nomination for director shall set forth (a) the name and business address of the shareholder's nominee,
(b) the fact that the nominee has consented to his or her name being placed in nomination, (c) the name and address, as they appear on Crestar's books, of the shareholder making the nomination, (d) the class and number of shares of Crestar's stock beneficially owned by the shareholder, and (e) any material interest of the shareholder in the proposed nomination.

     SUNTRUST. The SunTrust Bylaws provide that nominations for election to the SunTrust Board may be made by the SunTrust Board, or by any shareholder of any outstanding class of capital stock entitled to vote for the election of Directors. Nominations shall specify the class of directors to which each person is nominated, and nominations, other than those made by the existing SunTrust Board, shall be made in writing and shall be delivered or mailed to the Chairman of the SunTrust Board not less than 30 days nor more than 75 days prior to any meeting of the shareholders called for the election of Directors; provided, however, that if less than thirty-five (35) days notice of the meeting is given to shareholders such nomination shall be mailed or delivered to the Chairman of the SunTrust Board not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such nomination and notification shall contain (i) the names and addresses of the proposed nominee or nominees, (ii) the principal occupation of each proposed nominee, (iii) the total number of shares that, to the knowledge of the notifying or nominating shareholder, will be voted for each of the proposed nominees, (iv) the name and residence address of each notifying or nominating shareholder, (v) the number of shares owned by the notifying or nominating shareholder, (vi) the total number of shares that, to the knowledge of the notifying or nominating shareholder, are owned by the proposed nominee and (vii) the signed consent of the proposed nominee to serve, if elected.


SHAREHOLDER PROPOSALS

     CRESTAR. The Crestar Bylaws provide that at any meeting of shareholders of Crestar, only that business that is properly brought before the meeting may be presented to and acted upon by the shareholders. To be properly brought before the meeting, business must be brought (a) by or at the direction of the Crestar Board or (b) by a shareholder who has given written notice of business he or she expects to bring before the meeting to the Secretary of Crestar not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceeding annual meeting. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of Crestar. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on Crestar's books, of the shareholder proposing such business, (c) the class and number of shares of Crestar stock beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in the Crestar Bylaws.

     SUNTRUST. The SunTrust Charter and the SunTrust Bylaws contain no such restriction on the ability of SunTrust Shareholders to make shareholder proposals.


SHAREHOLDER RIGHTS PLANS

     CRESTAR. On June 23, 1989, the Crestar Board declared a dividend distribution of one Crestar Right for each outstanding share of Crestar Common Stock to shareholders of record at the close of business on July 10, 1989. Each Crestar Right entitles the registered holder to purchase from Crestar one one-thousandth of a share (a "Unit") of a newly authorized Participating Cumulative Preferred Stock, Series C, par value $25 per share. Each Unit was initially structured to be the economic equivalent of one share of Crestar Common Stock. Crestar Shareholders received one Crestar Right per share of Crestar Common Stock held of record at the close of business on July 10, 1989. The initial exercise price of each Right is $115 subject to adjustment (the "Purchase Price").

     Crestar Rights will also attach to all shares of Crestar Common Stock issued after July 10, 1989, but prior to the Distribution Date (as defined below) unless the Crestar Board determines otherwise at the time of issuance. The description and terms of the Crestar Rights are set forth in the Crestar Rights Agreement.

     The Crestar Rights are attached to all Crestar Common Stock certificates representing shares currently outstanding, and no separate certificates evidencing the Crestar Rights have been distributed. The Crestar Rights will separate from the Common Stock (the "Distribution Date") upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Crestar Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Crestar Common Stock. Until the Distribution Date, (i) the Crestar Rights will be evidenced by the Crestar Common Stock certificates and will be transferred only with such Crestar Common Stock certificates, (ii) new Crestar Common Stock certificates issued after July 10, 1998 will contain a notation incorporating the Crestar Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding also will constitute the transfer of the Crestar Rights associated with the Common Stock represented by such certificates.

     The Crestar Rights are not exercisable until the Distribution Date and will expire at the close of business on June 23, 1999, unless earlier redeemed by Crestar as described below.


     While each Crestar Right initially will provide for the acquisition of one Unit of Preferred Stock at the Purchase Price, the Crestar Rights Agreement provides that if (i) an Acquiring Person purchases 30% or more of the outstanding Crestar Common Stock, or (ii) at any time following the Distribution Date, Crestar is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, or (iii) an Acquiring Person effects a statutory share exchange with Crestar after which Crestar is not a subsidiary of any Acquiring Person, each holder of a Crestar Right (except as set forth below) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, Preferred Stock or Common Stock at the option of Crestar (or, in certain circumstances, cash, property or other securities of Crestar) having a value equal to twice the amount of the Purchase Price.


     If, at any time following the Stock Acquisition Date, (i) Crestar is acquired in a merger, statutory share exchange, or other business combination in which Crestar is not the surviving corporation (other than a transaction described in the preceding paragraph), or (ii) 50% or more of Crestar's assets or earning power is sold or transferred, each holder of a Crestar Right (except as set forth below) shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, Common Stock of the acquiring company having a value equal to twice the Purchase Price. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

     At any time after any person becomes an Acquiring Person, Crestar may exchange all or part of the Crestar Rights (except as set forth below) for shares of Common Stock (an "Exchange") at an exchange ratio of one share per Crestar Right, as appropriately adjusted to reflect any stock split transaction.

     At any time until 10 days following the Stock Acquisition Date, Crestar may redeem the Crestar Rights in whole, but not in part, at a price of $.01 per Crestar Right (the "Redemption Price"). Immediately upon the action of the Crestar Board ordering redemption of the Crestar Rights, with, where required, the concurrence of the members of the Crestar Board who were members prior to June 23, 1989 (the "Continuing Directors") and any person consequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, in each case not including an Acquiring Person, the Crestar Rights will terminate and the only right of the holders of Crestar Rights will be to receive the Redemption Price.

     The Crestar Rights may have certain anti-takeover effects. The Crestar Rights will cause substantial dilution to a person or group that acquires more than 10% of the outstanding shares of Crestar Common Stock if a Triggering Event thereafter occurs without the Crestar Rights having been redeemed or in the event of an Exchange. However, the Crestar Rights should not interfere with any merger or other business combination approved by the Crestar Board and the Crestar shareholders because the Crestar Rights are redeemable under certain circumstances.

     In connection with the execution of the Merger Agreement, Crestar amended the Crestar Rights Agreement. See "The Merger -- Crestar Rights Agreement."

     SUNTRUST. SunTrust does not have a shareholder rights plan.


SHAREHOLDER INSPECTION RIGHTS; SHAREHOLDER LISTS

     CRESTAR. Under the VSCA, a shareholder of a Virginia corporation is entitled to inspect and copy certain books and records, including the articles of incorporation and bylaws of the corporation, if he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy. The shareholder of a Virginia corporation is entitled to inspect and copy certain other books and records, including a list of shareholders, minutes of any meeting of the board of directors (or any committee thereof) and accounting records of the corporation, if (i) the shareholder has been a shareholder of record for at least six months immediately preceding his or her written demand or is the holder of at least 5% of the corporation's outstanding shares, (ii) the shareholder's demand is made in good faith and for a proper purpose, (iii) the shareholder describes with reasonable particularity the purpose of the request and the records desired to be inspected and (iv) the records are directly connected with the stated purpose, and if he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy. The VSCA also provides that a corporation shall make available for inspection by any shareholder during usual business hours, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting.

     SUNTRUST. The SunTrust Bylaws provide that the SunTrust Board shall determine whether and to what extent the accounts and books of SunTrust, or any of them, other than the share records, shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account or books or document of SunTrust except as conferred by law or by resolution of the shareholders or the SunTrust Board. Without prior approval of the SunTrust Board in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the GBCC shall not be available to any shareholder owning two (2%) percent or less of the shares outstanding. Section 14-2-1602(c) provides that (i) if a written demand is given at least five business days before the date on which he wishes to inspect, (ii) the demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interests as a shareholder, (iii) the demand describes with reasonable particularity the purpose and the records he desires to inspect, (iv) the records are directly connected with his purpose and (v) the records are to be used only for the stated purpose, a shareholder may inspect and copy, during regular business hours, excerpts from minutes of any board meeting, records of any action of a committee of the board of directors, minutes of any meeting of the shareholders, records of action taken by the shareholders or board of directors without a meeting, accounting records and the records of shareholders.


REQUIRED SHAREHOLDER VOTE FOR CERTAIN ACTIONS

     CRESTAR. The VSCA generally requires the approval of a majority of a corporation's board of directors, and the holders of more than two-thirds of all the votes entitled to be cast thereon by each voting group entitled to vote, on any plan of merger or consolidation, plan of share exchange or sale of substantially all of the assets of a corporation not in the ordinary course of business. The VSCA also specifies additional voting requirements for Affiliated Transactions (as hereinafter defined) and transactions that would cause an acquiring person's voting power to meet or exceed specified thresholds, as discussed below.

     The VSCA contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than ten percent of any class of its outstanding voting shares (a "Virginia Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to the approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a Virginia Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries which increases the percentage of voting shares owned beneficially by a Virginia Interested Shareholder by more than five percent.

     For three years following the time that a Virginia Interested Shareholder becomes an owner of ten percent of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Virginia Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Virginia Interested Shareholder, and majority approval of the "Disinterested Directors". A Disinterested Director means, with respect to a particular Virginia Interested Shareholder, any member of a corporation's board of directors who was (i) a member before the later of January 1, 1998 and the date on which a Virginia Interested Shareholder became a Virginia Interested Shareholder, and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Virginia Interested Shareholder.

     The principal exceptions to the special voting requirement apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the VSCA. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Virginia Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

     None of the foregoing limitations and special voting requirements apply to a transaction, such as the Merger, with a Virginia Interested Shareholder whose acquisition of shares making such person a Virginia Interested Shareholder was approved by a majority of the Virginia corporation's Disinterested Directors.

     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Virginia Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Crestar has not "opted out" of (i.e., elected not to be governed by) the Affiliated Transactions provisions.

     Virginia law also provides that shares acquired in a transaction ("control shares") that would cause the acquiring person's voting rights to meet or exceed any of three thresholds (20 percent, 33 1/3 percent or a majority) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Virginia corporation. This provision empowers an acquiring person (at its own expense) to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of the receipt of the request. This Virginia law provides that, in the event control shares are accorded voting rights and, as a result, the holder of the control shares has a majority of all voting power for the election of directors, the shareholders, other than such holder, may cause the corporation to redeem their shares at a price which meets certain fair value criteria as determined in accordance with the VSCA.

     SUNTRUST. The SunTrust Charter requires (unless other conditions are met) the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of common stock of the corporation, including the affirmative vote of the holders of at least seventy-five (75%) of the then outstanding shares of common stock of the corporation other than those beneficially owned by a SunTrust Interested Shareholder (as defined in the SunTrust Charter) for (i) any merger or consolidation of SunTrust or any subsidiary with (a) any SunTrust Interested Shareholder or (b) any other corporation (whether or not itself a SunTrust Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as defined in the SunTrust Charter) of a SunTrust Interested Shareholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any SunTrust Interested Shareholder or any Affiliate of any SunTrust Interested Shareholder of any assets of SunTrust or any subsidiary having an aggregate Fair Market Value (as defined in the SunTrust Charter) of $1,000,000 or more, (iii) the issuance or transfer by SunTrust or any subsidiary (in one transaction or a series of transactions) of any securities of SunTrust or any subsidiary to any SunTrust Interested Shareholder or any Affiliate of any SunTrust Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more, (iv) the adoption of any plan or proposal for the liquidation or dissolution of SunTrust proposed by or on behalf of a SunTrust Interested Shareholder or any Affiliate of any SunTrust Interested Shareholder or (v) any reclassification of securities (including any reverse stock split), or recapitalization of SunTrust, or any merger or consolidation of SunTrust with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a SunTrust Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of SunTrust or any subsidiary which is directly or indirectly owned by any SunTrust Interested Shareholder or any Affiliate of any SunTrust Interested Shareholder. The Suntrust Charter provides that such vote of SunTrust shareholders is not required if three-fourths of all directors approve the transaction.

     The GBCC also specifies additional voting requirements for Affiliated Transactions (as hereinafter defined) and transactions that would cause an acquiring person's voting power to meet or exceed specified thresholds, as discussed below.

     Under the GBCC, certain "business combinations" (including a merger, consolidation, asset transfer or reclassification of equity securities) between a Georgia corporation and any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation's voting stock (a "Georgia Interested Shareholder"), are prohibited for five years from the time that such Georgia Interested Shareholder becomes a Georgia Interested Shareholder unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming a Georgia Interested Shareholder; (ii) the Georgia Interested Shareholder became the beneficial owner of at least 90% of the corporation's outstanding shares at the time the transaction commenced, excluding shares owned by directors and officers (or any affiliates or associates thereof) of the corporation, subsidiaries of the corporation, and certain employee stock plans of the corporation; or (iii) subsequent to becoming a Georgia Interested Shareholder, such shareholder acquired additional shares resulting in the Georgia Interested Shareholder being the beneficial owner of at least 90% of the outstanding voting stock of the corporation, excluding shares owned by directors and officers (or any affiliates or associates thereof) of the corporation, subsidiaries of the corporation and certain employee stock plans of the corporation.

     Furthermore, the GBCC provides that business combinations must be either
(i) unanimously approved by the continuing directors provided that the continuing directors constitute at least three members of the board of directors at the time of such approval; or (ii) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholders unless, among other conditions, the Georgia corporation's common shareholders receive a minimum price (as defined in the GBCC) for their shares and the consideration is received in cash or in the same form as previously paid by the Georgia Interested Shareholder for its shares.

     These GBCC provisions do not apply to business combinations with Interested Shareholders unless the bylaws of the corporation so provide. The SunTrust Bylaws provide that the Georgia Business Combination Statute (as defined in the GBCC) shall apply in addition to Article XI of the SunTrust Charter.


DISSENTERS' RIGHTS

     CRESTAR. The provisions of Article 15 of the VSCA which provide shareholders of a Virginia corporation the right to dissent from, and obtain payment of the fair value of their shares in the event of, mergers, consolidations and certain other corporate transactions are applicable to Crestar as a Virginia corporation. However, because Crestar has at least 2,000 record shareholders and has shares listed on a national securities exchange, shareholders of Crestar generally do not have rights to dissent from mergers, consolidations and certain other corporate transactions to which Crestar is a party because Article 15 of the VSCA provides that holders of shares of a Virginia corporation which has shares listed on a national securities exchange or which has at least 2,000 record shareholders are not entitled to dissenters' rights unless certain requirements (none of which are present) are met.

     SUNTRUST. The GBCC provides that a shareholder of a Georgia corporation may dissent from and obtain payment of the fair value of their shares in the event of (i) consummation of a plan of merger to which the corporation is a party if
(A) approval of the shareholders of the corporation is required and the shareholder is entitled to vote or (B) the corporation is as subsidiary that is merged with its parent, (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote, (iii) consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required under GBCC Section 14-2-1202, (iv) an amendment to the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares and (v) any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of GBCC, the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. However, because SunTrust has more than 2,000 record shareholders and has shares listed on a national securities exchange, the shareholders of SunTrust generally do not have the right to dissent from mergers, sales or exchanges of substantially all of the assets of the corporation or an amendment to the articles of incorporation because the GBCC provides that holders of shares of a Georgia corporation which has shares listed on a national securities exchange or which has more than 2,000 record shareholders are not entitled to dissenter's rights unless certain requirements are met.


DIVIDENDS AND OTHER DISTRIBUTIONS

     CRESTAR. The VSCA generally provides that a corporation may make distributions to its shareholders unless, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total labilities plus (unless the articles of incorporation permit otherwise, which the Crestar Charter does not) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. These requirements are applicable to Crestar as a Virginia corporation.

     In addition to the limitations set forth in the VSCA, there are various regulatory requirements which are applicable to distributions by bank holding companies such as Crestar.

     SUNTRUST. The GBCC provides that SunTrust may not pay a dividend if after giving effect to the dividend, SunTrust would not be able to pay its debts as they become due in the usual course of business or SunTrust's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if SunTrust were to be dissolved at such time, to satisfy any preferential rights upon dissolution held by its shareholders whose preferential rights are superior to those receiving the dividend. In addition to the limitations set forth in the VSCA, there are various regulatory requirements which are applicable to distributions by bank holding companies such as Crestar.


VOLUNTARY DISSOLUTION

     CRESTAR. The VSCA generally provides that a corporation's board of directors may propose dissolution for submission to shareholders and that to be authorized, the dissolution must be recommended by the board to the shareholders and approved by the holders of more than two-thirds of all votes entitled to be cast on the proposal, unless the articles of incorporation of the corporation require a greater or lesser vote. There are no provisions in the Crestar Charter which would modify the statutory requirements for dissolution under the VSCA.

     SUNTRUST. The GBCC provides that the SunTrust Board may propose dissolution for the submission to the sharholders. Unless the articles of incorporation, bylaws or the board of directors require a greater vote or vote by classes, the proposal to dissolve to be adopted must be approved by a majority of all the votes entitled to be cast on that proposal.


LIQUIDATION RIGHTS

     CRESTAR. In the event of liquidation, dissolution or winding-up of the affairs of Crestar, holders of outstanding Crestar Common Stock are entitled to share, in proportion to their respective interests, in Crestar's assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of Crestar. In the event of voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Crestar, the holders of Crestar preferred stock shall be preferred over the common stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the corporation.

     SUNTRUST. The SunTrust Charter provides that in the event of voluntary or involuntary dissolution, liquidation or winding up of the affairs of SunTrust, after payment or provision for payment of debts and other liabilities of SunTrust and before any distribution to the holders of shares of common stock or any stock junior to the preferred stock as to the distribution of assets upon liquidation, the holder of each series of the preferred stock shall be entitled to receive out of the net assets of SunTrust an amount in cash for each share equal to the amount fixed and determined by the SunTrust Board in the resolution providing for the issuance of the particular series of preferred stock, plus an amount equal to all dividends accrued and unpaid on each such share of the preferred stock up to the date fixed for distribution, and no more. The SunTrust common shareholders will be entitled to receive any remaining assets of SunTrust upon liquidation.

                                    EXPERTS

     The audited consolidated financial statements of SunTrust incorporated by reference into this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Crestar and its subsidiaries appearing in Crestar's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to their reliance on another auditors' report with respect to amounts related to Citizens Bancorp for 1996 and 1995 included in the aforementioned consolidated financial statements.

     Representatives of Arthur Andersen LLP are expected to be present at the SunTrust Meeting, and representatives of KPMG Peat Marwick LLP are expected to be present at the Crestar Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                                 LEGAL MATTERS


     The validity of the shares of SunTrust Common Stock to be issued pursuant to the terms of the Merger Agreement will be passed upon for SunTrust by Raymond
D. Fortin, Senior Vice President - Legal and Corporate Secretary. As of the date of this document, Mr. Fortin beneficially owned 23,000 shares of SunTrust Common Stock and held options to purchase 4,800 shares of SunTrust Common Stock. Certain legal matters in connection with the federal income tax consequences of the Merger will be passed upon for Crestar by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for SunTrust by King & Spalding, Atlanta, Georgia.



                             SHAREHOLDER PROPOSALS


     Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders of SunTrust must have been received by the Secretary of SunTrust not later than November 3, 1998 for inclusion in the proxy materials for such meeting.


     Due to the contemplated consummation of the Merger, Crestar does not currently expect to hold a 1999 Annual Meeting of Shareholders because Crestar will be a wholly owned subsidiary of SunTrust following the Merger. If the Merger is not consummated and such a meeting is held, to be eligible for inclusion in Crestar's proxy statement and form of proxy relating to that meeting, proposals of shareholders intended to be presented at such meeting must be received by Crestar either (i) within a reasonable time after Crestar announces publicly the date of the meeting and before Crestar mails its proxy statement to shareholders in connection with such meeting or (ii) not later than November 20, 1998, if Crestar shall have publicly announced its intention not to consummate the Merger prior to such date. Any other shareholder proposal intended to be presented at such meeting may only be so presented if the shareholder seeking to have such proposal presented has provided notice of such proposal, in compliance with the requirements of the Crestar Bylaws, not later than February 23, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION


     SunTrust and Crestar file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that the companies file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. SunTrust and Crestar public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov." Crestar's latest annual report and quarterly report can also be accessed through Crestar's Internet World Wide Web site at "http//www.crestar.com." Reports, proxy statements and other information concerning SunTrust and Crestar also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


     SunTrust has filed the Registration Statement to register with the Commission the shares of SunTrust Common Stock to be issued to Crestar Shareholders in the Merger. This document is a part of the Registration Statement and constitutes a prospectus of SunTrust, a proxy statement of SunTrust for the SunTrust Meeting and a proxy statement of Crestar for the Crestar Meeting.

     As allowed by Commission rules, this document does not contain all the information that shareholders can find in the Registration Statement or the exhibits to the Registration Statement.

     The Commission allows SunTrust and Crestar to "incorporate by reference" information into this document, which means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that SunTrust and Crestar have previously filed with the Commission. These documents contain important business information about the companies and their financial condition.



  SUNTRUST COMMISSION FILINGS (FILE NO. 1-8918)   PERIOD
  Annual Report on Form 10-K .................... Year ended December 31, 1997, as amended on November 13, 1998
  Quarterly Reports on Form 10-Q ................ Quarters ended September 30, 1998, June 30, 1998, as amended
                                                  November 13, 1998 and March 31, 1998, as amended on Novem-
                                                  ber 13, 1998
  Current Reports on Form 8-K ................... Dated November 13, 1998, August 13, 1998, July 20, 1998,
                                                  March 10, 1998 and January 16, 1998, as amended
  Registration Statement on Form 8-B ............ Dated June 10, 1985, as amended on August 4, 1987, setting forth a description of the SunTrust Common Stock (including any amendments or reports filed for the purpose of updating such description)
  CRESTAR COMMISSION FILINGS (FILE NO. 1-7083)    PERIOD
  Annual Report on Form 10-K .................... Year ended December 31, 1997
  Quarterly Reports on Form 10-Q ................ Quarters ended September 30, 1998, June 30, 1998 and March 31,
                                                  1998
  Current Reports on Form 8-K ................... Dated July 20, 1998, July 9, 1998 and January 27, 1998, as amended
  Registration Statement on Form 8-A ............ Dated June 30, 1993, setting forth a description of the Crestar Common
                                                  Stock (including any amendments or reports filed for the purpose of updating such information)


     SunTrust and Crestar incorporate by reference additional documents that either company may file with the Commission between the date of this document and the date of the Meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     SunTrust has supplied all information contained or incorporated by reference in this document relating to SunTrust, and Crestar has supplied all such information relating to Crestar.

     If you are a shareholder of SunTrust or Crestar, SunTrust or Crestar, as the case may be, may have sent to you some of the documents incorporated by reference, but you can obtain any of them through SunTrust or Crestar, as the case may be, or the Commission or the Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders of SunTrust or Crestar may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

     SUNTRUST BANKS, INC.
     303 Peachtree Street, N.E.
     Atlanta, Georgia 30308
     Telephone: (404) 588-7425
     Attention: James C. Armstrong -- Investor Relations

     CRESTAR FINANCIAL CORPORATION
     919 East Main Street
     Richmond, Virginia 23219
     Telephone: (804) 782-7933
     Attention: Jeanne E. Napier -- Investor Relations

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM EITHER COMPANY, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE MEETINGS IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE MEETINGS.


     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the SunTrust Meeting and/or the Crestar Meeting. SunTrust and Crestar have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November , 1998. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of SunTrust Common Stock in the Merger creates any implication to the contrary.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


     The following Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1998, combines the historical consolidated balance sheets of SunTrust and Crestar as if the Merger had been effective on September 30, 1998, after giving effect to certain adjustments. The Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended September 30, 1998, and for the years ended December 31, 1997, 1996 and 1995 present the combined results of operations of SunTrust and Crestar as if the Merger had been effective at the beginning of each period.


     The Unaudited Pro Forma Combined Condensed Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of SunTrust and Crestar are combined and reflected at their historical amounts. The pro forma combined figures shown in the Unaudited Pro Forma Combined Condensed Financial Information are simply arithmetical combinations of SunTrust's and Crestar's separate financial results; you should not assume that SunTrust and Crestar would have achieved the pro forma combined results if they had actually been combined during the periods presented.

     The combined company expects to achieve substantial merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of SunTrust and Crestar, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. See "A Warning About Forward-Looking Information" and "Risk Factors -- Uncertainties in Integrating Business Operations and Realizing Enhanced Earnings."


     In connection with the review by the Staff of the Securities and Exchange Commission of documents related to the Merger, and the Staff's comments thereon, SunTrust has lowered its provision for loan losses in 1996, 1995 and 1994 by $40 million, $35 million and $25 million, respectively. The effect of this action was to increase SunTrust's net income in those years by $24.4 million, $21.4 million and $15.3 million, respectively. Further, as of December 31, 1997 and 1996, the reserve for loan losses has been decreased by a total of $100 million and shareholders' equity has been increased by a total of $61 million. SunTrust has amended certain of its reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, to reflect, among other things, the adjustments to its historical financial statements resulting from the foregoing. See "Where You Can Find More Information." All historical financial information for SunTrust and all pro forma financial information for SunTrust and Crestar combined included in this document reflects the adjustments to SunTrust's loan loss provision discussed above.

            SUNTRUST BANKS, INC. AND CRESTAR FINANCIAL CORPORATION
                  PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                  (UNAUDITED)





                                                                            AS OF SEPTEMBER 30, 1998
                                                      ---------------------------------------------------------------------
                                                          SUNTRUST          CRESTAR         ADJUSTMENTS        COMBINED
                                                      ---------------- ---------------- ------------------ ----------------
                                                                                 (IN THOUSANDS)
ASSETS
Cash and due from banks .............................   $  2,190,913     $    887,047                        $  3,077,960
Trading account assets ..............................        200,479            7,226                             207,705
Securities Held to Maturity .........................             --          499,253                             499,253
Securities Available for Sale .......................     11,455,372        4,008,852                          15,464,224
Funds sold ..........................................      1,333,582          624,245                           1,957,827
Loans ...............................................     42,889,478       18,386,495                          61,275,973
Reserve for loan losses .............................       (666,146)        (245,992)                           (912,138)
                                                        ------------     ------------                        ------------
Net Loans ...........................................     42,223,332       18,140,503              --          60,363,835
Premises and equipment ..............................      1,023,638          474,747                           1,498,385
Intangible assets ...................................        442,077          193,886                             635,963
Other assets ........................................      1,971,925          936,652                           2,908,577
                                                        ------------     ------------                        ------------
 Total Assets .......................................   $ 60,841,318     $ 25,772,411              --        $ 86,613,729
                                                        ============     ============              ==        ============
LIABILITIES
Deposits
 Noninterest-bearing deposits .......................   $  8,314,365     $  3,520,486                        $ 11,834,851
 Interest-bearing deposits ..........................     28,168,612       13,522,589                          41,691,201
                                                        ------------     ------------                        ------------
   Total deposits ...................................     36,482,977       17,043,075              --          53,526,052
Funds purchased .....................................      9,701,770        3,670,570                          13,372,340
Other short-term borrowings .........................      1,400,450          921,965                           2,322,415
Long-term debt ......................................      4,605,319        1,127,262         152,500 (B)       5,885,081
Other liabilities ...................................      3,366,452          698,733                           4,065,185
                                                        ------------     ------------                        ------------
 Total liabilities ..................................     55,556,968       23,461,605         152,500          79,171,073
                                                        ------------     ------------         -------        ------------
STOCKHOLDERS' EQUITY
Preferred stock .....................................             --               --
Common stock ........................................        213,108          563,217        (450,574)(A)         325,751
Additional paid in capital ..........................        389,583          404,001         450,574 (A)       1,244,158
Retained earnings ...................................      3,210,549        1,307,713        (152,500)(B)       4,365,762
Treasury stock and other ............................       (317,287)              --                            (317,287)
                                                        ------------     ------------                        ------------
 Realized shareholders' equity ......................      3,495,953        2,274,931        (152,500)          5,618,384
Accumulated Other Comprehensive Income ..............      1,788,397           35,875                           1,824,272
                                                        ------------     ------------                        ------------
 Total shareholders' equity .........................      5,284,350        2,310,806        (152,500)          7,442,656
                                                        ------------     ------------        --------        ------------
 Total liabilities and shareholders' equity .........   $ 60,841,318     $ 25,772,411              --        $ 86,613,729
                                                        ============     ============        ========        ============


(A) Adjustment to show the change in par value from $5.00 per share of Crestar Common Stock before the Merger to $1.00 per share of SunTrust Common Stock after the Merger.


(B) Adjustment for one-time Merger-related charges of $250 million on pre-tax basis. The $200 million in pre-tax Merger- related charges to be taken by SunTrust consists of $100 million for severance and retention, $65 million for conversion costs and $35 million for transaction related costs. The $50 million in pre-tax Merger-related charges to be taken by Crestar consists of $20 million for state income tax provision and $30 million for other identified items.

            SUNTRUST BANKS, INC. AND CRESTAR FINANCIAL CORPORATION
                    PRO FORMA COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)




                                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                --------------------------------------------------------
                                                                    SUNTRUST            CRESTAR            COMBINED
                                                                ----------------   ----------------   ------------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans ..................................     $  2,456,936       $  1,062,851        $ 3,519,787
Interest and dividends on investment securities .............          412,602            223,234           635,836
Other interest income .......................................           50,603             14,980            65,583
                                                                  ------------       ------------        -----------
 Total interest income ......................................        2,920,141          1,301,065         4,221,206
                                                                  ------------       ------------        -----------
INTEREST EXPENSE
Interest on deposits ........................................          851,251            393,895         1,245,146
Interest on short-term borrowings ...........................          387,813            176,299           564,112
Interest on long-term debt ..................................          197,973             51,478           249,451
                                                                  ------------       ------------        -----------
 Total interest expense .....................................        1,437,037            621,672         2,058,709
                                                                  ------------       ------------        -----------
NET INTEREST INCOME                                                  1,483,104            679,393         2,162,497
Provision for loan losses ...................................           93,465             53,987           147,452
                                                                  ------------       ------------        -----------
Net interest income after provision for loan losses .........        1,389,639            625,406         2,015,045
                                                                  ------------       ------------        -----------
NONINTEREST INCOME
Trust and investment advisory income ........................          354,566             61,537           416,103
Service charges on deposit accounts .........................          192,026            103,184           295,210
Securities gains (losses) ...................................            1,053              6,103             7,156
Other noninterest income ....................................          328,721            213,307           542,028
                                                                  ------------       ------------        -----------
 Total noninterest income ...................................          876,366            384,131         1,260,497
                                                                  ------------       ------------        -----------
NONINTEREST EXPENSE
Personnel expense ...........................................          838,370            325,358         1,163,728
Net occupancy expense .......................................           99,449             42,659           142,108
Equipment expense ...........................................           95,156             34,076           129,232
Other noninterest expense ...................................          408,513            200,848           609,361
                                                                  ------------       ------------        -----------
 Total noninterest expense ..................................        1,441,488            602,941         2,044,429
                                                                  ------------       ------------        -----------
Income before provision for income taxes ....................          824,517            406,596         1,231,113
Provision for income taxes ..................................          269,801            145,418           415,219
                                                                  ------------       ------------        -----------
 Net Income .................................................     $    554,716       $    261,178        $  815,894
                                                                  ============       ============        ===========
PER COMMON SHARE DATA
Earnings -- diluted .........................................     $       2.64       $       2.30        $     2.56 (A)
Earnings -- basic ...........................................             2.68               2.33              2.59 (A)
Average common shares -- diluted ............................          210,297            113,542           319,297 (A)
Average common shares -- basic ..............................          207,110            112,117           314,742 (A)


(A) Adjusted for the exchange ratio of 0.96.

            SUNTRUST BANKS, INC. AND CRESTAR FINANCIAL CORPORATION
                     PRO FORMA COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)



                                                                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                                                -----------------------------------------------------
                                                                    SUNTRUST          CRESTAR            COMBINED
                                                                ---------------   ---------------   -----------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans ..................................     $ 3,036,100       $ 1,280,186        $4,316,286
Interest and dividends on investment securities .............         542,234           273,716           815,950
Other interest income .......................................          72,405            21,682            94,087
                                                                  -----------       -----------        ----------
   Total interest income ....................................       3,650,739         1,575,584         5,226,323
                                                                  -----------       -----------        ----------
INTEREST EXPENSE
Interest on deposits ........................................       1,151,157           478,466         1,629,623
Interest on short-term borrowings ...........................         436,708           158,819           595,527
Interest on long-term debt ..................................         168,508            62,001           230,509
                                                                  -----------       -----------        ----------
 Total interest expense .....................................       1,756,373           699,286         2,455,659
                                                                  -----------       -----------        ----------
NET INTEREST INCOME .........................................       1,894,366           876,298         2,770,664
Provision for loan losses ...................................         117,043           108,097           225,140
                                                                  -----------       -----------        ----------
Net interest income after provision for loan losses .........       1,777,323           768,201         2,545,524
                                                                  -----------       -----------        ----------
NONINTEREST INCOME
Trust and investment advisory income ........................         376,430            74,421           450,851
Service charges on deposit accounts .........................         247,828           126,105           373,933
Securities gains (losses) ...................................           1,523             5,328             6,851
Other noninterest income ....................................         308,457           215,585           524,042
                                                                  -----------       -----------        ----------
 Total noninterest income ...................................         934,238           421,439         1,355,677
                                                                  -----------       -----------        ----------
NONINTEREST EXPENSE
Personnel expense ...........................................         955,603           390,646         1,346,249
Net occupancy expense .......................................         126,802            60,016           186,818
Equipment expense ...........................................         120,675            41,400           162,075
Other noninterest expense ...................................         482,515           222,195           704,710
                                                                  -----------       -----------        ----------
 Total noninterest expense ..................................       1,685,595           714,257         2,399,852
                                                                  -----------       -----------        ----------
Income before provision for income taxes ....................       1,025,966           475,383         1,501,349
Provision for income taxes ..................................         358,713           165,575           524,288
                                                                  -----------       -----------        ----------
 Net income .................................................     $   667,253       $   309,808        $  977,061
                                                                  ===========       ===========        ==========
PER COMMON SHARE DATA
Earnings -- diluted .........................................     $      3.13       $      2.77        $     3.04 (A)
Earnings -- basic ...........................................            3.17              2.80              3.09 (A)
Average common shares -- diluted ............................         213,480           111,929           320,932 (A)
Average common shares -- basic ..............................         210,243           110,618           316,436 (A)

(A) Adjusted for the exchange ratio of 0.96.

            SUNTRUST BANKS, INC. AND CRESTAR FINANCIAL CORPORATION
                    PRO FORMA COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)




                                                                        FOR THE YEAR ENDED DECEMBER 31, 1996
                                                                -----------------------------------------------------
                                                                    SUNTRUST          CRESTAR            COMBINED
                                                                ---------------   ---------------   -----------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans ..................................     $ 2,678,566       $ 1,241,248        $3,919,814
Interest and dividends on investment securities .............         521,891           304,256           826,147
Other interest income .......................................          45,585            17,875            63,460
                                                                  -----------       -----------        ----------
 Total interest income ......................................       3,246,042         1,563,379         4,809,421
                                                                  -----------       -----------        ----------
INTEREST EXPENSE
Interest on deposits ........................................       1,083,035           502,773         1,585,808
Interest on short-term borrowings ...........................         293,766           144,797           438,563
Interest on long-term debt ..................................          85,031            49,499           134,530
                                                                  -----------       -----------        ----------
 Total interest expense .....................................       1,461,832           697,069         2,158,901
                                                                  -----------       -----------        ----------
NET INTEREST EXPENSE ........................................       1,784,210           866,310         2,650,520
Provision for loan losses ...................................          75,916            95,890           171,806
                                                                  -----------       -----------        ----------
Net interest income after provision for loan losses .........       1,708,294           770,420         2,478,714
                                                                  -----------       -----------        ----------
NONINTEREST INCOME
Trust and investment advisory income ........................         314,819            65,939           380,758
Service charges on deposit accounts .........................         232,426           114,249           346,675
Securities gains (losses) ...................................          14,168             3,393            17,561
Other noninterest income ....................................         256,576           149,604           406,180
                                                                  -----------       -----------        ----------
 Total noninterest income ...................................         817,989           333,185         1,151,174
                                                                  -----------       -----------        ----------
NONINTEREST EXPENSE
Personnel expense ...........................................         874,049           397,448         1,271,497
Net occupancy expense .......................................         138,186            64,450           202,636
Equipment expense ...........................................         115,423            38,479           153,902
Other noninterest expense ...................................         455,425           279,969           735,394
                                                                  -----------       -----------        ----------
 Total noninterest expense ..................................       1,583,083           780,346         2,363,429
                                                                  -----------       -----------        ----------
Income before provision for income taxes ....................         943,200           323,259         1,266,459
Provision for income taxes ..................................         302,185           104,988           407,173
                                                                  -----------       -----------        ----------
 Net Income .................................................     $   641,015       $   218,271        $  859,286
                                                                  ===========       ===========        ==========
PER COMMON SHARE DATA
Earnings -- diluted .........................................     $      2.87       $      1.95        $    2.60 (A)
Earnings -- basic ...........................................            2.91              1.97             2.63  (A)
Average common shares -- diluted ............................         223,486           112,037           331,041 (A)
Average common shares -- basic ..............................         220,364           110,560           326,501 (A)


(A) Adjusted for the exchange ratio of 0.96.

            SUNTRUST BANKS, INC. AND CRESTAR FINANCIAL CORPORATION
                    PRO FORMA COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)




                                                                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                                                -------------------------------------------------
                                                                   SUNTRUST        CRESTAR           COMBINED
                                                                -------------   -------------   -----------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans ..................................    $2,501,536      $1,209,193        $3,710,729
Interest and dividends on investment securities .............       487,036         262,532           749,568
Other interest income .......................................        38,632          20,178            58,810
                                                                 ----------      ----------        ----------
 Total interest income ......................................     3,027,204       1,491,903         4,519,107
                                                                 ----------      ----------        ----------
INTEREST EXPENSE
Interest on deposits ........................................       988,725         493,301         1,482,026
Interest on short-term borrowings ...........................       293,923         133,709           427,632
Interest on long-term debt ..................................        68,114          50,038           118,152
                                                                 ----------      ----------        ----------
 Total interest expense .....................................     1,350,762         677,048         2,027,810
                                                                 ----------      ----------        ----------
NET INTEREST INCOME .........................................     1,676,442         814,855         2,491,297
Provision for loan losses ...................................        77,108          66,265           143,373
                                                                 ----------      ----------        ----------
Net interest income after provision for loan losses .........     1,599,334         748,590         2,347,924
                                                                 ----------      ----------        ----------
NONINTEREST INCOME
Trust and investment advisory income ........................       284,243          59,841           344,084
Service charges on deposit accounts .........................       212,582         109,264           321,846
Securities gains (losses) ...................................        (6,649)         (2,067)           (8,716)
Other noninterest income ....................................       222,894         153,030           375,924
                                                                 ----------      ----------        ----------
 Total noninterest income ...................................       713,070         320,068         1,033,138
                                                                 ----------      ----------        ----------
NONINTEREST EXPENSE
Personnel expense ...........................................       778,990         388,542         1,167,532
Net occupancy expense .......................................       130,124          62,851           192,975
Equipment expense ...........................................       105,122          37,916           143,038
Other noninterest expense ...................................       437,243         228,890           666,133
                                                                 ----------      ----------        ----------
 Total noninterest expense ..................................     1,451,479         718,199         2,169,678
                                                                 ----------      ----------        ----------
Income before provision for income taxes ....................       860,925         350,459         1,211,384
Provision for income taxes ..................................       274,099         134,572           408,671
                                                                 ----------      ----------        ----------
 Net Income .................................................    $  586,826      $  215,887        $  802,713
                                                                 ==========      ==========        ==========
PER COMMON SHARE DATA
Earnings -- diluted .........................................    $     2.56      $     1.92        $     2.38 (A)
Earnings -- basic ...........................................          2.59            1.95              2.41 (A)
Average common shares -- diluted ............................       229,544         112,432           337,479 (A)
Average common shares -- basic ..............................       226,665         110,986           333,212 (A)


(A) Adjusted for the exchange ratio of 0.96.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


   (1) The Unaudited Pro Forma Condensed Combined Financial Information presented herein is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The Unaudited Pro Forma Condensed Combined Financial Information should be read together with the historical consolidated financial statements and the related notes thereto of each of SunTrust and Crestar incorporated by reference herein.

   (2) It is assumed that the Merger will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma amounts are included using the Exchange Ratio of 0.96 shares of SunTrust Common Stock for each share of Crestar Common Stock.


   (3) Earnings per share data has been computed based on the combined historical net income applicable to SunTrust Shareholders and Crestar Shareholders using the historical weighted average shares outstanding of SunTrust Common Stock and the weighted average outstanding shares of Crestar Common Stock, adjusted to equivalent shares of SunTrust Common Stock, as of the earliest period presented.

   (4) Certain insignificant reclassifications have been included to ensure consistent presentation.


   (5) The Unaudited Pro Forma Condensed Combined Financial Information, with the exception of the Pro Forma Combined Condensed Balance Sheet, does not include any material expenses related to the Merger. SunTrust currently estimates pre-tax Merger-related charges of approximately $200 million will be recorded in the fourth quarter of 1998 consisting of $100 million for severance and retention, $65 million for conversion costs and $35 million for transaction related costs. Crestar is expected to record $50 million in pre-tax Merger-related charges in 1998 consisting of $20 million for state income tax provision and $30 million for other identified items.


   (6) SunTrust expects to realize significant revenue enhancements and cost savings from the Merger, primarily through the realization of certain operating efficiencies and reductions in fixed, labor and other costs. The Unaudited Pro Forma Condensed Combined Financial Information, which does not reflect any revenue enhancements, direct costs or potential savings, is therefore not indicative of the results of future operations. There can be no assurance that anticipated revenue enhancements or cost savings will be achieved in the expected amounts or at the times anticipated.

                                                                        ANNEX A










                             AMENDED AND RESTATED


                         AGREEMENT AND PLAN OF MERGER





                                 BY AND AMONG





                             SUNTRUST BANKS, INC.




                         CRESTAR FINANCIAL CORPORATION





                                      AND




                             SMR CORPORATION (VA.)







                           DATED AS OF JULY 20, 1998

                               TABLE OF CONTENTS



                                                                             PAGE
                                                                            -----
ARTICLE I THE MERGER ....................................................    A-5
   1.1 Merger ...........................................................    A-5
   1.2 Effective Time ...................................................    A-5
   1.3 Effect of Merger .................................................    A-5
   1.4 Articles of Incorporation and Bylaws .............................    A-6
   1.5 Directors and Officers ...........................................    A-6
   1.6 Additional Actions ...............................................    A-6
   1.7 Tax Consequences; Accounting Treatment ...........................    A-6
ARTICLE II CONVERSION OF SHARES .........................................    A-6
   2.1 Conversion of Shares .............................................    A-6
   2.2 Assumption of Employee and Director Stock Options ................    A-7
   2.3 Exchange of Certificates .........................................    A-7
   2.4 Closing of Crestar's Transfer Books ..............................    A-9
   2.5 Changes in SunTrust Common Stock .................................    A-9
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SUNTRUST ..................    A-9
   3.1 Corporate Organization ...........................................    A-9
   3.2 Authority ........................................................    A-9
   3.3 Capitalization ...................................................    A-9
   3.4 Subsidiaries .....................................................   A-10
   3.5 Information in Disclosure Documents, Registration Statement, Etc.    A-10
   3.6 Consents and Approvals; No Violation .............................   A-10
   3.7 Reports ..........................................................   A-11
   3.8 Financial Statements .............................................   A-11
   3.9 Taxes ............................................................   A-11
   3.10 Employee Plans ..................................................   A-11
   3.11 Material Contracts ..............................................   A-12
   3.12 Absence of Certain Changes or Events ............................   A-12
   3.13 Litigation ......................................................   A-13
   3.14 Compliance with Laws and Orders .................................   A-13
   3.15 Agreements with Bank Regulators, Etc. ...........................   A-13
   3.16 SunTrust Ownership of Stock .....................................   A-13
   3.17 Accounting Treatment; Tax Treatment .............................   A-13
   3.18 Fees ............................................................   A-13
   3.19 SunTrust Action .................................................   A-13
   3.20 Vote Required ...................................................   A-14
   3.21 Material Interests of Certain Persons ...........................   A-14
   3.22 Intellectual Property ...........................................   A-14
   3.23 Interest Rate Risk Management Instruments .......................   A-14
   3.24 Insurance .......................................................   A-14
   3.25 Environmental Matters ...........................................   A-14
   3.26 Rescission of Repurchases .......................................   A-15
   3.27 Disclosure Letter ...............................................   A-15
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CRESTAR ....................   A-16
   4.1 Corporate Organization ...........................................   A-16
   4.2 Authority ........................................................   A-16
   4.3 Capitalization ...................................................   A-16
   4.4 Subsidiaries .....................................................   A-16
   4.5 Information in Disclosure Documents, Registration Statement, Etc.    A-17
   4.6 Consents and Approvals; No Violation .............................   A-17
   4.7 Reports ..........................................................   A-17
   4.8 Financial Statements .............................................   A-17
   4.9 Taxes ............................................................   A-18

                                                                                              PAGE
                                                                                             -----
   4.10 Employee Plans ..........................................................................   A-18
   4.11 Material Contracts ......................................................................   A-19
   4.12 Absence of Certain Changes or Events ....................................................   A-19
   4.13 Litigation ..............................................................................   A-19
   4.14 Compliance with Laws and Orders .........................................................   A-20
   4.15 Agreements with Bank Regulators, Etc ....................................................   A-20
   4.16 Crestar Ownership of Stock ..............................................................   A-20
   4.17 Accounting Treatment; Tax Treatment .....................................................   A-20
   4.18 Fees ....................................................................................   A-20
   4.19 Crestar Action ..........................................................................   A-20
   4.20 Vote Required ...........................................................................   A-20
   4.21 Material Interests of Certain Persons ...................................................   A-20
   4.22 Intellectual Property ...................................................................   A-21
   4.23 Interest Rate Risk Management Instruments ...............................................   A-21
   4.24 Insurance ...............................................................................   A-21
   4.25 Environmental Matters ...................................................................   A-21
   4.26 Rescission of Repurchases ...............................................................   A-22
   4.27 Disclosure Letter .......................................................................   A-22
ARTICLE V COVENANTS .............................................................................   A-22
   5.1 Acquisition Proposals ....................................................................   A-22
   5.2 Interim Operations of Crestar ............................................................   A-22
   5.3 Interim Operations of SunTrust ...........................................................   A-24
   5.4 Coordination of Dividends ................................................................   A-24
   5.5 Employee Matters .........................................................................   A-24
   5.6 Access and Information ...................................................................   A-25
   5.7 Certain Filings, Consents and Arrangements ...............................................   A-25
   5.8 State Takeover Statutes ..................................................................   A-25
   5.9 Indemnification and Insurance ............................................................   A-26
   5.10 Additional Agreements ...................................................................   A-26
   5.11 Publicity ...............................................................................   A-26
   5.12 Preparation of the Registration Statement and the Proxy Statement; Shareholders' Meetings   A-27
   5.13 Securities Act; Pooling-of-Interests ....................................................   A-27
   5.14 Stock Exchange Listings .................................................................   A-28
   5.15 Shareholder Litigation ..................................................................   A-28
   5.16 Pooling-of-Interests and Tax-free Reorganization Treatment ..............................   A-28
   5.17 Letters of Accountants ..................................................................   A-28
   5.18 Expenses ................................................................................   A-28
   5.19 Adverse Action ..........................................................................   A-28
   5.20 Standstill Agreements; Confidentiality Agreements .......................................   A-28
   5.21 Issuance of Treasury Shares .............................................................   A-28
   5.22 Redemption of Securities ................................................................   A-29
ARTICLE VI CLOSING MATTERS ......................................................................   A-29
   6.1 The Closing ..............................................................................   A-29
   6.2 Documents and Certificates ...............................................................   A-29
ARTICLE VII CONDITIONS ..........................................................................   A-29
   7.1 Conditions to Each Party's Obligations to Effect the Merger ..............................   A-29
   7.2 Conditions to Obligation of Crestar to Effect the Merger .................................   A-30
   7.3 Conditions to Obligation of SunTrust to Effect the Merger ................................   A-30
ARTICLE VIII MISCELLANEOUS ......................................................................   A-30
   8.1 Termination ..............................................................................   A-30
   8.2 Expense Reimbursement ....................................................................   A-31
   8.3 Non-Survival of Representations, Warranties and Agreements ...............................   A-32
   8.4 Waiver and Amendment .....................................................................   A-32

                                                     PAGE
                                                    -----
   8.5 Entire Agreement .........................   A-32
   8.6 Applicable Law ...........................   A-32
   8.7 Certain Definitions; Headlines ...........   A-32
   8.8 Notices ..................................   A-33
   8.9 Counterparts .............................   A-34
   8.10 Parties in Interest; Assignment .........   A-34
   8.11 Severability ............................   A-34

                             AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 20, 1998 ("Agreement"), is made by and among SUNTRUST BANKS, INC., a Georgia corporation ("SunTrust"), CRESTAR FINANCIAL CORPORATION, a Virginia corporation ("Crestar") and SMR CORPORATION (VA.), a Virginia corporation and a wholly owned subsidiary of SunTrust ("Sub").

     WHEREAS, SunTrust and Crestar have each determined that it is in the best interests of their respective shareholders for Sub to merge with and into Crestar upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), so that Crestar will continue as the surviving corporation of the Merger and will become a wholly owned subsidiary of SunTrust;

     WHEREAS, the respective Boards of Directors of SunTrust, Crestar and Sub have approved and declared advisable the Merger, the terms and provisions of this Agreement, the Crestar Option Agreement (as defined below) and the SunTrust Option Agreement (as defined below) and the transactions contemplated hereby and thereby;

     WHEREAS, the respective Boards of Directors of SunTrust and Crestar have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective shareholders;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of
Section 368 of the Code;

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests";

     WHEREAS, as a condition to, and contemporaneously with, the execution of this Agreement, the parties have entered into a stock option agreement, with Crestar as issuer and SunTrust as grantee (the "Crestar Option Agreement") in the form attached hereto as EXHIBIT A; and

     WHEREAS, as a condition to, and contemporaneously with, the execution of this Agreement, the parties have entered into a stock option agreement, with SunTrust as issuer and Crestar as grantee (the "SunTrust Option Agreement") in the form attached hereto as EXHIBIT B.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                   THE MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Sub will be merged with and into Crestar (the "Merger") in accordance with the applicable provisions of the Virginia Stock Corporation Act ("VSCA") and the separate corporate existence of Sub will thereupon cease.

     SunTrust may at any time in its discretion change the method of effecting the combination of Sub with Crestar (including, without limitation, the provisions of this Article I) if and to the extent it deems such change to be desirable, including, without limitation, to provide for a merger of Crestar with or into SunTrust; PROVIDED, HOWEVER, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of shares of common stock, par value $5.00 per share, of Crestar ("Crestar Common Stock") as provided for in this Agreement, (B) adversely affect the tax treatment of Crestar or Crestar's shareholders as a result of the Merger or (C) materially impede or delay consummation of the transactions contemplated by this Agreement.

     1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, Sub and Crestar (the "Constituent Corporations") shall cause articles of merger complying with the requirements of the VSCA to be filed with the State Corporation Commission of the Commonwealth of Virginia ("Virginia Articles of Merger"). The Merger will become effective upon the filing of the Virginia Articles of Merger, or such later time as shall be specified in such filing ("Effective Time").

     1.3 EFFECT OF MERGER. The Merger will have the effects specified in the VSCA. Without limiting the generality of the foregoing, Crestar will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of Virginia, and the separate corporate existence of Crestar and all of its rights, privileges, powers and franchises, public as well as private, and all its debts, liabilities and duties as a corporation organized under the VSCA, will continue unaffected by the Merger.

     1.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of Crestar in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until amended in accordance with applicable law.

   1.5 DIRECTORS AND OFFICERS.

     (a) The directors and officers of Crestar immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Articles of Incorporation and Bylaws and the VSCA.

     (b) As of the Effective Time, in accordance with the Bylaws of SunTrust, the Board of Directors of SunTrust shall increase its size to such number as is necessary to create three vacancies and shall elect three non-employee Crestar directors to fill such vacancies (the "Crestar Directors"). The identity of the non-employee Crestar Directors shall be mutually agreed upon by Crestar and SunTrust prior to the Effective Time. Each non-employee Crestar Director so agreed upon shall be placed in a separate class on SunTrust's Board of Directors. In addition to the Crestar Directors, the Board of Directors of SunTrust shall increase its size to such number as is necessary to create a vacancy in order to elect Richard G. Tilghman to the Board of Directors of SunTrust.

     1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Crestar, or (ii) otherwise carry out the purposes of this Agreement, Crestar and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Crestar or (ii) otherwise carry out the purposes of this Agreement, Crestar and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Crestar or otherwise to take any and all such action.


     1.7 TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests" under generally accepted accounting principles.


                                   ARTICLE II
                             CONVERSION OF SHARES

   2.1 CONVERSION OF SHARES. Subject to Section 2.3, at the Effective Time:

     (a) each share of Crestar Common Stock issued and outstanding immediately prior to the Effective Time, including each attached right issued pursuant to the Rights Agreement between Crestar and Mellon Bank, NA, as Rights Agent, dated as of June 23, 1989 (the "Crestar Rights Agreement"), other than shares of Crestar Common Stock owned by SunTrust or any direct or indirect wholly-owned subsidiary of SunTrust (except for any such shares of Crestar Common Stock held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Shares") or shares held in respect of a debt previously contracted ("DPC Shares")), will be canceled, retired and converted into 0.96 (the "Conversion Ratio") shares of common stock, par value $1.00 per share, of SunTrust ("SunTrust Common Stock"). The number of shares of SunTrust Common Stock that each share of Crestar Common Stock will be converted into is sometimes referred to herein as the "Merger Consideration";

     (b) each then-outstanding share of Crestar Common Stock owned by SunTrust or any direct or indirect wholly-owned subsidiary of SunTrust (except for any shares that are Trust Account Shares or DPC Shares) will be canceled and retired; and

     (c) each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $5.00 per share, of the Surviving Corporation.

   2.2 ASSUMPTION OF EMPLOYEE AND DIRECTOR STOCK OPTIONS.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, each option granted by Crestar to purchase shares of Crestar Common Stock (any such option to purchase shares of Crestar Common Stock being referred to herein as a "Crestar Option") that is outstanding and unexercised, whether vested or unvested, immediately prior thereto (excluding any such option the holder of which is then entitled to receive cash or stock in satisfaction thereof under the terms of such option) shall be assumed by SunTrust and converted into an option (each, a "New Option") to purchase such number of shares of SunTrust Common Stock at an exercise price determined as provided below (and otherwise having the same duration and other terms as the original Crestar Option pursuant to the Crestar 1993 Stock Incentive Plan, the Crestar 1981 Stock Option Plan, the Crestar/Loyola Stock Option Plan (for former Loyola Bancorp directors and officers), the Crestar/Citizens Stock Option Plan (including prior 1988 and 1986 Citizens Stock Option Plan for former officer and directors), and the Crestar/American National Stock Option Plan (including three prior American National stock option plans for employees and outside directors) (the "Crestar Option Plans")):

      (i) the number of shares of SunTrust Common Stock to be subject to the New Option shall be equal to (x) the number of shares of Crestar Common Stock purchasable upon exercise of the original Crestar Option, multiplied by (y) the Conversion Ratio (rounded to the nearest whole share); and

      (ii) the exercise price per share of SunTrust Common Stock under the New Option shall be equal to (x) the exercise price per share of Crestar Common Stock under the original Crestar Option, divided by (y) the Conversion Ratio (rounded to the nearest whole cent).

     With respect to any Crestar Options that are "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code, the foregoing assumption and conversion shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of a Performance Share awarded by Crestar pursuant to that certain Performance Award Agreement dated October 27, 1995 between Crestar and Richard G. Tilghman (the "Performance Share Award") that is outstanding immediately prior to the Effective Time, the Performance Shares underlying such Performance Share Award shall be converted into Performance Shares of SunTrust ("New Performance Shares") on the same terms as are in effect on the date hereof, adjusted such that the number of shares of SunTrust Common Stock to be subject to the New Performance Share Award shall be equal to (x) the number of shares of Crestar Common Stock subject to such Performance Share Award, multiplied by (y) the Conversion Ratio (rounded to the nearest whole share).

     (c) On or before the Effective Time, SunTrust shall file a registration statement with the Securities and Exchange Commission (the "Commission") registering a number of shares of SunTrust Common Stock necessary to fulfill SunTrust's obligations under this Section 2.2. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as New Options, remain outstanding. Prior to the Effective Time, SunTrust shall reserve for issuance the number of shares of SunTrust Common Stock necessary to satisfy SunTrust's obligations under this Section 2.2.

   2.3 EXCHANGE OF CERTIFICATES.

     (a) Prior to the Effective Time, SunTrust shall designate SunTrust Bank, Atlanta, to act as exchange agent (the "Exchange Agent") in connection with the Merger pursuant to an exchange agent agreement providing for, among other things, the matters set forth in this Section 2.3. At or prior to the Effective Time, SunTrust shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of SunTrust Common Stock, and the cash in lieu of fractional shares (such cash and certificates for shares of SunTrust Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued in exchange for outstanding shares of Crestar Common Stock in accordance with the terms of this Article II. Except as set forth herein, from and after the Effective Time each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Crestar Common Stock ("Certificate") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Merger Consideration for each share of Crestar Common Stock so represented by the Certificate surrendered by such holder thereof. The certificates representing shares of SunTrust Common Stock which constitute the Merger Consideration shall be properly issued and countersigned and executed and authenticated, as appropriate.

     (b) Promptly after the Effective Time, SunTrust shall cause the Exchange Agent to mail to each record holder of a Certificate a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate in exchange for Merger Consideration. Crestar shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Exchange Agent shall promptly deliver to the person entitled thereto (x) a certificate representing that number of whole shares of SunTrust Common Stock to which such holder of Crestar Common Stock shall have become entitled pursuant to the provisions of this Article II and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered by such holder thereof, and such Certificate shall forthwith be canceled.

     (c) If delivery of all or part of the Merger Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

     (d) Subject to Section 2.3(e), until surrendered and exchanged in accordance with this Section 2.3, each Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration, multiplied by the number of shares of Crestar Common Stock evidenced by such Certificate, together with any dividends or other distributions as provided in Sections 2.3(e) and 2.3(f), and shall have no other rights. From and after the Effective Time, SunTrust and Surviving Corporation shall be entitled to treat such Certificates that have not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the shares of Crestar Common Stock represented by such Certificates may be converted, notwithstanding any failure to surrender such Certificates. One hundred eighty (180) days following the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation any shares of SunTrust Common Stock and funds (including any interest received with respect thereto) which SunTrust has made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to SunTrust (subject to abandoned property, escheat or other similar laws) with respect to the shares of SunTrust Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions thereon deliverable or payable upon due surrender of their Certificates. Neither Exchange Agent nor any party hereto shall be liable to any holder of shares of Crestar Common Stock for any Merger Consideration (or dividends, distributions or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e) Whenever a dividend or other distribution is declared by SunTrust on the SunTrust Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made with respect to SunTrust Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the share of SunTrust Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this Article II. The Surviving Corporation shall pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Crestar on Crestar Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

     (f) If any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Merger Consideration, as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Merger Consideration to which the holder of such certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Crestar, SunTrust or the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     (g) Holders of unsurrendered Certificates will not be entitled to vote at any meeting of SunTrust shareholders.

     (h) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of SunTrust Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates. No dividends or distributions of SunTrust shall be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote or to any rights of shareholders of SunTrust. In lieu of any such fractional shares, holders of Certificates otherwise entitled to fractional shares shall be entitled to receive promptly from the Exchange Agent a cash payment in an amount equal to the fraction of such share of SunTrust Common Stock to which such holder would otherwise be entitled multiplied by the Market Price (as defined in Section 8.7).

     2.4 CLOSING OF CRESTAR'S TRANSFER BOOKS. Immediately after the Effective Time, the stock transfer books of Crestar shall be closed. In the event of a transfer of ownership of Crestar Common Stock which is not registered in the transfer records of Crestar, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. SunTrust and the Exchange Agent shall be entitled to rely upon the stock transfer books of Crestar to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement for their shares of Crestar Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Merger Consideration.

     2.5 CHANGES IN SUNTRUST COMMON STOCK. If between the date of this Agreement and the Effective Time, the shares of SunTrust Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period, the Merger Consideration shall be adjusted accordingly.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SUNTRUST

     SunTrust hereby represents and warrants to Crestar that:

     3.1 CORPORATE ORGANIZATION. Each of SunTrust and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. SunTrust is registered as a bank holding Crestar under the Bank Holding Crestar Act of 1956, as amended (the "BHCA"). SunTrust has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. SunTrust has heretofore made available to Crestar true and complete copies of its articles of incorporation and bylaws.

     3.2 AUTHORITY. Each of SunTrust and Sub has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of SunTrust's shareholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly approved by the Board of Directors of SunTrust and Sub and no other corporate proceedings on the part of SunTrust or Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to approval by the shareholders of SunTrust as described in Section 5.12(b) of this Agreement. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, each of SunTrust and Sub enforceable against each of them in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of SunTrust consists of 500,000,000 shares of SunTrust Common Stock and 50,000,000 shares of SunTrust preferred stock. As of the close of business on July 17, 1998, (i) 213,108,057 shares of SunTrust Common Stock were duly authorized, validly issued and outstanding, fully paid and nonassessable, (ii) no shares of preferred stock were issued and outstanding and (iii) 4,247,953 shares of SunTrust Common Stock were held in SunTrust's treasury. As of the date hereof, except as set forth in this Section 3.3, pursuant to the exercise of employee stock options under SunTrust's various stock option plans in effect, pursuant to the SunTrust Option Agreement, pursuant to SunTrust's dividend reinvestment plan and pursuant to stock grants made pursuant to SunTrust's various stock plans, there are no other shares of capital stock of SunTrust authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of SunTrust obligating SunTrust to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SunTrust or obligating SunTrust to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. As of the date hereof, except as provided in this Agreement, there are no voting trusts or other agreements or understandings to which SunTrust or any SunTrust subsidiary is a party with respect to the voting of the capital stock of SunTrust. All of the shares of SunTrust Common Stock issuable in exchange for Crestar Common Stock at the Effective Time in accordance with this Agreement and all of the shares of SunTrust Common Stock issuable upon exercise of New Options will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

     3.4 SUBSIDIARIES. The name and state of incorporation of each significant subsidiary (as defined in Section 8.7) of SunTrust (collectively, the "Significant Subsidiaries") is set forth in the SunTrust SEC Reports (as defined in Section 3.7). Each of the Significant Subsidiaries is a bank or a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Each of the Significant Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. All outstanding shares of capital stock of each of the Significant Subsidiaries are owned by SunTrust or another of SunTrust's subsidiaries and are validly issued, fully paid and (except pursuant to 12 USC
Section 55 in the case of each national bank subsidiary and applicable state law in the case of each state bank subsidiary) nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Significant Subsidiary obligating any of the Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any of the Significant Subsidiaries to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

     3.5 INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENT, ETC. None of the information with respect to SunTrust or any of SunTrust's subsidiaries provided by SunTrust for inclusion in (i) the Registration Statement to be filed with the Commission by SunTrust on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the shares of SunTrust Common Stock to be issued in the Merger (the "Registration Statement") and (ii) any joint proxy statement of Crestar and SunTrust ("Proxy Statement") required to be mailed to Crestar's shareholders and SunTrust's shareholders in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Crestar Meeting and the SunTrust Meeting (each as hereinafter defined), or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

     3.6 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by SunTrust and Sub nor the consummation by SunTrust and Sub of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its articles of incorporation or bylaws, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of SunTrust or any of SunTrust's subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SunTrust or any of SunTrust's subsidiaries is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, either individually or in the aggregate, will not have a Material Adverse Effect, (c) constitute or result in a violation of any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, except for the consents, approvals and notices set forth below and except for such violations which, either individually or in the aggregate, will not have a Material Adverse Effect, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, including, but not limited to, authorities, agencies and the staff's thereof regulating financial institutions, domestic (whether federal, state, municipal or local) or foreign ("Governmental Entity"), except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing the Virginia Articles of Merger, (iii) filings required under the securities or blue sky laws of the various states, (iv) the applications, notices, reports and other filings required to be made in connection with the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Crestar Act of 1956, as amended (the "BHC Act"), (v) the approvals of any other Governmental Entities pursuant to state banking laws and regulations (the "Regulatory Approvals"), (vi) filings and approvals pursuant to any applicable state takeover law, (vii) pursuant to the rules of the New York Stock Exchange or (viii) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.

     3.7 REPORTS. Since January 1, 1996, SunTrust and each of SunTrust's subsidiaries have timely filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with (i) the Commission under Section 12(b), 12(g), 13(a) or 14(a) of the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements ("SunTrust SEC Reports"), (ii) the Federal Reserve Board, (iii) any other Governmental Entities, and (iv) any self-regulatory organizations ("SROs") and all other reports and statements required to be filed by SunTrust or SunTrust's subsidiaries, including, without limitation, any report or statement required to be filed pursuant to laws, rules or regulations of the United States, any state, or any Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement, or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. SunTrust has made available to Crestar true and complete copies of each of SunTrust's annual reports on Form 10-K for the years 1996 and 1997 and its quarterly report on Form 10-Q for March 31, 1998. As of their respective dates, the SunTrust SEC Reports complied with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.8 FINANCIAL STATEMENTS. The audited consolidated financial statements of SunTrust included in SunTrust's annual report on Form 10-K as filed with the Commission for the year ended December 31, 1997, and the unaudited interim financial statements of SunTrust as of and for the three months ended March 31, 1998 included in a quarterly report on Form 10-Q as filed with the Commission, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of SunTrust and SunTrust's subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein, and are derived from the books and records of SunTrust and SunTrust's subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. There exist no liabilities of SunTrust and its consolidated subsidiaries, contingent or otherwise of a type required to be disclosed in accordance with generally accepted accounting practices, except as disclosed in the SunTrust SEC Reports and except for liabilities which, either individually or in the aggregate, would not have a Material Adverse Effect. SunTrust's reserve for possible loan losses as shown in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 was adequate, within the meaning of generally accepted accounting principles and safe and sound banking practices.

     3.9 TAXES. SunTrust will promptly make available to Crestar, upon request by Crestar, true and correct copies of the federal, state and local income tax returns, and state and local property and sales tax returns and any other tax returns filed by SunTrust and any of SunTrust's subsidiaries for each of the fiscal years that remains open, as of the date hereof, for examination or assessment of tax. SunTrust and each SunTrust subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, estimated tax, withholding tax, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, except to the extent that all such failures to file, taken together, would not have a Material Adverse Effect. Except as otherwise would not have, either individually or in the aggregate, a Material Adverse Effect, SunTrust and each of its subsidiaries have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes, shown or required to be shown to be owing on all such returns or reports, together with any interest, additions or penalties related to any such taxes or to any open taxable year or period.

     3.10 EMPLOYEE PLANS. All employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of SunTrust or its subsidiaries

("SunTrust Employee Plans") have been maintained, operated, and administered in all material respects in compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and any other applicable laws. With respect to each SunTrust Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA): (a) each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either: (i) has been determined by the Internal Revenue Service ("IRS") to be so qualified, (ii) is the subject of a pending application for such determination that was timely filed, or (iii) will be submitted for such a determination prior to end of the "remedial amendment period" within the meaning of Section 401(b) of the Code,
(b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) neither SunTrust nor any of its subsidiaries has provided, or is required to provide, security to any pension plan pursuant to Section 401(a)(29) of the Code, (d) the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) exceeds the value of the "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under such defined benefit plan as of the end of the most recent plan year thereof ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof, (e) no reportable event described in Section 4043 of ERISA has occurred for which the 30 day reporting requirement has not been waived has occurred, (f) no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation ("PBGC") instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042(a)(2) of ERISA entitling the PBGC to institute any such proceedings and (g) no pension plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of Section 413(c) of the Code. Neither SunTrust nor any of its subsidiaries has incurred any liability to the PBGC with respect to any "single-employer plan" within the meaning of
Section 4001(a)(15) of ERISA currently or formerly maintained by any entity considered one employer with it under Section 4001 of ERISA or Section 414 of the Code, except for premiums all of which have been paid when due. Neither SunTrust nor any of its subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. Neither SunTrust nor any of its subsidiaries has an obligation to institute any Employee Plan or any such other arrangement, agreement or plan. With respect to any insurance policy that heretofore has or currently does provide funding for benefits under any SunTrust Employee Plan, (A) there is no liability on the part of SunTrust or any of its subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated, and (B) no insurance Crestar issuing such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of SunTrust, no such proceeding with respect to any such insurer is imminent. Neither the execution of this Agreement, nor the consummation of the transactions contemplated thereby will (A) constitute a stated triggering event under any SunTrust Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from SunTrust or any of its subsidiaries to any present or former officer, employee, director, shareholder, consultant or dependent of any of the foregoing or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any present or former officer, employee, director, shareholder, consultant, or dependent of any of the foregoing. Neither SunTrust nor any of its subsidiaries has any obligations for retiree health and life benefits under any SunTrust Employee Plan. There are no restrictions on the rights of SunTrust or its subsidiaries to amend or terminate any such SunTrust Employee Plan without incurring any liability thereunder.

     3.11 MATERIAL CONTRACTS. Neither SunTrust nor any of SunTrust's subsidiaries is in default under any contract or agreement required to be filed as an exhibit to a Form 10-K filed by SunTrust with the Commission as of the date of this Agreement, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Neither SunTrust nor any of SunTrust's subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is SunTrust or any of SunTrust's subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or threatened.

     3.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1997, SunTrust and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any SunTrust SEC Reports, and there has not been (1) any change or event having a Material Adverse Effect on SunTrust, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any of SunTrust's capital stock, other than regular quarterly cash dividends on the SunTrust Common Stock, (3) any split, combination or reclassification of any of SunTrust's capital stock or any substitution for shares of SunTrust's capital stock, except for issuances of SunTrust's Common Stock upon the exercise of options awarded prior to the date hereof in accordance with the SunTrust Stock Option Plans, or (4) except insofar as may have been disclosed in the SunTrust SEC Reports or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by SunTrust materially affecting its assets, liabilities or business.

     3.13 LITIGATION. Except as disclosed in the SunTrust SEC Reports filed by SunTrust with the Commission prior to the date of this Agreement, there is no suit, action or proceeding pending, or, to the knowledge of SunTrust, threatened, against or affecting SunTrust or any of SunTrust's subsidiaries which, either individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against SunTrust or any of SunTrust's subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, either individually or in the aggregate, a Material Adverse Effect.

     3.14 COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed in the SunTrust SEC Reports filed by SunTrust with the Commission prior to the date of this Agreement, the businesses of SunTrust and of SunTrust's subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, in the case of SunTrust's subsidiaries that are banks, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to SunTrust or any of SunTrust's subsidiaries is pending or, to the knowledge of SunTrust, threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not, either individually or in the aggregate, have a Material Adverse Effect.

     3.15 AGREEMENTS WITH BANK REGULATORS, ETC. Neither SunTrust nor any SunTrust subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has SunTrust been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither SunTrust nor any of SunTrust's subsidiaries is required by Section 32 of the Federal Deposit Insurance Act ("FDIA") to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer. SunTrust knows of no reason why the regulatory approvals referred to in Section 3.6(d) should not be obtained.

     3.16 SUNTRUST OWNERSHIP OF STOCK. As of the date of this Agreement, other than with respect to the Crestar Option Agreement, neither SunTrust nor any of its affiliates or associates (i) beneficially owns, directly or indirectly, or
(ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, Crestar Common Stock (other than Trust Account Shares), which in the aggregate, represent 5% or more of the outstanding shares of Crestar Common Stock.

     3.17 ACCOUNTING TREATMENT; TAX TREATMENT. SunTrust knows of no reason, assuming the reissuance of SunTrust Common Stock contemplated by Section 5.21 occurs, with respect to SunTrust and its affiliates that would prevent SunTrust from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." As of the date hereof, SunTrust is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     3.18 FEES. Except for the fees paid and payable to Lehman Brothers Inc., neither SunTrust nor any of SunTrust's subsidiaries has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     3.19 SUNTRUST ACTION. The Board of Directors of SunTrust (at a meeting duly called, constituted and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and in the best interests of SunTrust and its shareholders, (b) approved this Agreement and the transactions contemplated by this Agreement and (c) directed that the Merger be submitted for consideration by SunTrust's shareholders at the SunTrust Meeting. SunTrust has taken all steps necessary to exempt (i) the execution of this Agreement, the SunTrust Option Agreement and the Crestar Option Agreement, (ii) the Merger and
(iii) the transactions contemplated hereby and thereby from (x) any statute of the State of Georgia that purports to limit or restrict business combinations or the ability to acquire or to vote shares, including, without limitation, Sections 14-2-1110 et seq. and Sections 14-2-1131 et seq. of the Georgia Business Corporation Code, and (y) any applicable provision of SunTrust's articles of incorporation or bylaws containing change of control or anti-takeover provisions.

     3.20 VOTE REQUIRED. The affirmative vote of the holders of a majority of the total votes cast (provided that the total votes cast represent over 50% of all securities entitled to vote) by the holders of SunTrust Common Stock is the only vote of the holders of any class or series of SunTrust capital stock necessary to approve this Agreement and the transactions contemplated herein.

     3.21 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in SunTrust's Proxy Statement for its 1998 Annual Meeting of Shareholders, no officer or director of SunTrust, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of SunTrust or any of its subsidiaries.

     3.22 INTELLECTUAL PROPERTY.

     (a) SunTrust and its subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "SunTrust Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such SunTrust Intellectual Property the failure of which to own or validly license individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Neither SunTrust nor any such subsidiary has received any notice of infringement of or conflict with, and, to SunTrust's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any SunTrust Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a Material Adverse Effect.

     (b) The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by SunTrust of any rights to use computer and telecommunications software including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books) necessary to carry on its business substantially as currently conducted and the loss of which would have a Material Adverse Effect.

     (c) The computer software operated by SunTrust which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect. None of SunTrust or any of its subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). SunTrust has disclosed to Crestar a complete and accurate copy of SunTrust's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect SunTrust and its subsidiaries. The costs of the adaptions and compliance referred to in this Section 3.22(c) will not have a Material Adverse Effect.

     3.23 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as would not reasonably be expected to have a Material Adverse Effect, all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of SunTrust or for the account of a customer of SunTrust or of one of SunTrust's subsidiaries, were entered into in the ordinary course of business and, to SunTrust's knowledge, in accordance with prudent banking practices and applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of SunTrust or one of its subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Except as would not reasonably be expected to have a Material Adverse Effect, SunTrust and each of SunTrust's subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to SunTrust's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.24 INSURANCE. Except as would not reasonably be expected to have a Material Adverse Effect, SunTrust and SunTrust's subsidiaries have in effect insurance coverage with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to SunTrust and SunTrust's subsidiaries.

   3.25 ENVIRONMENTAL MATTERS. For purposes of this Agreement, the following terms shall have the indicated meanings:

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, determination, judgment, decree, injunction or agreement with any Governmental

Entity relating to (1) the health, protection, preservation, containment or restoration of the environment including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, wetlands, plant and animal life or any other natural resource, conservation, and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, ET SEQ.; the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601(2)(D); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, ET SEQ.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ.; the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Section 1251, ET SEQ.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, ET SEQ.; the Emergency Planning and Community Right to Know Act, 42 U.S.C.
Section 11001, ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET SEQ.; and all comparable state and local laws, ordinances, rules, regulations respecting the interpretation or enforcement of same and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability for injuries or damages due to the release of any Hazardous Substance.

     "Hazardous Substance" means (i) any hazardous wastes, toxic chemicals, materials, substances or wastes as defined by or for the purposes of any Environmental Law; (ii) any "oil", as defined by the Clean Water Act, as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof and any petroleum products or derivatives thereof);
(iii) any substance, the presence of which is prohibited, regulated or controlled by any applicable federal, state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any such substance; (iv) any asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde or atmospheric radon; (v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes; (vi) industrial, nuclear or medical by-products; (vii) any lead based paint or coating and (viii) any underground storage tank(s).

     "Loan Portfolio Properties, Trust Properties and Other Properties" means any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or a tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed of trust, deed to secure debt or other security interest by SunTrust or Crestar, as the case may be, or any of their subsidiaries whether directly, as an agent, as trustee or other fiduciary or otherwise.

     (i) Neither SunTrust nor any of its subsidiaries is in violation of or has any liability, absolute or contingent, in connection with or under any Environmental Law, except any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) none of the Loan Portfolio Properties, Trust Properties and Other Properties of SunTrust or its subsidiaries is in violation of or has any liability, absolute or contingent, under any Environmental Law, except any such violations or liabilities which, individually or in the aggregate would not have a Material Adverse Effect; and (iii) there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any Loan Portfolio Properties, Trust Properties and Other Properties including, without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of Environmental Law, which would impose a liability upon SunTrust or its subsidiaries pursuant to any Environmental Law, except such as would not, individually or in the aggregate, have a Material Adverse Effect.

     3.26 RESCISSION OF REPURCHASES. All share repurchase programs previously authorized by the Board of Directors of SunTrust, except to the extent that SunTrust is advised by the Commission that such purchases would not adversely affect the ability of SunTrust and Crestar to account for the Merger as a "pooling of interests" for accounting purposes, have been revoked by resolution duly adopted on or prior to the date hereof.

     3.27 DISCLOSURE LETTER. Prior to the execution and delivery of this Agreement, SunTrust has delivered to Crestar a schedule (the "SunTrust Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to SunTrust's representations or warranties contained in Article III or to SunTrust's covenants contained in Article V; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in the SunTrust Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to SunTrust.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF CRESTAR

     Crestar hereby represents and warrants to SunTrust that:

     4.1 CORPORATE ORGANIZATION. Crestar is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Crestar is registered as a bank holding Crestar under the BHCA. Crestar has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Crestar has heretofore made available to SunTrust true and complete copies of its articles of incorporation and bylaws.

     4.2 AUTHORITY. Crestar has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of Crestar's shareholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly approved by the Board of Directors of Crestar and no other corporate proceedings on the part of Crestar are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to approval by the shareholders of Crestar as described in Section 5.12(c) of this Agreement. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of Crestar, enforceable against Crestar in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of Crestar consists of 200,000,000 shares of Crestar Common Stock and 2,000,000 shares of Crestar preferred stock. As of the close of business on July 17, 1998,
(i) 112,252,068 shares of Crestar Common Stock were duly authorized, validly issued and outstanding, fully paid and nonassessable and (ii) no shares of preferred stock were issued or outstanding. As of the date of this Agreement except as set forth in this Section 4.3, pursuant to the Crestar Option Plans, pursuant to the Crestar Option Agreement, pursuant to the Crestar Rights Agreement, pursuant to the Crestar Dividend Reinvestment Plan, pursuant to the Crestar Thrift and Profit Sharing Plan or as set forth in the Crestar Disclosure Letter, there are no shares of capital stock of Crestar authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Crestar obligating Crestar to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Crestar or obligating Crestar to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as set forth in the Crestar Disclosure Letter, there are no voting trusts or other agreements or understandings to which Crestar or any of Crestar's subsidiaries is a party with respect to the voting of the capital stock of Crestar. As of the date of this Agreement, there were outstanding under the Crestar Option Plans options to purchase 3,264,247 shares of Crestar Common Stock, which Crestar stock options had a weighted average exercise price of $27.60 and for which adequate shares of Crestar Common Stock have been reserved for issuance under the Crestar Option Plans.

     4.4 SUBSIDIARIES. The Crestar Disclosure Letter sets forth the name and state of incorporation of each subsidiary of Crestar (collectively, the "Crestar Subsidiaries"). Each of the Crestar Subsidiaries is a bank, a corporation or other business entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation or foreign business entity in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Each of the Crestar Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth in the Crestar Disclosure Letter, all outstanding shares of capital stock of each Crestar Subsidiary is owned by Crestar or another Crestar Subsidiary and are validly issued, fully paid and (except pursuant to 12 USC Section 55 in the case of each national bank subsidiary and applicable state law in the case of each state bank subsidiary) nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Crestar Subsidiary obligating any Crestar Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any Crestar Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

     4.5 INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENT, ETC. None of the information with respect to Crestar or any Crestar Subsidiary provided by Crestar for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Crestar Meeting and the SunTrust Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     4.6 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in the Crestar Disclosure Letter, neither the execution and delivery of this Agreement by Crestar nor the consummation by Crestar of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its certificate of incorporation or bylaws, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Crestar or any Crestar Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Crestar or any Crestar Subsidiary is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, either individually or in the aggregate, will not have a Material Adverse Effect, (c) constitute or result in a violation of any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, except for the consents, approvals and notices set forth below and except for such violations which, either individually or in the aggregate, will not have a Material Adverse Effect, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing the Virginia Articles of Merger, (iii) filings required under the securities or blue sky laws of the various states, (iv) the applications, notices, reports and other filings required to be made in connection with the approval of the Federal Reserve Board under the BHC Act, (v) the Regulatory Approvals, (vi) filings and approvals pursuant to any applicable state takeover law, (vii) pursuant to the rules of the New York Stock Exchange or (viii) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.

     4.7 REPORTS. Since January 1, 1996, Crestar and each Crestar Subsidiary have timely filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with (i) the Commission under Section 12(b), 12(g), 13(a) or 14(a) of the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements ("Crestar SEC Reports"), (ii) the Federal Reserve Board, (iii) any other Governmental Entity, and (iv) any SRO, and all other reports and statements required to be filed by Crestar and the Crestar Subsidiaries, including, without limitation, any report or statement required to be filed pursuant to laws, rules or regulations of the United States, any state, or any Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement, or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Crestar has made available to SunTrust true and complete copies of each of Crestar's annual reports on Form 10-K for the years 1996 and 1997 and its quarterly report on Form 10-Q for March 31, 1998. As of their respective dates, the Crestar SEC Reports complied with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

     4.8 FINANCIAL STATEMENTS. The audited consolidated financial statements of Crestar included in Crestar's annual report on Form 10-K as filed with the Commission for the year ended December 31, 1997, and the unaudited interim financial statements of Crestar as of and for the three months ended March 31, 1998 included in a quarterly report on Form 10-Q as filed with the Commission, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Crestar and the Crestar Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein, and are derived from the books and records of Crestar and the Crestar Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. There exist no liabilities of Crestar and its consolidated subsidiaries, contingent or otherwise of a type required to be disclosed in accordance with generally accepted accounting practices, except as disclosed in the Crestar SEC Reports and except for liabilities which, either individually or in the aggregate, would not have a Material Adverse Effect. Crestar's reserve for possible loan losses as shown in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 was adequate, within the meaning of generally accepted accounting principles and safe and sound banking practices.

     4.9 TAXES. Crestar will promptly make available to SunTrust, upon request by SunTrust, true and correct copies of the federal, state and local income tax returns, and state and local property and sales tax returns filed by Crestar and the Crestar Subsidiaries for each of the fiscal years that remains open, as of the date hereof, for examination or assessment of tax. Crestar and each Crestar Subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, except to the extent that all failures to file, taken together, would not have a Material Adverse Effect. Except as otherwise would not have, either individually or in the aggregate, a Material Adverse Effect, Crestar and each Crestar Subsidiary have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown or required to be shown to be owing on all such returns or reports, together with any interest, additions or penalties related to any such taxes or to any open taxable year or period. Except as set forth in the Crestar Disclosure Letter, neither Crestar nor any Crestar Subsidiary has consented to extend the statute of limitations with respect to the assessment of any tax. Except as set forth in the Crestar Disclosure Letter, neither Crestar nor any Crestar Subsidiary is a party to any action or proceeding, nor to the best of Crestar's knowledge is any such action or proceeding threatened, by any Governmental Entity in connection with the determination, assessment or collection of any material amount of taxes, and no deficiency notices or reports have been received by Crestar or any Crestar Subsidiary in respect of any material deficiencies for any tax, assessment, or government charge.

     4.10 EMPLOYEE PLANS. All employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral and all trust agreements related thereto, relating to any present or former directors, officers or employees of Crestar or the Crestar Subsidiaries ("Crestar Employee Plans") are listed in the Crestar Disclosure Letter. Except as set forth in the Crestar Disclosure Letter, all of the Crestar Employee Plans have been maintained, operated, and administered in all material respects in compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with the applicable requirements of ERISA, the Code, and any other applicable laws. Except as set forth in the Crestar Disclosure Letter, with respect to each Crestar Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA): (a) each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the IRS to be so qualified or is the subject of a pending application for such determination that was timely filed, (b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS,
(c) neither Crestar nor any of the Crestar Subsidiaries has provided, or is required to provide, security to any pension plan pursuant to Section 401(a)(29) of the Code, (d) the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) exceeds the value of the "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under such defined benefit plan as of the end of the most recent plan year thereof ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof, (e) no reportable event described in Section 4043 of ERISA has occurred for which the 30 day reporting requirement has not been waived has occurred, (f) no defined benefit plan has been terminated, nor has the PBGC instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042(a)(2) of ERISA entitling the PBGC to institute any such proceedings and (g) no pension plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of Section 413(c) of the Code. Neither Crestar nor any Crestar Subsidiary has incurred any liability to the PBGC with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any entity considered one employer with it under Section 4001 of ERISA or Section 414 of the Code, except for premiums all of which have been paid when due. Neither Crestar nor any of its subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. Neither Crestar nor any of its subsidiaries has an obligation to institute any Employee Plan or any such other arrangement, agreement or plan. Except as set forth in the Crestar Disclosure Letter, there are no outstanding grants of restricted stock with respect to Crestar Common Stock and no outstanding stock appreciation rights with respect to Crestar Common Stock. With respect to any insurance policy that heretofore has or currently does provide funding for benefits under any Crestar Employee Plan, (A) there is no liability on the part of Crestar or any of its subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated, and (B) no insurance Crestar issuing such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Crestar, no such proceeding with respect to any such insurer is imminent. Except as set forth in the Crestar Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated thereby will (A) constitute a stated triggering event under any Crestar Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from Crestar or any of its subsidiaries to any present or former officer, employee, director, shareholder, consultant or dependent of any of the foregoing or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any present or former officer, employee, director, shareholder, consultant, or dependent of any of the foregoing. The material terms of the Executive Agreements (as defined below) are reflected in the Crestar SEC Reports, as amended in the manner reflected in the Crestar Disclosure Letter. Neither Crestar nor any Crestar Subsidiary has any obligations for retiree health and life benefits under any Crestar Employee Plan, except as set forth in the Crestar Disclosure Letter. Except as set forth in the Crestar Disclosure Letter, there are no restrictions on the rights of Crestar or the Crestar Subsidiaries to amend or terminate any such Crestar Employee Plan without incurring any liability thereunder.

     4.11 MATERIAL CONTRACTS. Except as set forth in the Crestar Disclosure Letter or disclosed in the Crestar SEC Reports, neither Crestar nor any Crestar Subsidiary is a party to, or is bound or affected by, or receives benefits under
(a) any agreements providing for aggregate payments to any director, officer, employee or consultant of Crestar or any Crestar Subsidiary in any calendar year in excess of $50,000, (b) any material agreement, indenture or other instrument relating to the borrowing of money by Crestar or any Crestar Subsidiary or the guarantee by Crestar or any Crestar Subsidiary of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (c) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Crestar with the Commission as of the date of this Agreement (collectively, the "Crestar Contracts"). Neither Crestar nor any Crestar Subsidiary is in default under any Crestar Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Except as set forth in the Crestar Disclosure Letter, neither Crestar nor any Crestar Subsidiary is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Crestar or any Crestar Subsidiary the subject of a proceeding asserting that it or any Crestar Subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, work stoppage or other labor dispute involving it or any Crestar Subsidiary pending or threatened.

     4.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1997, Crestar and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Crestar SEC Reports, and there has not been (1) any change or event having a Material Adverse Effect on Crestar, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any of Crestar's capital stock, other than regular quarterly cash dividends on Crestar Common Stock, (3) any split, combination or reclassification of any of Crestar's capital stock or any substitution for shares of Crestar's capital stock, except for issuances of Crestar's Common Stock upon the exercise of options awarded prior to the date hereof in accordance with the Crestar Option Plans, (4) except as set forth in the Crestar Disclosure Letter (A) any granting by Crestar or any of its subsidiaries to any current or former director, executive officer or other key employee of Crestar or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Crestar SEC Reports filed and publicly available prior to the date of this Agreement, (B) any granting by Crestar or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business or pursuant to the Crestar Stock Option Plans, or (C) any entry by Crestar or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (5) except insofar as may have been disclosed in the Crestar SEC Reports or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Crestar materially affecting its assets, liabilities or business or (6) except insofar as may have been disclosed in the Crestar SEC Reports, any tax election that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

     4.13 LITIGATION. Except as disclosed in the Crestar SEC Reports filed by Crestar with the Commission prior to the date of this Agreement or as set forth in the Crestar Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of Crestar, threatened, against or affecting Crestar or any Crestar Subsidiary which, either individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against Crestar or any Crestar Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, either individually or in the aggregate, a Material Adverse Effect.

     4.14 COMPLIANCE WITH LAWS AND ORDERS. Except as set forth in the Crestar Disclosure Letter or as disclosed in the Crestar SEC Reports filed by Crestar with the Commission prior to the date of this Agreement, the businesses of Crestar and the Crestar Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, in the case of Crestar Subsidiaries that are banks, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. Except as set forth in the Crestar Disclosure Letter, no investigation or review by any Governmental Entity with respect to Crestar or any Crestar Subsidiary is pending or, to the knowledge of Crestar threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not, either individually or in the aggregate, have a Material Adverse Effect.

     4.15 AGREEMENTS WITH BANK REGULATORS, ETC. Neither Crestar nor any Crestar Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Crestar been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Crestar nor any Crestar Subsidiary is required by Section 32 of the FDIA to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. Crestar knows of no reason why the regulatory approvals referred to in Section 4.6(d) should not be obtained.

     4.16 CRESTAR OWNERSHIP OF STOCK. As of the date of this Agreement, other than with respect to the SunTrust Option Agreement, neither Crestar nor any of its affiliates or associates (i) beneficially owns, directly or indirectly, or
(ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, SunTrust Common Stock (other than held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity), which in the aggregate, represent 5% or more of the outstanding shares of SunTrust Common Stock.

     4.17 ACCOUNTING TREATMENT; TAX TREATMENT. Crestar knows of no reason, with respect to Crestar and its affiliates, that would prevent SunTrust from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." As of the date hereof, Crestar is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     4.18 FEES. Except for fees paid and payable to Morgan Stanley, Discover & Co., neither Crestar nor any Crestar Subsidiary has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     4.19 CRESTAR ACTION. The Board of Directors of Crestar (at a meeting duly called, constituted and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and in the best interests of Crestar and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) directed that the Merger be submitted for consideration by Crestar's shareholders at the Crestar Meeting. Crestar has taken all steps necessary to exempt (i) the execution of this Agreement, the SunTrust Option Agreement and the Crestar Option Agreement, (ii) the Merger and (iii) the transactions contemplated hereby and thereby from, (x) any statute of the Commonwealth of Virginia that purports to limit or restrict business combinations or the ability to acquire or to vote shares, including, without limitation, Sections 13.1-725 ET SEQ. and Sections 13.1-728.1 ET SEQ. of the VSCA, (y) the Crestar Rights Agreement and (z) any applicable provision of Crestar's articles of incorporation or bylaws containing change of control or anti-takeover provisions. Crestar has (A) duly entered into an appropriate amendment to the Crestar Rights Agreement and (B) taken all other action necessary or appropriate so that the execution of this Agreement, and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) do not and will not result in the ability of any person to exercise any rights under the Crestar Rights Agreement or enable or require the rights to separate from the shares of Crestar Common Stock to which they are attached or to be triggered or become exercisable.

     4.20 VOTE REQUIRED. The affirmative vote of holders of more than two-thirds of the outstanding shares of Crestar Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Crestar capital stock necessary to approve this Agreement and the transactions contemplated by the Agreement.

     4.21 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in Crestar's Proxy Statement for its 1998 Annual Meeting of Shareholders or as set forth in the Crestar Disclosure Letter, no officer or director of Crestar, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Crestar or any Crestar Subsidiary.

   4.22 INTELLECTUAL PROPERTY.

     (a) Crestar and its subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Crestar Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Crestar Intellectual Property the failure of which to own or validly license individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Neither Crestar nor any such subsidiary has received any notice of infringement of or conflict with, and, to Crestar's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Crestar Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a Material Adverse Effect.

     (b) The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by Crestar of any rights to use computer and telecommunications software including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books) necessary to carry on its business substantially as currently conducted and the loss of which would have a Material Adverse Effect.

     (c) The computer software operated by Crestar which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect. None of Crestar or any of its subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). Crestar has disclosed to SunTrust a complete and accurate copy of Crestar's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect Crestar and its subsidiaries. The costs of the adaptions and compliance referred to in this Section 4.22(c) will not have a Material Adverse Effect.

     4.23 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as would not reasonably be expected to have a Material Adverse Effect, all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Crestar or for the account of a customer of Crestar or of one of Crestar's subsidiaries, were entered into in the ordinary course of business and, to Crestar's knowledge, in accordance with prudent banking practices and applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Crestar or one of its subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Except as would not reasonably be expected to have a Material Adverse Effect, Crestar and each of Crestar's subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to Crestar's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.24 INSURANCE. Except as would not reasonably be expected to have a Material Adverse Effect, Crestar and Crestar's subsidiaries have in effect insurance coverage with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to Crestar and Crestar's subsidiaries.

     4.25 ENVIRONMENTAL MATTERS. (a) Neither Crestar nor any of its subsidiaries is in violation of or has any liability, absolute or contingent, in connection with or under any Environmental Law, except any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (b) none of the Loan Portfolio Properties, Trust Properties and Other Properties of Crestar or its subsidiaries is in violation of or has any liability, absolute or contingent, under any Environmental Law, except any such violations or liabilities which, individually or in the aggregate would not have a Material Adverse Effect; and (c) to the best of Crestar's knowledge, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any Loan Portfolio Properties, Trust Properties and Other Properties including, without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of Environmental Law, which would impose a liability upon Crestar or its subsidiaries pursuant to any Environmental Law, except such as would not, individually or in the aggregate, have a Material Adverse Effect.

     4.26 RESCISSION OF REPURCHASES. All share repurchase programs previously authorized by the Board of Directors of Crestar, except to the extent that Crestar is advised by the Commission that such purchases would not adversely affect the ability of SunTrust and Crestar to account for the Merger as a "pooling of interests" for accounting purposes, have been revoked by resolution duly adopted on or prior to the date hereof.

     4.27 DISCLOSURE LETTER. Prior to the execution and delivery of this Agreement, Crestar has delivered to SunTrust a schedule (the "Crestar Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to Crestar's representations or warranties contained in Article IV or to Crestar's covenants contained in
Article V; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in the Crestar Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect (as defined herein) with respect to Crestar.


                                   ARTICLE V
                                   COVENANTS

     5.1 ACQUISITION PROPOSALS. Crestar shall not, nor shall it permit any Crestar Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative or agent of, Crestar or any Crestar Subsidiary to, directly or indirectly, (i) solicit, initiate, encourage or facilitate the submission of any proposal relating to or involving an Acquisition Transaction (as hereinafter defined) or (ii) enter into, encourage or facilitate any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to encourage or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, or constitute an effort to facilitate, any proposal relating to or involving an Acquisition Transaction; PROVIDED, HOWEVER, that nothing contained in this
Section 5.1 shall prohibit the Board of Directors of Crestar from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written BONA FIDE proposal regarding an Acquisition Transaction if, and only to the extent that (A) the Board of Directors of Crestar concludes in good faith, after consultation with and based upon the advice of outside counsel, that it is required to furnish such information or enter into such discussions or negotiations in order to comply with its fiduciary duties to shareholders under applicable law, (B) prior to taking such action, Crestar receives from such person or entity an executed confidentiality agreement and an executed standstill agreement, each in reasonably customary form (provided that such agreement is at least as limiting as any such agreement between SunTrust and Crestar), and (C) the Board of Directors of Crestar concludes in good faith that the proposal regarding the Acquisition Transaction contains an offer of consideration that is superior to the consideration set forth herein. Notwithstanding anything in this Agreement to the contrary, Crestar shall (i) immediately advise SunTrust orally and in writing of (A) the receipt by it (or any of the other entities or persons referred to above) of any proposal regarding an Acquisition Transaction, or any inquiry which could reasonably be expected to lead to any such proposal, (B) the material terms and conditions of such proposal or inquiry (whether written or oral), and (C) the identity of the person making any such proposal or inquiry,
(ii) keep SunTrust fully informed of the status and details of any such proposal or inquiry, and (iii) negotiate in good faith with SunTrust to make such adjustments in the terms and conditions of this Agreement as would enable Crestar to proceed with the transactions contemplated herein on such adjusted terms. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 5.1 by any officer or director of Crestar or any Crestar Subsidiary or any investment banker, attorney or other advisor, representative or agent of Crestar or any Crestar Subsidiary, acting on behalf of or at the request of the Board of Directors of Crestar, shall be deemed to be a breach of this Section 5.1 by Crestar. Crestar shall immediately terminate and cease any and all discussions, negotiations and/or contacts with any other person or entity which may exist relating to or involving an Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" means any merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Crestar or any Crestar Subsidiary, or any purchase of all or any material portion of the assets of Crestar or any Crestar Subsidiary.

     5.2 INTERIM OPERATIONS OF CRESTAR. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement or the Crestar Option Agreement, set forth in the Crestar Disclosure Letter or as otherwise approved expressly in writing by SunTrust:

     (a) Crestar shall, and shall cause each of the Crestar Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary course of business consistent with past practice. Crestar shall use all commercially reasonable efforts to preserve intact the business organization of Crestar and each of the Crestar Subsidiaries, to keep available the services of its and their present key officers and employees and to preserve the goodwill of those having business relationships with Crestar or the Crestar Subsidiaries. Other than in the ordinary course of business consistent with past practice, Crestar shall not (i) incur any indebtedness for borrowed money (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, borrowings pursuant to existing lines of credit, sales of certificates of deposit and entering into repurchase agreements), (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or
(iii) make any loan or advance.

     (b) Crestar shall not and shall not permit any Crestar Subsidiary to make any change or amendment to their respective articles of incorporation or bylaws (or comparable governing instruments) in a manner that would materially and adversely affect either party's ability to consummate the Merger or the economic benefits of the Merger to either party.

     (c) Crestar shall not, and shall not permit any Crestar Subsidiary to, issue or sell any shares of capital stock or any other securities of any of them (other than (i) pursuant to outstanding exercisable stock options granted pursuant to one of the Crestar Option Plans or pursuant to outstanding exercisable stock awards reflected in the Crestar Disclosure Letter, (ii) pursuant to the Crestar Rights Agreement, (iii) pursuant to the terms of 401(k) plans of Crestar and any Crestar Subsidiary in effect as of the date hereof, or
(iv) pursuant to the Crestar Dividend Reinvestment Plan) or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them (other than pursuant to the Crestar Option Plans) or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures. Neither Crestar nor any Crestar Subsidiaries shall grant any additional stock options, except for stock option grants made in accordance with existing elections by participants in the Crestar Option Plans.

     (d) Crestar shall not, and shall not permit any Crestar Subsidiary to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than (a) regular quarterly cash dividends in an amount not to exceed $0.33 per share of Crestar Common Stock payable on the regular historical payment dates and (b) dividends paid by any Crestar Subsidiary to Crestar or another Crestar Subsidiary with respect to its capital stock between the date hereof and the Effective Time.

     (e) Crestar shall not, and shall not permit any Crestar Subsidiary to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person.

     (f) Crestar shall not, and shall not permit any Crestar Subsidiary to, sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of a material amount of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice.

     (g) Except as set forth in the Crestar Disclosure Letter or as otherwise provided in this Agreement, Crestar shall not, and shall not permit any Crestar Subsidiary to, adopt or amend (except as required by law or other contractual obligations existing on the date hereof) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal merit increases in the ordinary course of business consistent with past practice) increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan, agreement or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; PROVIDED, HOWEVER, that nothing contained herein shall prohibit Crestar from conclusively determining the earned amount of any bonuses under Crestar's bonus plans in respect of calendar year 1998, based on Crestar's annualized performance through the Effective Time (determined without regard to the costs incurred in connection with the transactions contemplated by this Agreement), such bonuses to be paid in accordance with Crestar's past practice. SunTrust hereby agrees that any Crestar Employee (as hereinafter defined) who is involuntarily terminated from employment following the Effective Time shall be paid any bonus payable in respect of 1998 in accordance with the preceding sentence. Crestar shall appoint one individual at its discretion and one individual at SunTrust's direction to serve jointly, as the Administrator of Crestar's Executive Severance Plan.

     (h) At the request of SunTrust, Crestar will modify and change its loan, litigation, real estate valuation, asset, liquidity and investment portfolio policies and practices (including loan classifications and level of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of SunTrust and generally accepted accounting principles, at the earlier of (i) such time within seven days prior to the Effective Time as SunTrust acknowledges in writing that all conditions to its obligations to consummate the Merger set forth in Sections 7.1 and 7.3 have been waived or satisfied if the Merger were to be consummated on such date or (ii) immediately prior to the Effective Time.

     (i) Crestar shall not, and shall not permit any Crestar Subsidiary to, authorize, or commit or agree to take, any of the actions set forth in clauses
(a) through (g) of this Section 5.2.

     5.3 INTERIM OPERATIONS OF SUNTRUST. During the period from the date of this Agreement to the Effective Time, without the prior written consent of Crestar, SunTrust will not declare or pay any extraordinary or special dividend on the SunTrust Common Stock or take any action that would (a) materially delay or adversely affect the ability of SunTrust to obtain any approvals of Governmental Entities required to permit consummation of the Merger or (b) materially adversely affect its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

     5.4 COORDINATION OF DIVIDENDS. Subject to Section 5.16, each of SunTrust and Crestar shall coordinate with the other regarding the declaration and payment of dividends in respect of the SunTrust Common Stock and the Crestar Common Stock and the record dates and payment dates relating thereto, it being the intention of SunTrust and Crestar that any holder of SunTrust Common Stock or Crestar Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of SunTrust Common Stock and/or shares of Crestar Common Stock, including shares of SunTrust Common Stock that a holder receives in exchange for shares of Crestar Common Stock pursuant to the Merger.

   5.5 EMPLOYEE MATTERS.

     (a) The Surviving Corporation and SunTrust shall assume, honor, maintain and perform on and after the Effective Time, without deduction, counterclaims, interruptions or deferment (other than withholding under applicable law), all vested benefits of any person under all Crestar Employee Plans in accordance with the terms of such plans. Without limiting the generality of the foregoing, as of the Effective Time, SunTrust shall assume and honor and shall cause the Surviving Corporation to assume and to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between Crestar or any Crestar Subsidiary and any director, officer or employee thereof (each an "Executive Agreement") except as otherwise expressly agreed between SunTrust and such person. SunTrust and Crestar hereby agree that the execution of this Agreement or the consummation of the Merger shall constitute a "Change in Control" for purposes of any Executive Agreement and all other Crestar Employee Plans, as is provided for under the terms of such plan.

     (b) For purposes of all employee benefit plans, programs or arrangements maintained or contributed to by SunTrust or the Surviving Corporation, SunTrust shall credit and cause the Surviving Corporation to credit employees of Crestar and the Crestar Subsidiaries as of the Effective Time ("Crestar Employees") with all service with Crestar or any Crestar Subsidiary for purposes of eligibility and vesting as if such service, and compensation therefrom, had been performed for SunTrust. From and after the Effective Time, SunTrust shall, and shall cause the Surviving Corporation to, cause any and all pre-existing condition limitations under any health plans to be waived with respect to Crestar Employees and their eligible dependents to the extent that such conditions were covered by Crestar's health plans. To the extent that any Crestar Employee and their eligible dependents have, before the Effective Time, satisfied in whole or in part any annual deductible or paid any out of pocket or co-payment expenses under the applicable plan of Crestar, SunTrust shall credit such individual therefor under the corresponding plan of SunTrust or Surviving Corporation in which such individual participates after the Effective Time. A Crestar Employee who is eligible for a specific period of paid vacation at the Effective Time under Crestar's standard vacation policy shall remain eligible for that period of paid vacation after the Effective Time.

     (c) Except as otherwise provided herein or in the Crestar Disclosure Letter, SunTrust shall, and shall cause the Surviving Corporation to maintain, the Crestar Employee Plans at least through December 31, 1998. SunTrust for 1999 will provide the Crestar Employees with benefits under SunTrust's employee benefit plans or Crestar's employee benefit plans, or a combination of such plans, which will (in SunTrust's judgment) be no less favorable in the aggregate to Crestar Employees than the benefits provided at the Effective Time to Covered Employees generally. Thereafter, Crestar Employees shall participate in such employee benefit plans, or combination of plans, of SunTrust as determined by a committee which will be formed as soon as practicable after the date hereof by SunTrust and Crestar, which committee shall make recommendations to the current Chief Executive Officers of SunTrust and Crestar.

     (d) SunTrust shall, and shall cause the Surviving Corporation to, maintain without adverse amendment Crestar's deferred compensation plans with respect to
(A) any amounts deferred as of the date hereof and (B) amounts with respect to which deferral elections are in place as of the date hereof and relate to bonuses paid to or to be paid in respect of 1997 and 1998. SunTrust further agrees to permit the deferral of any bonus amounts paid in respect of calendar years 1997 and 1998 and to take no action with respect to amounts deferred during such years which would prevent such amounts from becoming entitled to the most favorable interest rates provided in such deferred compensation plans, notwithstanding the occurrence of a Change of Control for purposes of Crestar's various bonus and production incentive plans. SunTrust hereby agrees that any deferral elections made prior to the date hereof by any Crestar Employee pursuant to the deferred compensation plans shall be honored notwithstanding (i) the involuntary termination of any such Crestar Employee's employment as of or following the Effective Time (other than for cause) or (ii) in the case of those Crestar Employees who are parties to an Executive Agreement, the termination of any such Crestar Employee's employment for Good Reason (as defined in such Executive Agreement) as of or following the Effective Time.

     (e) SunTrust acknowledges and agrees that, immediately prior to the Effective Time, Crestar may make payment in shares of Crestar Common Stock (net of applicable withholding taxes) in settlement of all awards under Crestar's Value Share II and Value Share III plans in accordance with the terms of Crestar's 1993 Stock Incentive Plan and any related agreements, including any Incentive Award Agreement relating to such awards.

     (f) SunTrust's obligations under the first and second sentences in Section 5.5(a) (and any related provisions of the Crestar Disclosure Letter) are intended to be for the benefit of, and shall be enforceable by, any Crestar Employee to which such obligations relate.

     5.6 ACCESS AND INFORMATION. Upon reasonable notice, each of the parties shall (and shall cause each of the parties' subsidiaries to) afford to the other parties and their representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel of such party and its subsidiaries and to such other information as any party may reasonably request; PROVIDED, HOWEVER, that no party shall be required to provide access to any such information if the providing of such access (i) would be reasonably likely, in the written opinion of counsel, to result in the loss or impairment of any privilege generally recognized under law with respect to such information or (ii) would be precluded by any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity. The parties hereto will use reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentences apply. All information furnished by one party to any of the others in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party in accordance with the terms of the Confidentiality Agreement dated July 17, 1998, between SunTrust and Crestar (the "Confidentiality Agreement").

     5.7 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. The parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). Crestar and SunTrust shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Crestar or SunTrust, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. SunTrust and Crestar shall promptly furnish each other with copies of written communications received by SunTrust or Crestar, as the case may be, or any of their respective Subsidiaries, affiliates or associates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     5.8 STATE TAKEOVER STATUTES. Crestar shall take all reasonable steps to (i) exempt Crestar and the Merger from the requirements of any state takeover law by action of Crestar's Board of Directors or otherwise and (ii) upon the request of SunTrust, assist in any challenge by SunTrust to the applicability to the Merger of any state takeover law.

     5.9 INDEMNIFICATION AND INSURANCE.

     (a) From and after the Effective Time, SunTrust shall indemnify, defend and hold harmless the present and former directors and officers of Crestar and the Crestar Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time, which is based upon or relates to such Indemnified Party's capacity as a director or officer, to the fullest extent that such persons are permitted to be indemnified under the VSCA or Crestar's Articles of Incorporation and Bylaws as in effect on the date hereof. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them and to SunTrust; PROVIDED, HOWEVER, that (1) SunTrust shall have the right to assume the defense thereof and upon such assumption SunTrust shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if SunTrust elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between SunTrust and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them and to SunTrust, and SunTrust shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) SunTrust shall in all cases be obligated pursuant to this Section 5.9(a) to pay for only one firm of counsel for all Indemnified Parties, and (3) SunTrust shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify SunTrust thereof, provided that the failure to so notify shall not affect the obligation of SunTrust under this Section 5.9 except to the extent such failure to notify materially prejudices SunTrust. SunTrust's obligations under this Section 5.9(a) shall continue in full force and effect for a period of six years after the Effective Time; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation made, asserted or commenced within such six year period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.

     (b) SunTrust shall cause the persons serving as officers and directors of Crestar immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by Crestar (provided that SunTrust may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall SunTrust be required to expend on any annual basis more than 200% of the current amount expended by Crestar (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if SunTrust is unable to maintain or obtain the insurance called for by this Section 5.9(b), SunTrust shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (c) In the event SunTrust or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of SunTrust assume the obligations set forth in this section.

     (d) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     5.10 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     5.11 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter Crestar and SunTrust shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     5.12 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; SHAREHOLDER'S MEETINGS.

     (a) As soon as practicable following the date of this Agreement, SunTrust and Crestar shall prepare and file with the Commission the Proxy Statement and SunTrust shall prepare and file with the Commission the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Crestar and SunTrust shall use all commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Crestar shall use all commercially reasonable efforts to cause the Proxy Statement to be mailed to Crestar's shareholders, and SunTrust shall use all commercially reasonable efforts to cause the Proxy Statement to be mailed to SunTrust's shareholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. SunTrust shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of SunTrust Common Stock in the Merger and Crestar shall furnish SunTrust all information concerning Crestar and the holders of its capital stock and shall take any action as SunTrust may reasonably request in connection with any such action. If at any time prior to the Effective Time any information relating to Crestar, or any of its affiliates, officers or directors, should be discovered by Crestar which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Crestar shall promptly notify SunTrust and Crestar shall cooperate in the filing of any appropriate amendment or supplement describing such information with the Commission and, to the extent required, any dissemination thereof to the shareholders of Crestar and SunTrust.

     (b) SunTrust shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "SunTrust Meeting") for the purpose of approving this Agreement and shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby.

     (c) Crestar shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Crestar Meeting") for the purpose of approving this Agreement and the Board of Directors of Crestar shall recommend to its shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, shall use all reasonable efforts to solicit such approval and adoption and shall not recommend or present for shareholder consideration in any manner any other Acquisition Transaction, tender offer or exchange offer for 20% or more of the outstanding securities of Crestar, or a transaction contemplating the sale of any material Crestar Subsidiary or Subsidiaries, or any material assets of Crestar or a Crestar Subsidiary or Subsidiaries; PROVIDED, HOWEVER, that nothing in this Section 5.12(c) shall prohibit the Board of Directors of Crestar from withdrawing or modifying in a manner adverse to SunTrust its recommendation to the shareholders or recommending any other Acquisition Transaction or any other such transaction described in the foregoing clause if Crestar is not in breach of, and has not breached, any of the provisions of Section 5.1, Crestar receives an unsolicited, written BONA FIDE proposal regarding an Acquisition Transaction, and as a result of such proposal
(A) the Board of Directors of Crestar concludes in good faith that it is required to take such action, but only after consultation with outside counsel and only if such outside counsel concludes and advises the Board that the failure to take such action would result in a substantial risk that the Board of Directors would violate any fiduciary duties of the Crestar Board to Crestar shareholders under applicable law, and (B) the proposal regarding the Acquisition Transaction contains an offer of consideration that is superior to the consideration set forth herein.

     (d) Crestar and SunTrust shall use all commercially reasonable efforts to hold the Crestar Meeting and the SunTrust Meeting on the same date and as soon as practicable after the date hereof.

     5.13 SECURITIES ACT; POOLING-OF-INTERESTS.

     (a) Prior to the Effective Time, each of SunTrust and Crestar shall identify to the other all persons who were, at the time of the SunTrust Meeting or the Crestar Meeting, as the case may be, "affiliates" of such party as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (including at a minimum, all those persons subject to the reporting requirements of Rule 16(a) under the Exchange Act) and for purposes of qualifying for "pooling-of-interests" accounting treatment (the "Affiliates").

     (b) Each of SunTrust and Crestar shall obtain a written agreement in the form of EXHIBIT C and EXHIBIT D, respectively, from each person who is identified as an Affiliate of such party pursuant to clause (a) above. Each of SunTrust and Crestar shall deliver such written agreements to the other party no later than 30 days prior to the Effective Time.

     5.14 STOCK EXCHANGE LISTINGS. SunTrust shall use all commercially reasonable efforts to list on the New York Stock Exchange, upon official notice of issuance, the SunTrust Common Stock to be issued pursuant to the Merger.

     5.15 SHAREHOLDER LITIGATION. Each of Crestar and SunTrust shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against Crestar or SunTrust, as applicable, and its directors relating to the transactions contemplated by this Agreement.

     5.16 POOLING-OF-INTERESTS AND TAX-FREE REORGANIZATION TREATMENT. Neither SunTrust nor Crestar shall knowingly take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368 of the Code.

     5.17 LETTERS OF ACCOUNTANTS.

     (a) SunTrust shall use all commercially reasonable efforts to cause to be delivered to Crestar two letters from SunTrust's independent accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to Crestar, in form and substance reasonably satisfactory to Crestar and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (b) SunTrust shall use all commercially reasonable efforts to cause to be delivered to Crestar and Crestar's independent accountants two letters from SunTrust's independent accountants addressed to Crestar and SunTrust, one dated as of the date the Registration Statement is effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable Commission rules and regulations is appropriate if the Merger is closed and consummated in accordance with this Agreement.

     (c) Crestar shall use all commercially reasonable efforts to cause to be delivered to SunTrust two letters from Crestar's independent accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to SunTrust, in form and substance reasonably satisfactory to SunTrust and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (d) Crestar shall use all commercially reasonable efforts to cause to be delivered to SunTrust and SunTrust's independent accountants two letters from Crestar's independent accountants addressed to SunTrust and Crestar, one dated as of the date the Registration Statement is effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable Commission rules and regulations is appropriate if the Merger is closed and consummated in accordance with this Agreement.

     5.18 EXPENSES. Except as otherwise provided in Section 8.2, each party shall bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and commission filing and registration fees shall be shared equally between Crestar and SunTrust.

     5.19 ADVERSE ACTION. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, neither party will, without the written consent of the other party (which consent will not be unreasonably withheld or delayed) knowingly take any action that would, or would be reasonably likely to result in (a) any of its representations and warranties set forth in the Agreement being or becoming untrue in any material respect, (b) any of the conditions to the Merger set forth in Article VII not being satisfied or
(c) a material violation of any provision of the Agreement except, in each case, as may be required by applicable law.

     5.20 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, neither Crestar nor SunTrust shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party (other than the Confidentiality Agreement). During such period, Crestar or SunTrust, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     5.21 ISSUANCE OF TREASURY SHARES. SunTrust shall use all commercially reasonable efforts to reissue the requisite number of shares of SunTrust Common Stock held as treasury stock as of the date of this Agreement so that the Merger will not fail to qualify for pooling of interests accounting treatment by virtue of the number of shares of SunTrust Common Stock held in the SunTrust treasury.

     5.22 REDEMPTION OF SECURITIES. Prior to the Effective Time, to the extent not prohibited by the terms of such securities, Crestar shall redeem or tender for, or cause to be redeemed or tendered for, such outstanding securities of Crestar (other than Crestar Common Stock) or any Crestar Subsidiary as SunTrust may reasonably request.


                                   ARTICLE VI
                                CLOSING MATTERS

     6.1 THE CLOSING. Subject to satisfaction or waiver of all conditions precedent set forth in Article VII of this Agreement, the closing of the Merger ("Closing") shall take place at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, or at such other location mutually agreeable to the parties and on a date ("Closing Date") which is on the third business day after the later of:

     (a) the first date on which the Merger may be consummated in accordance with the approvals of any Governmental Entities,

     (b) the date the required approvals of Crestar's shareholders and SunTrust's shareholders have been obtained, or

     (c) such other date to which the parties agree in writing.

     If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing, the Closing shall be consummated by the making of all necessary filings required by all Governmental Entities.

     6.2 DOCUMENTS AND CERTIFICATES. SunTrust and Crestar shall, on or prior to Closing, execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement to occur as soon as practicable.


                                  ARTICLE VII
                                   CONDITIONS

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) The Merger shall have been approved and adopted by the requisite vote of the holders of Crestar Common Stock and the issuance of SunTrust Common Stock shall have been approved by the requisite vote of the holders of SunTrust Common Stock.

     (b) The SunTrust Common Stock issuable in the Merger shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

     (c) All authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any Governmental Entity (collectively, "Consents") which are necessary for the consummation of the Merger (other than immaterial Consents, the failure to obtain which would not be materially adverse to the combined businesses of SunTrust, Crestar, SunTrust's subsidiaries and the Crestar Subsidiaries taken as a whole) shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time; PROVIDED, HOWEVER, that none of the preceding Consents shall be deemed obtained if it shall have imposed any condition or requirement which would so materially and adversely impact the economic or business benefits to SunTrust or Crestar of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

     (e) SunTrust and Crestar shall have received a letter, dated the date of the Closing, from Arthur Andersen LLP or its successor, SunTrust's independent accountants, and KPMG Peat Marwick LLP or its successor, Crestar's independent accountants, each to the effect that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with this Agreement.

     (f) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

     7.2 CONDITIONS TO OBLIGATION OF CRESTAR TO EFFECT THE MERGER. The obligation of Crestar to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

     (a) SunTrust and Sub shall have performed in all material respects all covenants contained in this Agreement required to be performed by each of them at or prior to the Effective Time.

     (b) The representations and warranties of SunTrust contained in Article III shall be true and correct when made and shall be true and correct as of the Effective Time as if made at and as of such time, except as expressly contemplated or permitted by this Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

     (c) SunTrust shall have furnished Crestar a certificate dated the date of the Closing, signed by the Chief Executive Officer and Chief Financial Officer of SunTrust that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

     (d) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Crestar, shall have delivered to Crestar their opinion, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to the shareholders of Crestar and the shareholders of SunTrust, and reaffirmed as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at such time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Crestar, SunTrust, and others, reasonably satisfactory in form and substance to such counsel.

     7.3 CONDITIONS TO OBLIGATION OF SUNTRUST TO EFFECT THE MERGER. The obligation of SunTrust to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

     (a) Crestar shall have performed in all material respects its covenants contained in this Agreement required to be performed at or prior to the Effective Time.

     (b) The representations and warranties of Crestar contained in Article IV shall be true and correct when made and shall be true and correct as of the Effective Time as if made on and as of such time, except as expressly contemplated or permitted by this Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

     (c) Crestar shall have furnished SunTrust a certificate dated the date of the Closing signed by the Chief Executive Officer and Chief Financial Officer of Crestar that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

     (d) King & Spalding, counsel to SunTrust, shall have delivered to SunTrust their opinion, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to the shareholders of Crestar and the shareholders of SunTrust, and reaffirmed as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at such time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Crestar, SunTrust, and others, reasonably satisfactory in form and substance to such counsel.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of both Crestar and SunTrust:

     (a) by mutual consent of the Board of Directors of SunTrust and the Board of Directors of Crestar set forth in a written instrument;

     (b) by either SunTrust or Crestar if (i) the Merger shall not have been consummated on or before March 31, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party that is in material breach of its obligations under this Agreement or whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) by either SunTrust or Crestar if this Agreement is not approved at the Crestar Meeting or the issuance of SunTrust Common Stock is not approved at the SunTrust Meeting (provided the terminating party is not otherwise in material breach of its obligations under this Agreement);

     (d) by SunTrust if the Board of Directors of Crestar (A) withdraws, or modifies in a manner adverse to SunTrust, the approval or recommendation by such Board of Directors of this Agreement or the Merger or (B) approves, recommends or causes Crestar to enter into any agreement with respect to any Acquisition Transaction;

     (e) by Crestar if any of the conditions specified in Sections 7.1 and 7.2 have not been met or waived by Crestar at such time as such condition can no longer be satisfied;

     (f) by SunTrust if any of the conditions specified in Sections 7.1 and 7.3 have not been met or waived by SunTrust at such time as such condition can no longer be satisfied;

     (g) by Crestar in the event of a breach by SunTrust of any representation or warranty, or any covenant or other agreement (in any material respect) contained in this Agreement which breach is not cured within 30 days after written notice thereof to SunTrust by Crestar; PROVIDED, HOWEVER, that Crestar shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) with respect to a breach of a representation or warranty unless the breach of representation or warranty, together with all other such breaches, would entitle Crestar not to consummate the transactions contemplated hereby under Section 7.2; or

     (h) by SunTrust in the event of a breach by Crestar of any representation or warranty, or any covenant or other agreement (in any material respect) contained in this Agreement which breach is not cured within 30 days after written notice thereof to Crestar by SunTrust; PROVIDED, HOWEVER, that SunTrust shall not have the right to terminate this Agreement pursuant to this Section 8.1(h) with respect to a breach of a representation or warranty unless the breach of representation or warranty, together with all other such breaches, would entitle SunTrust not to consummate the transactions contemplated hereby under Section 7.3.

     8.2 EXPENSE REIMBURSEMENT.

     (a) In order to induce SunTrust to enter into this Agreement and to reimburse and compensate SunTrust for its time, expenses and lost opportunity costs of pursuing the Merger and seeking to consummate the transactions contemplated by this Agreement, Crestar will make a cash payment to SunTrust of an amount equal to all out-of-pocket expenses and fees incurred by SunTrust, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by this Agreement if:

      (i) SunTrust terminates this Agreement pursuant to Section 8.1(d) or
Section 8.1(h);

      (ii) Crestar terminates this Agreement pursuant to Section 8.1(c) because this Agreement was not approved at the Crestar Meeting; or

      (iii) SunTrust terminates this Agreement pursuant to Section 8.1(c) because this Agreement was not approved at the Crestar Meeting.

     (b) In order to induce Crestar to enter into this Agreement and to reimburse and compensate Crestar for its time, expenses and lost opportunity costs of pursuing the Merger and seeking to consummate the transactions contemplated by this Agreement, SunTrust will make a cash payment to Crestar of an amount equal to all out-of-pocket expenses and fees incurred by Crestar, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by this Agreement if:

      (i) Crestar terminates this Agreement pursuant to Section 8.1(g);

      (ii) SunTrust terminates this Agreement pursuant to Section 8.1(c) because the issuance of SunTrust Common Stock was not approved at the SunTrust Meeting; or

      (iii) Crestar terminates this Agreement pursuant to Section 8.1(c) because the issuance of SunTrust Common Stock was not approved at the SunTrust Meeting.

     (c) Any payment required by this Section 8.2 must be paid by Crestar or SunTrust, as applicable, to the other party (by wire transfer of immediately available funds to an account designated by such party) within one (1) business day after demand by such party; provided, however, that if such payment is required pursuant to Section 8.2(a)(ii) or Section 8.2(b)(ii), such payment must be made by Crestar or SunTrust, as applicable, concurrently with, and as a condition to, such termination of this Agreement.

     (d) The parties agree that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement. The parties acknowledge and agree that damages upon termination of the Agreement in the circumstances referred to in Section 8.2(a) and Section 8.2(b) are not reasonably ascertainable and the payment pursuant to this Section 8.2 constitutes liquidated damages and not a penalty. The payment pursuant to
Section 8.2 is intended to provide reimbursement for out-of-pocket expenses and not damages, for termination of this Agreement under the circumstances referred to therein, and such payments shall not relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements contained in this Agreement and the nonbreaching party may pursue any remedies available to it at law or in equity, including recovery of such damages to which it may be entitled. Notwithstanding anything to the contrary contained in this Section 8.2, in addition to any amounts paid or payable pursuant to
Section 8.2(a) or Section 8.2(b), Crestar or SunTrust, as applicable, shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken by the other party to collect payment hereunder, together with interest on the unpaid amount at the publicly announced prime rate of SunTrust from the date such amount was required to be paid.

     8.3 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties, covenants and agreements in this Agreement will terminate at the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, as the case may be; provided, however, that if the Merger is consummated, Sections 1.6, 2.1 through 2.4, 5.6, 5.9 and this Section
8.3 will survive the Effective Time to the extent contemplated by such Sections; provided, further, that Section 5.18, the last sentence of Section 5.6 and all of Section 8.2 will in all events survive any termination of this Agreement.

     8.4 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time, provided that no amendment will be made after any shareholder approval of the Merger which reduces or changes the form of the Merger Consideration without further shareholder approval. No such waiver, amendment or supplement will be effective unless in a writing which makes express reference to this Section 8.4 and is signed by the party or parties sought to be bound thereby.

     8.5 ENTIRE AGREEMENT. This Agreement together with the Crestar Option Agreement, the SunTrust Option Agreement and the Confidentiality Agreement, contain the entire agreement among SunTrust and Crestar with respect to the Merger and the other transactions contemplated hereby and thereby, and supersedes all prior agreements among the parties with respect to such matters.


     8.6 APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

   8.7 CERTAIN DEFINITIONS; HEADLINES. (a) For purposes of this Agreement, the term:

      (i) "affiliate", "associate" and "significant subsidiary" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

      (ii) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

      (iii) "group" shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act, as in effect on the date hereof.

      (iv) "Market Price" means the average of the per share closing prices on the New York Stock Exchange of SunTrust Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

      (v) "Material Adverse Effect" means an event, change or occurrence which has a material negative impact on the financial condition, businesses or results of operations of Crestar and its subsidiaries, taken as a whole, or SunTrust and its subsidiaries, taken as a whole, as the case may be, or the ability of Crestar or SunTrust, as the case may be, to consummate the transactions contemplated hereby.

      (vi) "person" means an individual, corporation, partnership, association, trust or unincorporated organization; and

      (vii) "subsidiary" of Crestar, SunTrust or any other person means, except where the context otherwise requires, any corporation, partnership, trust or similar association of which Crestar, SunTrust or any other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation.

     (b) The descriptive headings contained in this Agreement are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

     (c) Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement will include the plural and any plural term will include the singular and (ii) the term section or schedule will mean a section or schedule of or to this (16) Agreement.

     8.8 NOTICES. All notices, consents, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given or delivered if delivered personally, telexed with receipt acknowledged, mailed by registered or certified mail return receipt requested, sent by facsimile with confirmation of receipt, or delivered by a recognized commercial courier addressed as follows:

If to SunTrust to:

       SunTrust Banks, Inc.
       303 Peachtree Street, N.E
       Atlanta, Georgia 30308
        Attention: John W. Spiegel
                Executive Vice President and
                Chief Financial Officer
                Telephone: (404) 588-7495
                Telecopy: (404) 581-1664

With a copy to:

       SunTrust Banks, Inc.
       303 Peachtree Street, N.E
       Atlanta, Georgia 30308
        Attention: Raymond D. Fortin
                General Counsel
                Telephone: (404) 588-7165
                Telecopy: (404) 581-1664

And an additional copy:

       King & Spalding
       191 Peachtree Street
       Atlanta, Georgia 30303
        Attention: C. William Baxley
                Telephone: (404) 572-4600
                Telecopy: (404) 572-5100

If to Crestar to:

       Crestar Financial Corporation
       919 East Main Street
       Richmond, Virginia 23261-6665
        Attention: Linda G. Rigsby
                Senior Vice President and
                Corporate Secretary
                Telephone: (804) 782-7738
                Telecopy: (804) 782-7244

With a copy to:

       Hunton & Williams
       Riverfront Plaza, East Towers
       951 East Byrd Street
       Richmond, Virginia 23219-4074
        Attention: Lathan M. Ewers, Jr.
                Telephone: (804) 788-8200
                Facsimile: (804) 788-8218

and an additional copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       919 Third Avenue
       New York, New York 10022
        Attention: William S. Rubenstein
                Telephone: (212) 735-3000
                Facsimile: (212) 735-2000

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.8.

     8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

     8.10 PARTIES IN INTEREST; ASSIGNMENT. Except for Section 2.2 (which is intended to be for the benefit of the holders of Outstanding Options under the Crestar Option Plans to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons) and Section 5.9 hereof (which is intended to be for the benefit of directors and officers to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons), this Agreement is not intended to nor will it confer upon any other person (other than the parties hereto) any rights or remedies. Without the prior written consent of the other parties to this Agreement, neither SunTrust, Crestar nor Sub shall assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other parties hereto shall be null and void.

     8.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                        SUNTRUST BANKS, INC.

                                        By: /s/ L. Phillip Humann
                                            ------------------------------------
                                            L. Phillip Humann
                                            Chairman of the Board and
                                            Chief Executive Officer

                                        CRESTAR FINANCIAL CORPORATION

                                        By: /s/ Richard G. Tilghman
                                            ------------------------------------
                                            Richard G. Tilghman
                                            Chairman of the Board and
                                            Chief Executive Officer

                                        SMR CORPORATION (VA.)

                                        By: /s/ L. Phillip Humann
                                            ------------------------------------
                                            L. Phillip Humann


                                            President

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

                                                                        ANNEX B
                                LEHMAN BROTHERS




                                                                  July 20, 1998

Board of Directors
SunTrust Banks, Inc.
303 Peachtree Street, N.E.
Atlanta, Georgia 30308


                             MEMBERS OF THE BOARD:

     We understand that SunTrust Banks, Inc. ("SunTrust" or the "Company") and Crestar Financial Corporation ("Crestar") are proposing to enter into a definitive merger agreement pursuant to which a subsidiary of SunTrust will be merged with and into Crestar and each share of common stock of Crestar will be exchanged for 0.96 shares (the "Exchange Ratio") of common stock of SunTrust (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated as of July 20, 1998 (the "Agreement").

     We have been requested by the Board of Directors of SunTrust to render our opinion with respect to the fairness, from a financial point of view, to SunTrust of the Exchange Ratio to be paid to the stockholders of Crestar in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) such publicly available information concerning SunTrust and Crestar that we believe to be relevant to our analysis, including, without limitation, public information released by SunTrust and Crestar with respect to income for the three month period and six month period ended, and financial condition as of, June 30, 1998, SunTrust's and Crestar's quarterly reports on Form 10-Q for the period ended March 31, 1998 and SunTrust's and Crestar's reports on Form 10-K for the year ended December 31, 1997, (3) financial and operating information with respect to the businesses, operations and prospects of SunTrust and Crestar furnished to us by SunTrust and Crestar, respectively, (4) trading histories of the common stocks of SunTrust and Crestar from July 15, 1993 to the present and a comparison of those trading histories with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial conditions of SunTrust and Crestar with those of other companies that we deemed relevant,
(6) published estimates of third party research analysts regarding the future financial performance of SunTrust and Crestar, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant, (8) the relative contributions of SunTrust and Crestar on a pro forma basis to the historical and projected financial condition and operations of the combined company upon consummation of the Proposed Transaction, and (9) the potential pro forma impact of the Proposed Transaction on SunTrust.

     In addition, we have had discussions with the managements of SunTrust and Crestar concerning their respective businesses, operations, assets, liabilities, financial conditions, and prospects and the potential cost savings, operating synergies, incremental earnings (including as a result of the use of excess capital) and other strategic benefits expected by management of SunTrust to result from a combination of the businesses of SunTrust and Crestar and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of SunTrust and Crestar that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the future financial performance of SunTrust and Crestar, the Company has directed us to rely upon the publicly available estimates of research analysts in performing our analysis and, based upon advice of SunTrust and Crestar, we have assumed that such estimates are a reasonable basis upon which to evaluate and analyze the future financial performance of SunTrust and Crestar and that SunTrust and Crestar will perform substantially in accordance with such estimates. With respect to the cost savings, operating synergies, incremental earnings (including as a result of the use of excess capital) and other strategic benefits projected by the management of SunTrust to result from a combination of the businesses of SunTrust and Crestar, upon advice of SunTrust we have assumed that such cost savings, operating synergies, revenue enhancements and other strategic benefits will be achieved substantially in accordance with such projections.

     Upon advice of SunTrust and its legal and accounting advisors, we have assumed that the merger will qualify for pooling of interests accounting treatment. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of SunTrust or Crestar and have not made or obtained any evaluations or appraisals of the assets of SunTrust or Crestar. In addition, we are not experts in the evaluation of loan portfolios or allowance for loan and real estate owned losses and, upon advice of the Company, we have assumed that the allowances for loan and real estate owned losses provided to us by SunTrust and Crestar and used by us in our opinion are in the aggregate adequate to cover all such losses. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.


     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be paid by the Company to the stockholders of Crestar in the Proposed Transaction is fair to SunTrust.

     We have acted as financial advisor to SunTrust in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, SunTrust has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for SunTrust and Crestar in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of SunTrust and Crestar for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of SunTrust and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of SunTrust as to how such stockholder should vote with respect to the Proposed Transaction.


                         Very truly yours,

                         /s/ Lehman Brothers
                         -------------------
                         LEHMAN BROTHERS
                         ---------------

                                                                        ANNEX C


                           MORGAN STANLEY DEAN WITTER
                               November   , 1998

Board of Directors
Crestar Financial Corporation
919 East Main Street
Richmond, VA 23219


Members of the Board:


     We understand that Crestar Financial Corporation ("Crestar"), SunTrust Banks, Inc. ("SunTrust") and SMR Corporation (Va.), a wholly owned subsidiary of SunTrust ("Merger Sub"), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of July 20, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Crestar. Pursuant to the Merger, each issued and outstanding share of common stock, par value $5.00 per share, of Crestar (the "Crestar Common Stock"), other than shares held by SunTrust or any affiliate of SunTrust, will be converted into the right to receive 0.96 shares (the "Exchange Ratio") of common stock, par value $1.00 per share, of SunTrust (the "SunTrust Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.


     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Crestar Common Stock (other than SunTrust and its affiliates).

     For purposes of the opinion set forth herein, we have:

      (i) reviewed certain publicly available financial statements and other information of Crestar and SunTrust, respectively;

      (ii) reviewed certain internal financial statements and other financial and operating data concerning Crestar and SunTrust prepared by the managements of Crestar and SunTrust, respectively;

      (iii) analyzed certain financial projections prepared by the managements of Crestar and SunTrust, respectively;

      (iv) discussed the past and current operations and financial condition and the prospects of Crestar and SunTrust with senior executives of Crestar and SunTrust, respectively;

      (v) reviewed the reported prices and trading activity for the Crestar Common Stock and the SunTrust Common Stock;

      (vi) compared the financial performance of Crestar and SunTrust and the prices and trading activity of the Crestar Common Stock and the SunTrust Common Stock with that of certain other comparable publicly-traded companies and their securities;

      (vii) discussed the results of regulatory examinations of Crestar and SunTrust with senior management of the respective companies;

      (viii) discussed with senior managements of Crestar and SunTrust the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company;

      (ix) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

      (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

      (xi) participated in discussions and negotiations among representatives of Crestar and SunTrust and their financial and legal advisors;

      (xii) reviewed the Merger Agreement and certain related documents; and

      (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the synergies and other benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Crestar and SunTrust. We have not made any independent valuation or appraisal of the assets or liabilities of Crestar or SunTrust, nor have we been furnished with any such appraisals and we have not examined any individual loan files of Crestar or SunTrust. In addition, we have assumed the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition or merger involving Crestar or any of its assets.

     We have acted as financial advisor to the Board of Directors of Crestar in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Crestar and SunTrust and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Crestar, except that this opinion may be included in its entirety in any filing made by Crestar with the Securities and Exchange Commission with respect to the Merger. In addition, we express no opinion and make no recommendations as to how the holders of Crestar Common Stock should vote at the shareholders' meeting held in connection with the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Crestar Common Stock (other than SunTrust and its affiliates).

                         Very truly yours,



                         MORGAN STANLEY & CO. INCORPORATED



                         By:
                             -------------------------
                          William M. Weiant

                          Managing Director

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

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

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Part 5 of Article 8 of the Georgia Business Corporation Code states:


14-2-850. Part Definitions.

     As used in this part, the term:

      (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

      (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection
   (a) of Code Section 14-2-856 is not:

         (A) A party to the proceeding; or

         (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

      (4) "Expenses" includes counsel fees.

      (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

      (6) "Official capacity" means:

         (A) When used with respect to a director, the office of director in a corporation; and

         (B) When used with respect to an officer, as contemplated in Code
      Section 14-2-857, the office in a corporation held by the officer.

         Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

      (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.


14-2-851. Authority to Indemnify.

     (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

      (1) Such individual conducted himself or herself in good faith; and

      (2) Such individual reasonably believed:

         (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

         (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

         (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(1)(B) of this Code section.

     (c) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

     (d) A corporation may not indemnify a director under this Code section:

      (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

      (2) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.


14-2-852. Mandatory Indemnification.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.



14-2-853. Advance for Expenses.


     (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

      (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

      (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

         (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

         (c) Authorization under this Code section shall be made:

      (1) By the board of directors:

         (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

         (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

      (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854. Court-Ordered Indemnification and Advances for Expenses.

     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

      (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

      (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code
   Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.


14-2-855. Determination and Authorization of Indemnification.

     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

     (b) The determination shall be made:

      (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

      (2) By a special legal counsel:

         (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

         (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

      (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.


14-2-856. Shareholders Approved Indemnification.

     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

         (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

         (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

         (3) For the types of liability set forth in Code Section 14-2-832; or

         (4) For any transaction from which he or she received an improper personal benefit.

         (c) Where approved or authorized in the manner described in subsection
      (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

         (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

         (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.


14-2-857. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

     (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

     (1) To the same extent as a director; and

     (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

      (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

      (B) Acts or omission which involve intentional misconduct, or a knowing violation of law;

      (C) The types of liability set forth in Code Section 14-2-832; or

      (D) Receipt of an improper personal benefit.

     (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

     (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

     (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.


14-2-858. INSURANCE.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.


14-2-859. APPLICATION OF PART.

     (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

     (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.


     (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

     (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

     (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.


Articles of Incorporation Authority:

     Article 14 of the Corporation's Articles of Incorporation provides:

     In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


Bylaw Authority:

     Article VII of the Corporation's Bylaws provides:


Section 1. DEFINITIONS. As used in this Article, the term:

     (A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (C) "Disinterested director" means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

     (D) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

     (E) "Expenses" includes counsel fees.

     (F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (G) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

     (H) "Official capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

     (I) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (J) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.


Section 2. BASIC INDEMNIFICATION ARRANGEMENT.

     (A) Except as provided in subsections 2(D) and 2(E) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

     (C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

     (D) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.


Section 3. ADVANCES FOR EXPENSES.

     (A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation's Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

     (B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.


     (C) Authorizations under this Section shall be made: (i) By the Board of
Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.


Section 4. AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO
INDEMNIFICATION.

     (A) The Corporation shall not indemnify a director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

     (B) The determination referred to in subsection 4(A) above shall be made:

      (i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

      (ii) by special legal counsel:

         (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or

         (2) if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

      (iii) by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

     (D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under
Section 5 below.

     (E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).


Section 5. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.

     A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

      (i) The director is entitled to indemnification under this part; or

      (ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or
   (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

      If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.


Section 6. INDEMNIFICATION OF OFFICERS AND EMPLOYEES.

     (A) Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.

     (B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and (ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections
(A)(i) through (A)(iv) of Section 7.

     The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.


Section 7. SHAREHOLDER APPROVED INDEMNIFICATION.

     (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

      (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

      (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

      (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

      (iv) for any transaction from which he received an improper personal benefit.

     (B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

      (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and

      (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.


Section 8. LIABILITY INSURANCE.

     The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.


Section 9. WITNESS FEES.

     Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

Section 10. REPORT TO SHAREHOLDERS.

     If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.


Section 11. SEVERABILITY.

     In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.


Section 12. INDEMNIFICATION NOT EXCLUSIVE.

     The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.

             ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.




  EXHIBIT
  NUMBER                   DESCRIPTION
  ------                   -----------
  2.1        Amended and Restated Agreement and Plan of Merger, dated as of July
             20, 1998, by and among SunTrust Banks, Inc. (the "Registrant"),
             Crestar Financial Corporation and SMR Corporation (Va.) (reference is made to Annex A of the Joint Proxy Statement/Prospectus included as a part of this Registration Statement).
  4.1        Indenture Agreement between SunTrust Banks, Inc. (the "Registrant")
             and Morgan Guaranty Trust Company of New York, as Trustee
             (incorporated by reference to Exhibit 4(a) to the Registrant's
             Registration Statement on Form S-3 (SEC File No. 33-00084)).
  4.2        Indenture Agreement between the Registrant and Manufacturers
             Hanover Trust Company, as Trustee (incorporated by reference to
             Exhibit 4(a) to the Registrant's Registration Statement on Form S-3
             (SEC File No. 33-12186)).
  4.3        Indenture between the Registrant and PNC, N.A., as Trustee
             (incorporated by reference to Exhibit 4(a) to the Registrant's
             Registration Statement on Form S-3 (SEC File No. 33-62162)).
  4.4        Indenture between the Registrant and The First National Bank of
             Chicago, as Trustee (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (SEC File No.
             33-62162)).
  5.1        Opinion of Raymond D. Fortin, counsel of the Registrant, as to the legality of the securities being registered.
  8.1        Opinion of King & Spalding regarding certain tax aspects of the
             Merger.
 10.1        Employment Agreement, dated as of July 20, 1998, between the
             Registrant and Richard G. Tilghman.*
 10.2        Employment Agreement, dated as of July 20, 1998, between the
             Registrant and James M. Wells III.*
 23.1        Consent of Lehman Brothers Inc.*
 23.2        Consent of Morgan Stanley & Co. Incorporated.*
 23.3        Consent of Arthur Andersen LLP.
 23.4        Consent of KPMG Peat Marwick LLP.
 23.5        Consent of Deloitte & Touche LLP.
 23.6        Consent of King & Spalding (included in Exhibit 8.1).
 23.7        Consent of Raymond D. Fortin, counsel of the Registrant (included in Exhibit 5.1).
 23.8        Consent of Richard G. Tilghman.*
 24.1        Power of Attorney*
 99.1        Stock Option Agreement, dated as of July 20, 1998, between the
             Registrant (Grantee) and Crestar Financial Corporation (Issuer)
             (incorporated by reference to Exhibit 2.2 of the Registrant's
             Current Report on Form 8-K dated July 20, 1998).
 99.2        Stock Option Agreement, dated as of July 20, 1998, between the
             Registrant (Issuer) and Crestar Financial Corporation (Grantee)
             (incorporated by reference to Exhibit 2.3 of the Registrant's
             Current Report on Form 8-K dated July 20, 1998).
 99.3        Form of Proxy to be used by the Registrant.*
 99.4        Form of Proxy to be used by Crestar Financial Corporation.*
 99.5        Form of Instructions to SunTrust Banks 401(k) Plan Trustee
 99.6        Form of Proxy to be used by Crestar Plan Participants.
    b.       Financial Statement Schedules
             None.


---------
* Previously filed.

ITEM 22. UNDERTAKINGS.

     (a) (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (as amended and the rules and regulations thereunder, the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (as amended and the rules and regulations thereunder, the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Atlanta, State of Georgia, on November 13, 1998.



                                        SUNTRUST BANKS, INC.

                                        By:      /s/ L. Phillip Humann
                                      ----------------------------------------
                                                L. PHILLIP HUMANN

                          CHAIRMAN AND CHIEF EXECUTIVE
   OFFICER


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated on this 13th day of November, 1998.



                            SIGNATURE                                              CAPACITY
                            ---------                                              --------
    /s/ L. Phillip Humann                                         Chairman and Chief Executive Officer
       ----------------------------------                         (Principal Executive Officer)
        L. PHILLIP HUMANN


    /s/ John W. Spiegel                                           Executive Vice President and Chief
       ----------------------------------                         Financial Officer (Principal Financial
        JOHN W. SPIEGEL                                           Officer)


    /s/ William P. O'Halloran                                     Senior Vice President and Controller
       ----------------------------------                         (Principal Accounting Officer)
        WILLIAM P. O'HALLORAN

                       *                                          Director
       ----------------------------------
                J. HYATT BROWN

                       *                                          Director
       ----------------------------------
               ALSTON D. CORRELL

                       *                                          Director
       ----------------------------------
                 A.W. DAHLBERG

                       *                                          Director
       ----------------------------------
                DAVID H. HUGHES

                       *                                          Director
       ----------------------------------
              M. DOUGLAS IVESTER

                       *                                          Director
       ----------------------------------
          SUMMERFIELD K. JOHNSTON, JR.

                       *                                          Director
       ----------------------------------
              JOSEPH L. LANIER, JR.

                       *                                          Director
       ----------------------------------
                LARRY L. PRINCE

                        SIGNATURE                          CAPACITY
--------------------------------------------------------  ---------
                       *                                          Director
       ----------------------------------
             SCOTT L. PROBASCO, JR.

                       *                                          Director
       ----------------------------------
              R. RANDALL ROLLINS

                       *                                          Director
       ----------------------------------
               JAMES B. WILLIAMS

          *By: /s/  Raymond D. Fortin
       ----------------------------------
               ATTORNEY-IN-FACT


                             SUNTRUST BANKS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                             ON DECEMBER 23, 1998
     The undersigned hereby appoints L. Phillip Humann, John W. Spiegel and Raymond D. Fortin, and each of them, Proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock, par value $1.00 per share ("Common Stock"), of SunTrust Banks, Inc. ("SunTrust") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on Wednesday, December 23, 1998, at 3:00 p.m. (local time) at Room 10, SunTrust Bank, Atlanta Tower, 25 Park Place, N.E., Atlanta, Georgia, or at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Special Meeting of Shareholders or any adjournment thereof. Said Proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows:


     1. To approve and adopt (i) the Amended and Restated Agreement and Plan of Merger, dated as of July 20, 1998, by and among SunTrust, Crestar Financial Corporation ("Crestar") and SMR Corporation (Va.), a wholly owned subsidiary of SunTrust ("Sub"), pursuant to which Sub will merge with and into Crestar and SunTrust will issue 0.96 shares of Common Stock in exchange for each share of common stock of Crestar (the "Stock Issuance"), and (ii) the Stock Issuance.


  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

     2. To vote at the discretion of the Proxies upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.


  [ ] FOR   [ ]  AGAINST   [ ]  ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE ABOVE-STATED PROPOSALS.

                                        Please sign below exactly as your name
                                        appears on the label. When signing as
                                        attorney, corporate officer or
                                        fiduciary, please give full title as
                                        such. For more than one owner as shown
                                        above, each should sign.

                                   Dated----------------------------------------




                                   Signature(s)---------------------------------









PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                 EXHIBIT INDEX




 EXHIBIT NO.
-------------
  5.1           Opinion of Raymond D. Fortin, counsel of the Registrant, as to the legality of the securities being registered.
  8.1           Opinion of King & Spalding regarding certain tax aspects of the merger.
 23.3           Consent of Arthur Andersen LLP.
 23.4           Consent of KPMG Peat Marwick LLP.
 23.5           Consent of Deloitte & Touche LLP.
 99.5           Form of Instructions to SunTrust Banks 401(K) Plan Trustee.
 99.6           Form of Proxy to be used by Crestar Plan Participants.